                                                                    EXHIBIT 99.3

================================================================================

                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                              OVERHILL FARMS, INC.,

                                   as Issuer,

                  THE ENTITIES FROM TIME TO TIME PARTIES HERETO
                                 AS GUARANTORS,

                                       and

                   LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.,

                                  as Purchaser

                                   ----------

                          $28,000,000 Principal Amount
                              Amended and Restated
                    Secured Senior Subordinated Note Due 2004

                         Shares of Common Stock Issuable
                     Upon Exercise of November 1999 Warrant

                 Shares of Series A Convertible Preferred Stock

                         Shares of Common Stock Issuable
                    Upon Exercise of Fifth Amendment Warrant

                                   ----------

================================================================================

                          Dated as of October 29, 2002

                                    EXHIBITS

Exhibit A-1      --       Form of Amended and Restated Articles of Incorporation
Exhibit A-2      --       Form of Amended and Restated Bylaws
Exhibit B        --       Form of Note
Exhibit C        --       Form of November 1999 Warrant
Exhibit D        --       Form of Registration Rights Agreement
Exhibit E        --       Form of Investor Rights Agreement
Exhibit F        --       Form of Suretyship Agreement
Exhibit G        --       Form of Security Agreement
Exhibit H        --       Form of Company Pledge Agreement
Exhibit I        --       Form of PTC Security Agreement
Exhibit J        --       Form of Parent Termination Agreement
Exhibit K        --       Form of Officers' Certificate (Sections 5.15 and 5.16)
Exhibit L-1      --       Form of Solvency Certificate of the Company
Exhibit L-2      --       Form of Solvency Certificate of TreeCon

                              DISCLOSURE SCHEDULES

Schedule 1.1A           --     Landlord Waivers
Schedule 1.1B           --     Warehouse Bailment Agreements
Schedule 3.4            --     Subsidiaries
Schedule 3.6            --     Consents
Schedule 3.7(a)         --     Capitalization
Schedule 3.7(d)         --     Effective Date Capitalization
Schedule 3.10           --     SEC Documents
Schedule 3.12(a)(i)     --     Existing Indebtedness
Schedule 3.12(a)(ii)    --     Existing Liens
Schedule 3.12(a)(iii)   --     Investments
Schedule 3.12(a)(iv)    --     UCC Financing Statements
Schedule 3.12(a)(v)     --     Payables Aging Schedule
Schedule 3.13           --     Absence of Certain Changes
Schedule 3.14           --     Material Contracts
Schedule 3.17           --     Labor Matters
Schedule 3.18           --     Employee Benefit Plans
Schedule 3.19           --     Taxes
Schedule 3.20           --     Legal Action
Schedule 3.21           --     Transactions with Affiliates
Schedule 3.23           --     Licenses and Permits
Schedule 3.25           --     Real Property
Schedule 3.26           --     Environmental Matters
Schedule 3.27           --     Intellectual Property
Schedule 3.31           --     Insurance
Schedule 3.32           --     Customers
Schedule 3.33           --     Suppliers
Schedule 3.35           --     Personal Property Leases
Schedule 3.36           --     Employment Agreements

                                       -i-

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                                TABLE OF CONTENTS

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1.   DEFINITIONS; ACCOUNTING TERMS...................................................................   3

     1.1      Definitions............................................................................   3

     1.2      Accounting Terms and Computations......................................................  24

     1.3      Independence of Covenants..............................................................  25

     1.4      Headings; Construction and Interpretation..............................................  25

     1.5      Determinations.........................................................................  25

     1.6      Knowledge of the Company...............................................................  25

2.   AMENDMENT AND RESTATEMENT OF EXISTING SECURITIES; SPIN-OFF-RELATED TRANSACTIONS.................  26

     2.1      Authorization..........................................................................  26

     2.2      Effectiveness of Transactions; Consent to Spin-Off Related Matters; Effective Date.....  26

     2.3      Limited Release of TreeCon.............................................................  26

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES...........................................  26

     3.1      Organization and Qualification.........................................................  26

     3.2      Corporate or Other Power...............................................................  26

     3.3      Authorization; Binding Effect..........................................................  27

     3.4      Subsidiaries...........................................................................  27

     3.5      Conflict with Other Instruments; Existing Defaults; Ranking............................  27

     3.6      Governmental and Other Third Party Consents............................................  28

     3.7      Capitalization.........................................................................  28

     3.8      Validity and Issuance of Warrant Shares................................................  30

     3.9      Validity of Liens of Purchaser.........................................................  30

     3.10     SEC Documents..........................................................................  30

     3.11     Financial Information..................................................................  30

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
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     3.12     Existing Indebtedness; Existing Liens; Investments; Etc................................  31

     3.13     Absence of Certain Changes.............................................................  32

     3.14     Material Contracts.....................................................................  34

     3.15     [Intentionally Omitted]................................................................  36

     3.16     Accounts Receivable....................................................................  36

     3.17     Labor Relations........................................................................  36

     3.18     Employee Benefit Plans; ERISA..........................................................  37

     3.19     Taxes..................................................................................  40

     3.20     Legal Action...........................................................................  41

     3.21     Transactions with Affiliates...........................................................  42

     3.22     Investment Company Act; Margin Stock...................................................  43

     3.23     Compliance with Laws; Licenses and Permits.............................................  43

     3.24     Title to Property; Liens...............................................................  43

     3.25     Real Property..........................................................................  44

     3.26     Environmental Matters..................................................................  44

     3.27     Intellectual Property..................................................................  45

     3.28     Nature of Business.....................................................................  46

     3.29     Powers of Attorney.....................................................................  46

     3.30     Listing of Common Stock................................................................  46

     3.31     Insurance..............................................................................  46

     3.32     Customers..............................................................................  47

     3.33     Suppliers..............................................................................  47

     3.34     Business Relationships.................................................................  47

     3.35     Personal Property Leases...............................................................  47

     3.36     Employment Agreements..................................................................  47

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     3.37     Solvency...............................................................................  48

     3.38     Corporate Separateness.................................................................  48

     3.39     Public Utility Holding Company Act.....................................................  49

     3.40     Deposit and Other Accounts.............................................................  49

     3.41     Books and Records......................................................................  49

     3.42     Burdensome Obligations; Future Expenditures............................................  49

     3.43     Brokers; Certain Expenses..............................................................  50

     3.44     Due Diligence Response.................................................................  50

     3.45     Disclosure.............................................................................  50

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................................................  50

     4.1      Organization...........................................................................  50

     4.2      Authorization..........................................................................  50

     4.3      Due Execution and Delivery; Binding Obligations........................................  51

     4.4      No Violation...........................................................................  51

     4.5      Investment Intent......................................................................  51

     4.6      Accredited Investor Status.............................................................  51

     4.7      Governmental Consents..................................................................  51

5.   CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER..................................................  51

     5.1      Effective Date.........................................................................  52

     5.2      Representations and Warranties; No Default.............................................  52

     5.3      [Intentionally Omitted]................................................................  52

     5.4      Purchase Permitted By Applicable Law...................................................  52

     5.5      No Injunction or Order.................................................................  52

     5.6      Opinions of Counsel....................................................................  52

     5.7      Delivery of Certain Documents..........................................................  52

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

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     5.8      Collateral Documents...................................................................  53

     5.9      Parent Termination and Release.........................................................  54

     5.10     Spin-Off-Related Matters...............................................................  54

     5.11     Senior Credit Documents................................................................  55

     5.12     Delivery of Corporate Documents........................................................  55

     5.13     Employment Agreements..................................................................  55

     5.14     Insurance Matters......................................................................  56

     5.15     Delivery of Effective Date Balance Sheet...............................................  56

     5.16     Delivery of Financial Projections......................................................  56

     5.17     Material Adverse Change................................................................  56

     5.18     Solvency Certificates..................................................................  56

     5.19     Consents...............................................................................  56

     5.20     [Intentionally Omitted]................................................................  56

     5.21     Proceedings Satisfactory...............................................................  56

6.   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY PARTIES............................................  57

     6.1      Representations and Warranties.........................................................  57

     6.2      Purchase Permitted By Applicable Law...................................................  57

     6.3      No Injunction or Order.................................................................  57

7.   INDEMNIFICATION; FEES AND EXPENSES..............................................................  57

     7.1      Transfer Taxes.........................................................................  57

     7.2      Losses.................................................................................  57

     7.3      Indemnification Procedures.............................................................  58

     7.4      Contribution...........................................................................  59

     7.5      Deal-Related Costs and Expenses........................................................  59

     7.6      Costs of Collection....................................................................  59

                                      -iv-

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
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8.   AFFIRMATIVE COVENANTS...........................................................................  60

     8.1      Payment of Note........................................................................  60

     8.2      Performance of Investment Documents....................................................  60

     8.3      Information Reporting Requirements.....................................................  60

     8.4      Company SEC Documents..................................................................  63

     8.5      Compliance with Laws...................................................................  64

     8.6      Legal Existence........................................................................  64

     8.7      Books and Records; Inspections.........................................................  64

     8.8      Maintenance of Properties..............................................................  64

     8.9      Maintenance of Insurance...............................................................  64

     8.10     Taxes..................................................................................  65

     8.11     ERISA Matters..........................................................................  67

     8.12     Communication with Accountants.........................................................  67

     8.13     Compliance with Material Contracts.....................................................  68

     8.14     Fiscal Year End........................................................................  68

     8.15     Environmental Matters..................................................................  68

     8.16     Additional Guarantors..................................................................  69

     8.17     Corporate Separateness.................................................................  70

     8.18     Intercompany Debt Subordination........................................................  70

     8.19     AMEX Listing...........................................................................  71

     8.20     Future Information.....................................................................  71

     8.21     Further Assurances.....................................................................  72

     8.22     Survival of Certain Affirmative Covenants..............................................  72

     8.23     Fifth Amendment Restructuring Fee......................................................  72

     8.24     Landlord Waivers; Warehouse Bailment Agreements........................................  73

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9.   NEGATIVE AND FINANCIAL COVENANTS................................................................  73

     9.1      Limitations on Indebtedness............................................................  73

     9.2      Limitations on Liens...................................................................  74

     9.3      Limitations on Investments.............................................................  74

     9.4      Limitations on Restricted Payments.....................................................  74

     9.5      Change in Business.....................................................................  75

     9.6      Sales of Receivables...................................................................  75

     9.7      [Intentionally Omitted]................................................................  75

     9.8      Transactions With Affiliates...........................................................  75

     9.9      Fundamental Changes....................................................................  75

     9.10     Agreements Affecting Capital Stock and Indebtedness; Amendments to Material
              Contracts..............................................................................  76

     9.11     Conditional Sales......................................................................  77

     9.12     Payment Restrictions Affecting Certain Subsidiaries....................................  77

     9.13     [Intentionally Omitted]................................................................  77

     9.14     Financial Covenants....................................................................  77

     9.15     Survival of Certain Negative Covenants.................................................  79

10.  GUARANTY........................................................................................  79

     10.1     Unconditional Guaranty.................................................................  79

     10.2     Continuing and Irrevocable Guaranty....................................................  79

     10.3     Nature of Guaranty.....................................................................  80

     10.4     Authorization..........................................................................  81

     10.5     Certain Waivers........................................................................  82

     10.6     Subrogation; Certain Agreements........................................................  83

     10.7     Bankruptcy No Discharge................................................................  83

     10.8     Maximum Liability of Guarantors........................................................  84

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     10.9     Financial Benefit......................................................................  84

     10.10    Review of Documents; Understanding with Respect to Waivers.............................  84

     10.11    Corporate Existence; Properties........................................................  84

     10.12    Guarantor Acknowledgment...............................................................  85

11.  DEFAULTS AND REMEDIES...........................................................................  85

     11.1     Events of Default......................................................................  85

     11.2     Acceleration...........................................................................  88

     11.3     Other Remedies.........................................................................  88

     11.4     Appointment of Receiver................................................................  88

     11.5     Waiver of Past Defaults................................................................  89

12.  GENERAL PROVISIONS..............................................................................  89

     12.1     Survival of Representations and Warranties.............................................  89

     12.2     Waiver.................................................................................  89

     12.3     Amendments.............................................................................  89

     12.4     Entire Agreement.......................................................................  89

     12.5     Severability...........................................................................  89

     12.6     Successors and Assigns; Assignments....................................................  90

     12.7     Notices................................................................................  90

     12.8     Counterparts...........................................................................  91

     12.9     Governing Law..........................................................................  91

     12.10    Consent to Jurisdiction and Venue......................................................  91

     12.11    Release; Limitation on Purchaser Liability.............................................  92

     12.12    Publicity..............................................................................  93

     12.13    Due Diligence Investigation............................................................  94

     12.14    Confidentiality........................................................................  94

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     12.15    Amendment and Restatement..............................................................  94

     12.16    WAIVER OF TRIAL BY JURY................................................................  94

                              OVERHILL FARMS, INC.

                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

        THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT is dated as of the 29th day of October 2002 (this "Agreement"), by and among OVERHILL FARMS, INC., a Nevada corporation (the "Company"), THE ENTITIES FROM TIME TO TIME PARTIES HERETO AS GUARANTORS, and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "Purchaser").

                                 R E C I T A L S

        A. The Company, OVERHILL CORPORATION (formerly known as Polyphase Corporation and to be known from and after the effective date of the Spin-Off as TreeCon Resources, Inc.), a Nevada corporation ("TreeCon"), OVERHILL L.C. VENTURES, INC., a California corporation ("Overhill Ventures"), and the Purchaser entered into that certain Securities Purchase Agreement dated as of November 24, 1999, as amended by that certain Consent and First Amendment to Securities Purchase Agreement dated as of August 23, 2000, and as further amended by that certain Second Amendment to Securities Purchase Agreement dated as of January 11, 2002, that certain Consent and Third Amendment dated as of January 31, 2002, that certain Fourth Amendment dated as of June 28, 2002, that certain Fifth Amendment to Securities Purchase Agreement dated as of September 11, 2002, and that certain Sixth Amendment to Securities Purchase Agreement dated as of October 18, 2002 (the "Sixth Amendment") (as so amended and as further amended prior to the Effective Date, the "Original Securities Purchase Agreement"), pursuant to which, among other things, (a) the Company issued and sold to the Purchaser (i) that certain Secured Senior Subordinated Note Due 2004 dated November 24, 1999, in the original principal amount of $28,000,000, as amended by an Amendment to Secured Senior Subordinated Note Due 2004 dated as of May 1, 2001, and as further amended by a Second Amendment to Secured Senior Subordinated Note Due 2004 dated as of September 11, 2002 (as so amended and as further amended prior to the Effective Date, the "Original Note"), and (ii) that certain Warrant (No. LL-1) to Purchase 166.04 Shares of Common Stock dated November 24, 1999 (the "Original Warrant"), and (b) TreeCon and Overhill Ventures guarantied the payment and performance of any and all Obligations to Purchaser, all on the terms and subject to the conditions set forth in the Original Securities Purchase Agreement and the other Original Investment Documents.

        B. Pursuant to that certain Consent and Third Amendment to Securities Purchase Agreement dated as of January 31, 2002, the Company issued to the Purchaser 23.57 Series A Preferred Shares on the terms and subject to the conditions set forth therein, and, pursuant to that certain Fifth Amendment to Securities Purchase Agreement dated as of September 11, 2002 (the "Fifth Amendment"), the Company issued to the Purchaser that certain Warrant No. LL-2 to Purchase 57.57 Shares of Common Stock dated as of September 11, 2002, on the terms and subject to the conditions set forth therein.

        C. TreeCon is currently the beneficial and record owner of 99.0% of the issued and outstanding shares of Common Stock. On or about August 15, 2001, the Board of Directors of TreeCon approved a plan to distribute to its stockholders on a pro rata basis in the form of a stock dividend the shares of Common Stock owned by TreeCon and thereby "spin off" the Company as a separate, independent publicly traded company (the "Spin-Off"). On September 17, 2002, the Board of Directors of TreeCon approved the distribution of such shares to its stockholders of record as of the close of business on the Spin-Off Record Date. Immediately following the Spin-Off, TreeCon will not own any shares of, or Option Rights with respect to, the Capital Stock of the Company or any of its Subsidiaries.

        D. On or about October __, 2002, the Board of Directors of the Company approved and effected a "stock split" of the shares of Common Stock issued and outstanding as of such date by subdividing each such share of Common Stock into 12,010 shares of Common Stock (the "Stock Split").

        E. The consummation of the Spin-Off and the transactions contemplated thereby or related thereto would require, among other things, amendments to the Original Securities Purchase Agreement and certain other Original Investment Documents and the consent of the Purchaser to certain actions proposed to be taken by the Company Parties. In anticipation of the consummation of the Spin-Off, the Board of Directors of the Company adopted and approved the Company Organizational Documents and, on September 26, 2002, the Company caused the Amended and Restated Articles of Incorporation to be filed with the Secretary of State of the State of Nevada. Pursuant to the terms of the Sixth Amendment, the Purchaser consented to the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada and the Company's adoption of the Amended and Restated Bylaws. In addition, the Company and TreeCon have requested that the Purchaser (i) consent to the consummation of the Spin-Off; (ii) consent to the adoption of the 2002 Employee Stock Option Plan; (iii) consent to the reimbursement of TreeCon by the Company of all ordinary and customary costs and expenses reasonably incurred by TreeCon in connection with consummating the Spin-Off, in any event not to exceed $900,000 in the aggregate; (iv) release TreeCon from its Guarantied Obligations under the Guaranty as provided in Section 2.3; (v) terminate the Parent Pledge Agreement and, in connection therewith, release the Liens of the Purchaser in and to the Parent Pledged Collateral pledged by TreeCon to the Purchaser thereunder; and
(vi) agree that the consummation of the Spin-Off will not constitute a Change in Control. The matters described in clauses (i) through (vi) above are collectively referred to herein as the "Spin-Off Related Transactions" or the "Spin-Off Related Matters."

        F. The Original Securities Purchase Agreement, the Original Note, the Original Warrant and certain other Original Investment Documents will be amended and restated as set forth herein on and as of the Effective Date, all on the terms and subject to the conditions set forth herein and in the other Investment Documents.

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Original Securities Purchase Agreement as follows:

1.      DEFINITIONS; ACCOUNTING TERMS.

        1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and the plural forms thereof):

                  "Affiliate" shall mean, with respect to any specified Person,
        (i) any other Person that, directly or indirectly, owns or controls, or has the right to acquire, whether beneficially or of record, or as a trustee, guardian or other fiduciary (other than a commercial bank or trust company), five percent (5%) or more of the Capital Stock of such specified Person, (ii) any other Person that, directly or indirectly, controls, is controlled by, is under direct or indirect common control with, or is included in the Immediate Family of, such specified Person or any Affiliate of such specified Person, or (iii) any Executive Officer, director, partner or member of such specified Person, or any Person included in the Immediate Family of any of the foregoing. For the purposes of this definition, the term "control," when used with respect to any specified Person, shall mean the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by proxy, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding anything to the contrary, for the purposes of this Agreement and the other Investment Documents, neither the Purchaser nor any of its Affiliates, officers, directors, partners or employees shall be deemed to be an Affiliate of the Company.

                  "Agreement" shall mean this Agreement, together with the Exhibits and the Disclosure Schedules, in each case as amended from time to time.

                  "AMEX" shall mean the American Stock Exchange LLC.

                  "Applicable Law" shall mean the applicable provisions of all
        (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) any Consent of any Governmental Authority and (iii) any orders, decisions, rulings, judgments or decrees of any Governmental Authority.

                  "Asset Sale" shall mean any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) by the Company or any of its Subsidiaries to any Person of any asset of the Company or any such Subsidiary (other than sales, leases, transfers or other dispositions of inventory in the ordinary course of business).

                  "Assignee" shall have the meaning set forth in Section 12.6.

                  "Assignment" shall mean an assignment or other transfer of the Note pursuant to Section 13 of the Note.

                  "Bankruptcy Law" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) or any similar federal or state law for the relief of debtors, as amended from time to time.

                  "Beneficiary" shall have the meaning set forth in Section
        10.1.

                  "Benefit Plan" shall have the meaning set forth in Section
        3.18.

                  "Board of Directors" shall mean, with respect to any Person, the board of directors (or similar governing body) of such Person.

                  "Business Day" shall mean any day of the week that is not a Saturday, a Sunday or, in the City of New York, New York or in Los Angeles, California, a day on which banking institutions are authorized or required by law to close.

                  "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures of the Company and its Subsidiaries (whether paid in cash or accrued or financed by the incurrence of Indebtedness) during such period, including all Capital Leases, for any property, plant, equipment or other fixed assets, or for improvements thereto, or for replacements, substitutions or additions thereto, that have a useful life of more than one (1) year or are required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

                  "Capital Lease" shall mean any lease or agreement of the Company or its Subsidiaries for property (whether real, personal or mixed) which has been or is required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

                  "Capital Lease Obligations" shall mean all liabilities or other obligations for the payment of rent for any property (whether real, personal or mixed) which has been or is required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP with respect to a Capital Lease.

                  "Capital Stock" shall mean, with respect to any Person, (i) if such Person is a corporation, any and all shares (whether certificated or uncertificated), interests, participations in profits or other equivalents (however designated) of capital stock or other equity interests of such Person (including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act), (ii) if such Person is a limited liability company, any and all membership units or interests, or (iii) if such Person is a partnership, any and all partnership units or interests.

                  "Cash Interest Expense" shall mean, for any period, without duplication and only to the extent deducted in determining Net Income
        (Loss), calculated without regard to any limitation on the payment thereof and determined in accordance with GAAP, (i) total consolidated interest expense of the Company and its Subsidiaries (including interest paid to Affiliates and the portion of any Capitalized Lease Obligations allocable to interest expense), whether paid or accrued, minus (ii) to the extent included in total consolidated interest expense, any non-cash interest expense, including any payment-in-kind interest, amortization of original issue discount, non-cash losses on hedging agreements and amortization of capitalized up-front costs.

                  "Change in Control" shall mean the occurrence of one or more of the following events:

                        (i) any Person (other than the Purchaser) or "group" (within the meaning of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) of the Exchange Act, becomes the beneficial owner (as such term is defined in Rules 13d-3 and 13d-5 of the Exchange Act (provided that such Person will be deemed to beneficially own all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of twenty-five percent (25%) or more of the Voting Stock of the Company; or

                        (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company or of any material Subsidiary, or the sale of any material Subsidiary, in each case in one transaction or a series of related transactions;

                        (iii) The Company or any Subsidiary is acquired by, or merges, consolidates, reorganizes or enters into any other transaction having a similar legal effect with any other Person and, in any such event, any Person who is not an Affiliate of the Company as of the date hereof acquires control of the Company or any Subsidiary (for purposes of this clause (iii) only, the term "control" means the power (A) to direct or cause the direction of the management or policies of the Company or any such Subsidiary, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (B) to vote twenty-five percent (25%) or more of the Voting Stock of the Company or any Subsidiary); or

                        (iv) James Rudis either (A) ceases to be the President and Chief Executive Officer of the Company, (B) ceases to be the chief executive officer of the Company with general and active management of the business of the Company and responsibility for overseeing that all orders and resolutions of the Board of Directors of the Company are carried into effect, or (C) following the Spin-Off, ceases to beneficially own, directly or indirectly, at least 300,000 shares of Common Stock (subject to adjustment for any stock splits, reverse stock splits, dividends or like events after the date hereof); or

                        (v) Richard A. Horvath either (A) ceases to be the Chief Financial Officer of the Company or (B) ceases to have significant daily senior management responsibilities at the Company, provided that the Company does not replace Mr. Horvath with an individual who is reasonably acceptable to the Purchaser within ninety (90) days of Mr. Horvath's effective resignation or termination date; or

                        (vi) William E. Shatley (A) ceases to be a Senior Vice President of the Company with significant senior management responsibilities at the Company, provided that the Company does not replace Mr. Shatley with an individual who is reasonably acceptable to the Purchaser within ninety (90) days of Mr. Shatley's effective resignation or termination date, or (B) following the Spin-Off, ceases to beneficially own, directly or indirectly, at least 150,000 shares of Common Stock (subject to adjustment for any stock splits, reverse stock splits, dividends or like events after the date hereof); or

                        (vii) (A) the institution by any Company Party or any of its material Subsidiaries of a voluntary case under the Bankruptcy Law or any similar proceeding under any other Applicable Law, (B) the commencement against any Company Party or any of its material Subsidiaries of an involuntary case seeking liquidation or reorganization under the Bankruptcy Law or any similar proceeding under any other Applicable Law, or the commencement of an involuntary case or proceeding seeking the appointment of a custodian or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and either (w) any Company Party or any such material Subsidiary consents to such involuntary case or proceeding, (x) the petition commencing such involuntary case or proceeding is not timely controverted, (y) the petition commencing such involuntary case or proceeding remains undismissed and unstayed for a period of ninety (90) days or (z) an order for relief shall have been issued or entered therein, or (C) the liquidation, winding up or insolvency of any Company Party or any of its material Subsidiaries.

                  Notwithstanding anything to the contrary, effective on and as of the Effective Date, the consummation of the Spin-Off will not constitute a Change in Control.

                  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, and the treasury regulations promulgated thereunder.

                  "Collateral" shall mean the collateral under the Collateral Documents, however defined.

                  "Collateral Documents" shall mean the Intercreditor Agreement, the Security Agreement, the Company Pledge Agreement, the PTC Security Agreement, the Landlord Waivers, the Warehouse Bailment Agreements, the Parent Termination Agreement, the Deposit Account Control Agreements, the UCC financing statements and all other agreements, instruments and documents executed by or on behalf of any Person concurrently herewith or at any time hereafter to guaranty or provide collateral security for or with respect to any or all Obligations, in each case as amended from time to time.

                  "Commission" or "SEC" shall mean the Securities and Exchange Commission, or any successor agency.

                  "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

                  "Company" shall have the meaning set forth in the preamble.

                  "Company Organizational Documents" shall mean, collectively, an Amended and Restated Articles of Incorporation of the Company, in substantially the form attached as Exhibit A-1, and an Amended and Restated Bylaws of the Company, in substantially the form attached as Exhibit A-2.

                  "Company Parties" shall mean the Company and the Guarantors.

                  "Company Pledge Agreement" shall mean an Amended and Restated Stock Pledge and Control Agreement dated as of the Effective Date, in substantially the form attached as Exhibit H, between the Company and the Purchaser, as amended from time to time, which amends and restates that certain Company Pledge Agreement dated as of November 24, 1999, made by the Company in favor of the Purchaser.

                  "Company Stock Plans" shall mean the Company's 2002 Employee Stock Option Plan (the "2002 Stock Option Plan") and, subject to Section
        5.2 of the Investor Rights Agreement, any other stock option or stock purchase plan, agreement or arrangement approved by the Board of Directors of the Company and by the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Capital Stock of the Company (including the affirmative vote or written consent of the Purchaser).

                  "Compliance Certificate" shall have the meaning set forth in
        Section 8.3(e).

                  "Compliance Reports" shall mean, individually or collectively, any and all forms, reports or other documents (or any successor forms, reports or other documents) used or issued by any Governmental Authority (including the USDA Food Safety and Inspection Service, the FDA, the State of California -- Health and Human Services Agency or any successor Governmental Authorities) with respect to food safety and/or health inspections of the Company's or any of its Subsidiaries' facilities and/or compliance with or violations of Applicable Law, including the following: Application for Federal Meat, Poultry, or Import Inspection (FSIS Form 5200-2), Grant of Inspection (FSIS Form 5200-1), Process Deficiency Record (FSIS Form 8820-2), Non-Compliance Record (FSIS Form 5400-4), Form FDA 483 and Report of Observations (EH 62 A), and any successor forms or documents related thereto.

                  "Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, license, exemption or order of, any registration, certificate, qualification, declaration or filing with, or any notice to, any Person, including any Governmental Authority.

                  "Consolidation" shall mean the consolidation by the Company of a substantial part of its business operations into the Vernon Facilities, including (i) the execution and delivery of the Vernon Sublease and the Vernon Lease, in each case for certain premises commonly known as 2727 E. Vernon Avenue, Vernon, California, and generally described as a one-story warehouse building of approximately 147,210 square feet; and (ii) the taking of the following actions:

        (A) borrowing up to $4,000,000 solely to provide the necessary additional financing to consolidate its business operations, including constructing certain tenant improvements at the Vernon Facilities and financing the purchase of equipment; (B) moving certain of the Company's properties and other assets located at its existing manufacturing facilities on or into the Vernon Facilities; and (C) terminating the Company's existing real property leases with respect to the Company's currently leased manufacturing facilities and incurring certain termination expenses in connection therewith.

                  "Contingent Obligations" shall mean, with respect to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Indebtedness or other obligation of another Person, including any direct or indirect guarantee of such Indebtedness (other than any endorsement for collection or deposit in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Indebtedness or obligation or any security therefor, or to provide funds for the payment or discharge of any such Indebtedness or obligation (whether in the form of loans, advances, stock purchases, capital contributions, dividends or otherwise), letters of credit and reimbursement obligations for letters of credit, (ii) to provide funds to maintain the financial condition of any other Person, or (iii) otherwise to indemnify or hold harmless the holders of Indebtedness or other obligations of another Person against loss in respect thereof. The amount of any Contingent Obligation shall be the maximum amount of the Indebtedness or obligations guaranteed or otherwise supported thereby.

                  "Convertible Securities" means, with respect to any Person, any securities or other obligations issued or issuable by such Person or any other Person that are exercisable or exchangeable for, or convertible into, any Capital Stock of such Person.

                  "Default" shall mean any event or condition which, with the giving of notice or the lapse of time or both, would become an Event of Default.

                  "Deposit Account Control Agreements" or "Control Agreements" shall mean that certain Deposit Account Control Agreement dated as of June 28, 2002, among the UBOC, the Company and the Purchaser, as amended from time to time (as so amended, the "UBOC Control Agreement"), and any other control or similar agreements entered into from time to time, in form and substance reasonably satisfactory to the Purchaser, pursuant to which the Company or any other Company Party grants control to the Purchaser, as secured party, over its or their deposit or similar accounts maintained with banks or other institutions.

                  "Disclosure Schedules" shall have the meaning specified in the introductory paragraph of Section 3.

                  "EBITDA" shall mean, for any period, without duplication and determined on a consolidated basis and in accordance with GAAP:

                        (i) the sum of (A) Net Income (Loss), (B) interest expense deducted in determining Net Income (Loss) (including cash interest, payment-in-kind interest and amortization of original issue discount), (C) the amount of Taxes deducted in determining Net Income (Loss), (D) the amount of depreciation and amortization expense deducted in determining Net Income (Loss), (E) any extraordinary or unusual non-cash losses of the Company or any of its Subsidiaries (provided that such extraordinary or unusual non-cash losses do not result in any cash outlay at any time after the Initial Closing Date) and (F) any Withdrawn Demand Registration Expenses incurred by the Company, in each case for such period; minus

                        (ii) any extraordinary or unusual income or gains of the Company or any of its Subsidiaries for such period.

                  "Effective Date" shall have the meaning specified in Section 2.2.

                  "Effective Date Balance Sheet" shall have the meaning specified in Section 5.15.

                  "Environmental Conditions" shall mean any Release of any Hazardous Materials (whether or not such Release constituted at the time thereof a violation of any Environmental Laws) or any violation of any Environmental Law as a result of which any Environmental Person has or may become liable to any Person or by reason of which the business, condition or operations of such Environmental Person or any of its assets or properties may suffer or be subjected to any Lien or liability.

                  "Environmental Laws" shall mean all Applicable Law relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigating or remediating Releases or threatened Releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Without limiting the generality of the foregoing, the term "Environmental Laws" shall include the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.Section 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C.Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.Section 6901 et seq.) ("RCRA"), the Federal Clean Water Act (33 U.S.C.Section 1251 et seq.), the Clean Air Act (42 U.S.C.Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C.Section 651 et seq.), as such laws may be amended from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for the protection of human health or the environment.

                  "Environmental Persons" shall mean, collectively, (i) the Company Parties and their respective Subsidiaries or other Affiliates,
        (ii) any other Person in which any of the Persons listed in clause (i) above was at any time, or is, a partner, joint venturer, Affiliate, member or other participant, and (iii) any predecessor or former partnership, joint venture, trust, association, corporation, limited liability company or other Person, whether in existence as of the date hereof or at any time prior to the date hereof, the assets, properties, liabilities or obligations of which have been acquired or assumed by any of the Persons listed in clause (i) above or to which any of the Persons listed in clause (i) above has succeeded.

                  "Equity Repurchase Option Agreement" shall mean that certain Equity Repurchase Option Agreement dated as of September 11, 2002, between the Company and the Purchaser, as amended from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, including the rules and regulations promulgated thereunder, in each case as amended from time to time.

                  "ERISA Affiliate" shall mean any Person that is or was a member of the controlled group of corporations or trades or businesses (as defined in Subsections (b), (c), (m) or (o) of Section 414 of the
        Code) of which any Company Party is or was a member at any time within the last six (6) years.

                  "Event of Default" shall have the meaning specified in Section 11.1.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Executive Officer" shall mean, with respect to any Person, the president of such Person, any vice president of such Person in charge of a principal business unit or division, or any other officer who performs a policy making function.

                  "Existing Indebtedness" shall have the meaning set forth in
        Section 3.12.

                  "Existing Liens" shall have the meaning set forth in
        Section 3.12.

                  "Fifth Amendment" shall mean that certain Fifth Amendment to Securities Purchase Agreement dated as of September 11, 2002, among the Company, TreeCon, Overhill Ventures and the Purchaser.

                  "Fifth Amendment Effective Date" shall mean September 11,
        2002.

                  "Fifth Amendment Restructuring Fee" shall have the meaning set forth in Section 8.23.

                  "Fifth Amendment Warrant" shall mean that certain Warrant No. LL-2 to Purchase 57.57 Shares of Common Stock dated as of the Fifth Amendment Effective Date, as amended from time to time, issued in connection with the consummation of the Fifth Amendment, and shall also include any other warrant or warrants issued upon the exercise or transfer of all or any portion thereof and the transfer, division or combination of any such other warrant or warrants.

                  "Financial Statements" shall have the meaning specified in
        Section 3.11(a).

                  "Fiscal Quarter" shall mean (i) the thirteen (13) week period ending on the last Sunday of December, March, June and September of any Fiscal Year, except that in the event that a Fiscal Year ends on the first day of October, then "Fiscal Quarter" shall mean the fourteen (14) week period ending on the first Sunday of

        January of such Fiscal Year and on the last Sunday of each of the three
        (3) thirteen (13) week periods thereafter, or (ii) such other period as the Company may designate in writing and the Purchaser may approve in writing.

                  "Fiscal Year" shall mean the fiscal year of the Company, which shall be (i) the twelve (12) month period ending on (a) the last Sunday of September in each calendar year, if September 30 does not fall on a Saturday, or (b) October 1, if September 30 falls on a Saturday, or (ii) such other period as the Company may designate in writing and the Purchaser may approve in writing.

                  "Fixed Charge Coverage Ratio" shall mean, with respect to any period, the ratio of (i) EBITDA for such period to (ii) Fixed Charges for such period.

                  "Fixed Charges" shall mean, for any period and without duplication, the sum of (i) Cash Interest Expense; (ii) scheduled payments of principal on any Indebtedness of the Company and its Subsidiaries; (iii) scheduled Capitalized Lease Obligations of the Company or any of its Subsidiaries for such period representing principal; (iv) Taxes estimated to be paid by the Company and its Subsidiaries (after giving effect to the net operating loss carryforward of TreeCon, if any, for any period ending on or prior to the Effective
        Date); (v) cash dividends or distributions, if any, paid by the Company or any of its Subsidiaries; (vi) Capital Expenditures; and (vii) with respect to any period ended on or before the Effective Date, all Tax Sharing Cash Payments, in each of clauses (i) through (vii) for such period.

                  "Form 10 Registration Statement" shall mean a Registration Statement on Form 10 initially filed with the SEC on or about September 27, 2001, as amended by Amendment No. 1 to Registration Statement on Form 10 filed with the SEC on June 28, 2002, as further amended by Amendment No. 2 to Registration Statement on Form 10 filed with the SEC on September 20, 2002, as further amended by Amendment No. 3 to Registration Statement on Form 10 filed with the SEC on October 8, 2002, and as further amended or supplemented from time to time.

                  "Fully Diluted Basis" shall mean, as applied to the calculation of the number of shares of Common Stock, a basis that gives effect to, without duplication, (i) all shares of Capital Stock of the Company outstanding at the time of determination, (ii) all additional shares of Capital Stock of the Company reserved or to be reserved for issuance under any stock purchase or stock option plans, agreements or arrangements of the Company, (iii) all additional shares of Capital Stock of the Company issuable upon conversion, exercise or exchange of all Option Rights of the Company outstanding at the time of determination, irrespective of whether such conversion, exercise or exchange is permitted, restricted or vested at the time of determination, and irrespective of the price or consideration required by such conversion, exercise or exchange, and (iv) all other commitments, promises or understandings to issue any shares of Capital Stock of the Company or Option Rights at the time of determination.

                  "GAAP" shall mean generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as of the date hereof, applied on a basis consistent with past practices.

                  "Governmental Authority" shall mean any nation or government, and any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the Commission, the United States Food and Drug Administration ("FDA"), the United States Department of Agriculture ("USDA") and the United States Environmental Protection Agency ("EPA")), and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                  "Guarantied Obligations" shall have the meaning set forth in
        Section 10.1.

                  "Guarantors" shall mean Overhill Ventures and any other Person who from time to time becomes a Guarantor hereunder pursuant to Section 8.16.

                  "Guaranty" shall mean the joint and several guaranty made by the Guarantors in favor of the Beneficiary in respect of the Guarantied Obligations, as provided in Section 10.

                  "Hazardous Materials" shall mean any substance (i) the presence of which requires investigation or remediation under any Applicable Law; (ii) that is defined or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Law (including CERCLA or RCRA); (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or become regulated by any Governmental Authority; (iv) the presence of which on any real property causes or threatens to cause a nuisance upon the real property or to adjacent properties or poses or threatens to pose a hazard to any real property or to the health or safety of Persons on or about any real property; or (v) that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

                  "Hazardous Materials Claim" shall have the meaning set forth in Section 8.15.

                  "Holder" shall mean any Person (including the initial Purchaser) in whose name the Note is registered in the register maintained by the Company pursuant to Section 11 of the Note.

                  "Immediate Family" of a Person includes such Person's spouse, and the parents, children and siblings of such Person or his or her spouse and their spouses and other Persons related to the foregoing by blood, adoption or marriage within the second degree of kinship, and, with respect to any officer or director of the Company, shall also include any Person who is primarily a personal friend rather than a business associate.

                  "Indebtedness" shall mean, with respect to any Person, the aggregate amount of, without duplication: (i) any indebtedness and other obligations, contingent or otherwise, for borrowed money; (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business that are less than sixty (60) days from their due dates and that are not being contested in good faith in a commercially reasonable manner) and any installment payment with respect to non-compete agreements; (iv) all Capital Lease Obligations; (v) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, whether or not such obligation or liability is assumed; (vi) all obligations of such Person, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; (vii) all obligations under facilities for the discount or sale of receivables; (viii) the maximum fixed redemption or repurchase price of any redeemable stock of such Person; (ix) all Contingent Obligations; and (x) all obligations which are required to be classified on the balance sheet of such Person as long-term liabilities under GAAP.

                  "Indemnified Environmental Costs" shall mean all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all reasonable consultant, expert and legal fees and reasonable expenses of counsel) incurred in connection with any Hazardous Materials Claim, any investigation of Site conditions or any clean-up, Remedial Work or other remedial, removal or restoration work (whether of any Real Property or any other real property), or any resulting damages, harm or injuries to the Person or property of any third parties or to any natural resources.

                  "Indemnified Parties" shall have the meaning specified in
        Section 7.2.

                  "Initial Closing Date" shall mean November 24, 1999.

                  "Intangible Assets" shall mean the book value of all intangible assets (as defined under GAAP) shown on the consolidated balance sheet of the Company and its Subsidiaries, including organization costs, securities issuance costs, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Company and its Subsidiaries), covenants not to compete, patents, trademarks, copyrights, trade secrets, customer lists, know-how, licenses, contracts, franchises, software costs, research and development costs, investments in and monies from Affiliates and any other intangible assets.

                  "Intellectual Property" shall mean all (i) patents, patent registrations, patent applications, patent disclosures and any related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model and certificate of invention; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, and any registrations and applications for registration thereof; (iii) copyrights and registrations and applications for copyrights; (iv) computer software, data and documentation; (v) trade secrets, know-how, processes, techniques, research and development, works, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and any other confidential information, including the Company's proprietary food recipes, if any;

        (vi) all proprietary rights relating to any of the foregoing; and (vii) copies and tangible embodiments thereof.

                  "Intercompany Subordinated Debt" shall have the meaning set forth in Section 8.18.

                  "Intercreditor Agreement" shall mean (i) an Amended and Restated Intercreditor and Subordination Agreement, dated as of the Effective Date, between UBOC and the Purchaser and acknowledged by the Company and Overhill Ventures, as amended from time to time by UBOC and the Purchaser, which amends and restates that certain Intercreditor and Subordination Agreement dated as of November 24, 1999, as amended by a First Amendment dated as of August 23, 2000, as provided for in (or supplemented by) the Consent under Intercreditor and Subordination Agreement dated as of January 11, 2002, as provided for in (or supplemented by) the Consent under Intercreditor and Subordination Agreement dated as of January 31, 2002, as provided for in (or supplemented by) the Consent under Intercreditor and Subordination Agreement dated as of June 28, 2002, and as amended by that certain Second Amendment to and Consent under Intercreditor and Subordination Agreement dated as of September 11, 2002, or (ii) any other intercreditor or subordination agreement entered into after the date hereof by any other Senior Lender and the Purchaser, in form and substance satisfactory to the Purchaser.

                  "Investment Documents" shall mean, collectively, the Original Securities Purchase Agreement and the other Original Investment Documents, the SSE Assignment Agreement, this Agreement, the Note, the Warrants, the Registration Rights Agreement, the Investor Rights Agreement, the Suretyship Agreement, the Intercreditor Agreement and the other Collateral Documents, the Equity Repurchase Option Agreement and all other agreements, instruments, certificates, letters and other documents executed and/or delivered in connection herewith or therewith, in each case as amended from time to time.

                  "Investments" shall mean, as applied to any Person, (i) any direct or indirect purchase or other acquisition by such Person of Capital Stock, other securities or other interests of, or investments in, any other Person, or all or any substantial part of the business or assets of any other Person, and (ii) any direct or indirect loan, advance or capital contribution by such Person to any other Person (including any Affiliate, officer, director or employee of the Company), including the incurrence or sufferance of any Indebtedness or accounts receivable of any other Person that are not classified as current assets under GAAP or do not arise from sales to such other Person in the ordinary course of business.

                  "Investor Rights Agreement" shall mean an Amended and Restated Investor Rights Agreement dated as of the Effective Date, in substantially the form attached as Exhibit E, among the Company, James Rudis, William E. Shatley and the Purchaser, as amended from time to time, which amends and restates that certain Investor Rights Agreement dated as of November 24, 1999, as amended by that certain Amendment to Investor Rights Agreement dated as of August 25, 2000, and that certain Second Amendment to Investor Rights Agreement dated as of January 11, 2002, among the Company, TreeCon and the Purchaser.

                  "Landlord Waivers" shall mean, collectively, any and all waivers, consents, agreements or other documents, in form and substance satisfactory to the Purchaser, entered into for the benefit of the Purchaser by any landlords, lessors, sublessors or other Persons that lease real property to the Company or any of its Subsidiaries, including those listed on Schedule 1.1A.

                  "Leverage Ratio" shall mean, with respect to any period, the ratio of (i) the sum of (A) total Indebtedness of the Company and its Subsidiaries at the end of such period and (B) all Capital Lease Obligations existing at the end of such period, to (ii) EBITDA for the four (4) consecutive Fiscal Quarters ending as of the end of such period.

                  "Licenses and Permits" shall mean, collectively, all Consents of all Governmental Authorities necessary or advisable to the conduct of the businesses of the Company and its Subsidiaries.

                  "Lien" shall mean any lien, pledge, mortgage, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof), any agreement to give or refrain from giving any lien, pledge, mortgage, security interest, charge or other encumbrance of any kind and the filing of any financing statement or other similar form of notice under the laws of any jurisdiction.

                  "Losses" shall have the meaning specified in Section 7.2.

                  "Margin Regulations" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, or any successor thereto (the "Federal Reserve Board"), as amended from time to time.

                  "Margin Stock" shall mean "margin stock" as defined in the Margin Regulations.

                  "Material Adverse Effect" or "Material Adverse Change" shall mean a material adverse effect on or adverse change in, as the case may be, (i) the business, assets, condition (financial or otherwise), properties (whether real, personal or otherwise), results of operations or prospects of the Company Parties and any of their respective Subsidiaries, individually or taken as a whole, or (ii) the ability of any Company Party to enter into or perform its obligations under this Agreement or any other Investment Document.

                  "Material Contracts" shall have the meaning set forth in
        Section 3.14.

                  "Nasdaq" shall mean The Nasdaq National Market System or any successor reporting system.

                  "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the sum of: (i) the net amount of cash and cash equivalent proceeds received by or for the account of the Company or any of its Subsidiaries from such Asset Sale, and (ii) the net amount of cash and cash equivalents received by or for the account of the Company or any Subsidiaries upon the sale, conversion, collection or other liquidation of any non-cash proceeds (including notes, debt securities, other rights to payment, Capital Stock or other consideration received from any Asset Sale) from such Asset Sale. For this purpose, the term "net" means net of (a) the principal amount of any Indebtedness secured by a Permitted Lien on the assets subject to and required to be prepaid, and actually prepaid, upon such Asset Sale, (b) any transfer Taxes payable as a result of such Asset Sale, and any reasonable professional fees and expenses, reasonable broker's commissions and other reasonable out-of-pocket expenses of sale paid to any Person attributable to such Asset Sale, and (c) any income Taxes reasonably estimated by the Company to be payable in respect of such Asset Sale.

                  "Net Income (Loss)" shall mean, for any period, net income
        (loss) after Taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, all computed in accordance with GAAP.

                  "90-Day Receivables" shall mean, at any time, the total consolidated trade receivables of the Company and its Subsidiaries, determined in accordance with GAAP, that are then outstanding at least ninety (90) days past the invoice date.

                  "Note" shall have the meaning set forth in Section 2.1, and shall also include, where applicable, any additional note or notes issued by the Company in connection with any Assignments.

                  "November 1999 Warrant" shall have the meaning set forth in
        Section 2.1, and shall also include any other warrant or warrants issued upon the exercise or transfer of all or any portion thereof and the transfer, division or combination of any such other warrant or warrants.

                  "Obligations" or "Obligations to Purchaser" shall mean all present and future loans, advances, Indebtedness, claims, guarantees, liabilities or obligations of the Company Parties (or any of them) or any of their Subsidiaries or other Affiliates owing to the Purchaser, any Affiliate of the Purchaser or any Indemnified Party (or any assignee or transferee thereof), of whatever nature, type or description, arising under or in connection with the Original Investment Documents, this Agreement, the Note, the Warrants, the Registration Rights Agreement, the Investor Rights Agreement (including the consulting fees payable thereunder), the Collateral Documents, the Equity Repurchase Option Agreement, any other Investment Documents or otherwise, any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, exchanged, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest (including post-judgment interest), premiums, fees, costs, expenses (including attorneys', accountants', appraisers', investment bankers', auctioneers' and other professional fees and expenses, including court and other procedural costs) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Law (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable.

                  "Obligor" shall have the meaning set forth in Section 10.2.

                  "Officer Notes" shall mean, collectively, (i) that certain Promissory Note dated September 25, 2001, made payable by James Rudis to TreeCon in the principal amount of $207,375, and (ii) that certain Promissory Note dated September 25, 2001, made payable by William E. Shatley to TreeCon in the principal amount of $184,875.

                  "Option Rights" shall mean, with respect to any Person, any Convertible Securities of such Person, or any warrants, options or other rights to subscribe for or purchase, or obligations to issue, any Capital Stock of such Person, including any options or similar rights issued or issuable under any employee stock option plan, pension plan or other employee benefit plan of such Person.

                  "Original Investment Documents" shall mean the "Investment Documents" as defined in the Original Securities Purchase Agreement.

                  "Original Note" shall have the meaning set forth in the recitals.

                  "Original Securities Purchase Agreement" shall have the meaning set forth in the recitals.

                  "Original Warrant" shall have the meaning set forth in the recitals.

                  "Other Guaranty" shall have the meaning set forth in Section 10.2.

                  "Overhill Ventures" shall have the meaning set forth in the recitals.

                  "Parent Pledge Agreement" shall mean the Parent Pledge Agreement dated as of November 24, 1999, made by TreeCon in favor of the Purchaser.

                  "Parent Pledged Collateral" shall mean the "Pledged Collateral" as defined in the Parent Pledge Agreement.

                  "Parent Termination Agreement" shall mean a Termination Agreement Re Parent Pledge, dated as of the Effective Date, in substantially the form attached as Exhibit J, between TreeCon and the Purchaser and acknowledged by the Company and Overhill Ventures.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA, or any successor agency.

                  "Permitted Investments" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America, all of which mature within three (3) months from the date of acquisition thereof; (ii) interest-bearing demand or time deposits that mature no more than thirty (30) days from the date of creation thereof and that are either (a) insured by the Federal Deposit Insurance Corporation or
        (b) held in any United States commercial bank having general obligations rated at least "AA" or equivalent by Standard & Poor's Rating Group Corporation or Moody's Investors Service, Inc. and having capital and surplus of at least $500,000,000 or the equivalent; or (iii) certificates of deposit that mature no more than thirty (30) days from the date of creation thereof and that are either (a) insured by the Federal Deposit Insurance Corporation or (b) held in any United States commercial bank having general obligations rated at least "AA" or equivalent by Standard & Poor's Corporation Rating Group or Moody's Investors Service, Inc. and having capital and surplus of at least $500,000,000 or the equivalent.

                  "Permitted Liens" shall mean, collectively, Liens of the Company Parties arising by reason of (i) any attachment, judgment, decree or order of any Governmental Authority, so long as such Lien is being contested in good faith within thirty (30) days of such Person's knowledge thereof and is either adequately bonded or execution thereon has been stayed pending appeal or review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) Taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith; (iii) pledges or deposits by the Company or its Subsidiaries as security for payment under workers' compensation, unemployment insurance or other similar laws; (iv) reasonable security for the performance by the Company or its Subsidiaries of its obligations under real property leases; (v) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (vi) operation of law in favor of carriers, warehouse owners, landlords, storage facilities or mechanics incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiation or by appropriate proceedings that suspend the collection thereof and, if required by GAAP, are appropriately reserved for on the books of such Person; and (vii) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects that, in the aggregate, are not material in amount; provided, however, that each of the Liens described in the foregoing clauses (i) through (vii) inclusive shall only constitute a Permitted Lien so long as such Lien individually does not, or so long as all such Liens do not, materially interfere with the conduct of such Person's business or creates or create a Material Adverse Change.

                  "Person" shall mean any individual, trustee, sole proprietorship, partnership (whether general, limited or limited liability), joint venture, trust, unincorporated organization, association, corporation, limited liability company and other entity, or any Governmental Authority.

                  "PTC Security Agreement" shall mean an Amended and Restated Patent, Trademark and Copyright Security Agreement, dated as of the Effective Date, in substantially the form attached as Exhibit I, as amended from time to time, which amends and restates that certain Patent, Trademark and Copyright Security

        Agreement dated as of November 24, 1999, among the Company, Overhill Ventures and the Purchaser, as amended by a First Amendment dated as of August 25, 2000.

                  "Purchaser" shall have the meaning set forth in the preamble.

                  "Real Property" shall have the meaning set forth in Section 8.15.

                  "Registration Rights Agreement" shall mean an Amended and Restated Registration Rights Agreement, effective as of the Effective Date, in substantially the form attached as Exhibit D, between the Company and the Purchaser, as amended from time to time, which amends and restates that certain Registration Rights Agreement dated as of November 24, 1999, between the Company and the Purchaser.

                  "Release" shall mean any release (whether threatened or actual), migration, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, seeping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Laws.

                  "Remedial Work" shall have the meaning set forth in Section 8.15.

                  "Restricted Payment" shall mean any one or more of the following:

                        (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding;

                        (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding;

                        (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, or any redemption, purchase or other acquisition for value, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness that is subordinated in any respect to the Obligations;

                        (iv) any management, consulting or similar fees payable by the Company or any of its Subsidiaries to any Affiliate thereof; and

                        (v) any loans or advances by any Company Party to any of its employees, directors, officers or stockholders, as the case may be, except for advances to employees for moving or traveling expenses made in the ordinary course of business.

                  "SEC Documents" shall mean all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including all exhibits, schedules and other information included or incorporated by reference therein) which are filed or are required to be filed with the Commission under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, and all applications, filings, reports and other documents which are filed or are required to be filed with the AMEX or any other securities exchange or the Nasdaq.

                  "Securities" shall have the meaning specified in Section 2.1.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

                  "Security Agreement" shall mean an Amended and Restated Security Agreement, dated as of the Effective Date, in substantially the form attached as Exhibit G, among the Company, the Guarantors and the Purchaser, as amended from time to time, which amends, restates and combines (i) the Security Agreement dated as of November 24, 1999, as amended by that certain Amendment to Security Agreement dated as of June 28, 2002, made by the Company in favor of the Purchaser, and (ii) the Security Agreement dated as of November 24, 1999, as amended by that certain Amendment to Security Agreement dated as of June 28, 2002, made by Overhill Ventures in favor of the Purchaser. Any references to Security Agreement (Company) or Security Agreement (Subsidiary) in any Investment Document shall mean the Security Agreement on and after the Effective Date.

                  "Senior Availability" shall mean, at any time, "Net Borrowing Availability" as such term is defined in the UBOC Senior Credit Agreement, or any other term that has a substantially similar meaning in any Other Senior Credit Agreement, at such time.

                  "Senior Collateral Documents" shall mean the "Collateral Documents" as such term is defined in the UBOC Senior Credit Agreement, or any other term that has a substantially similar meaning in any Other Senior Credit Agreement.

                  "Senior Credit Agreement" shall mean (i) an Amended and Restated Loan and Security Agreement, dated as of the Effective Date (the "UBOC Credit Agreement"), among UBOC, the Company and Overhill Ventures, as amended from time to time, subject to the terms of the Intercreditor Agreement, which amends and restates that certain Loan and Security Agreement dated as of November 24, 1999, among the Company, Overhill Ventures and UBOC, as amended by a First Amendment to Loan and Security Agreement dated as of August 23, 2000, as further amended by a Second Amendment to Loan and Security Agreement dated as of January 11, 2002, as further amended by a Third Amendment to Loan and Security Agreement dated as of June 28, 2002, and as further amended by a Fourth Amendment to Loan and Security Agreement dated as of September 11, 2002, or (ii) such other loan or credit agreement entered into by the Company and any other Senior Lender in connection with a refinancing of the Senior Indebtedness owing to UBOC under the UBOC Senior Credit Documents (the "Other Senior Credit Agreement").

                  "Senior Credit Documents" shall mean the "Loan Documents" as such term is defined in the UBOC Senior Credit Agreement, or any other term that has a substantially similar meaning in any Other Senior Credit Agreement.

                  "Senior Indebtedness" shall mean, collectively, the Indebtedness of the Company outstanding from time to time under the Senior Credit Documents.

                  "Senior Lender" shall mean Union Bank of California, N.A. ("UBOC"), as "Bank" under the UBOC Senior Credit Agreement, or any other bank or other financial institution that is as a lender (or an agent and/or a lender, as the case may be) under any Other Senior Credit Agreement.

                  "Series A Preferred Certificate of Designation" shall mean the Certificate of Designation of the Series A Convertible Preferred Stock originally filed by or on behalf of the Company with the Secretary of State of the State of Nevada on March 7, 2002, pursuant to NRS Sections
        78.195 and 78.1955.

                  "Series A Preferred Shares" shall mean 23.57 shares of Series A Preferred Stock originally issued by the Company to the Purchaser on or about March 13, 2002, and any securities issued or issuable as a dividend on, or other distribution with respect to, any such shares or securities, or any securities issued in replacement of or in exchange for, such shares.

                  "Series A Preferred Stock" shall mean that certain series of preferred stock of the Company designated as "Series A Convertible Preferred Stock," par value $.01 per share, issued pursuant to the Series A Preferred Certificate of Designation.

                  "Serrano Note" means the Promissory Note dated October 22, 1999, made by Walter Serrano in favor of Overhill Ventures in the original principal amount of $14,000.

                  "Site" shall mean any real property previously, currently or hereafter owned, leased or operated by any Environmental Person.

                  "Sixth Amendment" shall have the meaning set forth in the recitals.

                  "60-Day Payables" shall mean, at any time, the total consolidated trade payables and accrued expenses of the Company and its Subsidiaries, determined in accordance with GAAP, that are then outstanding at least sixty (60) days past the invoice date.

                  "Solvent" shall mean, with respect to any Person on the date of determination: (i) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured;
        (ii) the sum of the debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person is not greater than the assets of such Person at fair valuation; (iii) such Person's assets do not constitute unreasonably small capital for such Person to carry on its business as now conducted and as proposed to be conducted; and (iv) such Person does not intend to incur, and does not believe it will incur, debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Person and of amounts to be payable on or with respect to debts or liabilities of such Person). For purposes of this definition, the amount of Contingent Obligations outstanding at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that is reasonably expected to become an actual or matured liability.

                  "Spin-Off" shall have the meaning set forth in the recitals.

                  "Spin-Off Record Date" shall mean September 30, 2002, the "record date" of the Spin-Off.

                  "Spin-Off Related Matters" or the "Spin-Off Related Transactions" shall have the meanings set forth in the recitals.

                  "SSE Acquisition Documents" shall mean, collectively, the SSE Asset Purchase Agreement, the SSE Assignment Agreement and the agreements, instruments and other documents related thereto or contemplated thereby.

                  "SSE Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of August 7, 2000, between the Company and SSE Manufacturing.

                  "SSE Assignment Agreement" shall mean the Assignment of Representations, Warranties, Covenants and Indemnities dated as of August 25, 2000, between the Company and the Purchaser, and consented to by SSE Manufacturing, Inc.

                  "SSE Manufacturing" shall mean SSE Manufacturing, Inc., a California corporation, the "Seller" under the SSE Asset Purchase Agreement.

                  "Stock Split" shall have the meaning set forth in the recitals.

                  "Subordinated Creditor" shall have the meaning set forth in
        Section 8.18.

                  "Subsidiary" and "Subsidiaries" shall mean, with respect to any Person, any other Person of which more than thirty percent (30.0%) of the total voting power of Capital Stock entitled to vote (without regard to the occurrence of any contingency) in the election of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person. Unless otherwise indicated, the term "Subsidiary" refers to any Subsidiary of the Company.

                  "Suretyship Agreement" shall mean an Amended and Restated Suretyship Agreement, effective as of the Effective Date, in substantially the form attached as Exhibit F, among the Company, the Guarantors and the Purchaser, amending and restating the Suretyship Agreement dated as of November 24, 1999, by and among the Company, the Debtors (as such term is defined therein) and the Purchaser.

                  "Tangible Net Worth" shall mean, with respect to the Company and its Subsidiaries at any time and without duplication: (i) the sum of
        (a) the excess of the book value of assets over liabilities at such time, determined on a consolidated basis in accordance with GAAP, and
        (b) the amount shown for redeemable warrants on the consolidated balance sheet of the Company and its Subsidiaries at such time, minus (ii) Intangible Assets at such time.

                  "Tax" or "Taxes" shall mean any present and future income, excise, sales, transfer, use, stamp or franchise taxes and any other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, whether federal, state, local or foreign, together with any interest and penalties and additions to tax.

                  "Tax Sharing Cash Payments" shall mean, for any taxable period ending on or prior to the effective date of the Spin-Off, all cash payments actually made by the Company to TreeCon on account of the Tax Sharing Payable for such period.

                  "Tax Sharing Payable" shall mean, for any taxable period ended on or prior to the effective date of the Spin-Off, the total amount owed by the Company to TreeCon for such period arising from the accrual of income or franchise Taxes of the Company that the Company would have otherwise been obligated to pay with respect to such period if the Company had filed income or franchise Tax returns on a stand-alone basis; provided, however, that for any Fiscal Quarter ending on or prior to the Effective Date, the total Tax Sharing Payable shall not exceed $150,000.

                  "Texas Timberjack" shall mean Texas Timberjack, Inc., a Texas corporation and a wholly owned Subsidiary of TreeCon.

                  "Third Party Intellectual Property Rights" shall have the meaning specified in Section 3.27.

                  "Total Payables" shall mean, at any time, the total consolidated trade payables and accrued expenses of the Company and its Subsidiaries at such time, determined in accordance with GAAP.

                  "Total Receivables" shall mean, at any time, the total consolidated trade receivables of the Company and its Subsidiaries at such time, determined in accordance with GAAP.

                  "TreeCon" shall have the meaning set forth in the recitals. TreeCon is defined in the Original Securities Purchase Agreement and the other Original Investment Documents as "Parent" and is the same Person for purposes of the Investment Documents.

                  "TreeCon Accounts Receivable" shall mean an accounts receivable owing by TreeCon to the Company through the Effective Date in the aggregate amount of not more than $11,000,000.

                  "UCC" shall have the meaning set forth in the Security Agreement.

                  "Vernon Facilities" shall mean the Company's subleased or leased manufacturing and other facilities commonly known as 2727 E. Vernon Avenue, Vernon, California, consisting of approximately 147,210 square feet located in a one-story warehouse building and more particularly described in the Vernon Sublease and the Vernon Lease.

                  "Vernon Lease" shall mean that certain Standard Industrial/Commercial Single-Tenant Lease -- Net Real Estate Lease (including the Addendum thereto) dated January 1, 2002, between Vernon Associates, LLC, a California limited liability company, as "Lessor," and the Company, as "Lessee," with respect to the Vernon Facility.

                  "Vernon Sublease" shall mean that certain Sublease dated as of January 1, 2002, between Ernest Paper Products, Inc., a California corporation, as "Sublandlord," and the Company, as "Subtenant," with respect to the Vernon Facility.

                  "Voting Stock" of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, as applicable.

                  "Warehouse Bailment Agreements" shall mean, collectively, warehouse bailment agreements or similar documents, in form and substance satisfactory to the Purchaser, entered into from time to time for the benefit of the Purchaser by any Person (including warehousemen) that stores or otherwise holds inventory or other assets of the Company or any Subsidiary, including those listed on Schedule 1.1B.

                  "Warrants" shall mean, collectively, the November 1999 Warrant, the Fifth Amendment Warrant and any other warrants issued by the Company to the Purchaser at any time after the Effective Date.

                  "Warrant Shares" shall mean any and all shares of Common Stock issued or issuable from time to time upon exercise of any Warrant, and any securities issued or issuable as a dividend on, or other distribution with respect to, any of such shares or securities, or any securities issued in replacement of or in exchange for, such shares of Common Stock.

                  "Withdrawn Demand Registration Expenses" shall mean all costs or expenses incurred by the Company in connection with a Demand Registration (as such term is defined in the Registration Rights Agreement) that is withdrawn by the Demanding Holders (as such term is defined in the Registration Rights Agreement) solely as a result of the occurrence of any adverse market conditions of the type that is customarily found in underwriting or similar purchase agreements relating to public offerings and which may be relied upon by underwriters or purchasers to terminate such underwriting or purchase agreement.

        1.2 Accounting Terms and Computations. For purposes of this Agreement or any other Investment Document, (a) all accounting terms used in this Agreement or any other Investment Document that are not expressly defined herein or therein have the meanings given to them under GAAP, (b) all computations made pursuant to this Agreement or any other Investment Document shall be made in accordance with GAAP and (c) all financial statements and other financial information required to be delivered by the Company or any Guarantor hereunder or under any other Investment Document shall, except as otherwise expressly provided in this Agreement, be prepared in accordance with GAAP in the ordinary course of business consistent with past practices, except that any such financial statements or other financial information (i) which are unaudited may be subject to normal year-end audit adjustments and may omit footnotes and (ii) with respect to any accounting period ended on or prior to the Effective Date may be qualified only with respect to the characterization or re-characterization of the TreeCon Accounts Receivable.

        1.3 Independence of Covenants. All covenants in this Agreement or any other Investment Document shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

        1.4 Headings; Construction and Interpretation. The headings in this Agreement and any other Investment Document are for convenience of reference only, do not constitute a part of this Agreement or such other Investment Document and are not to be considered in construing or interpreting this Agreement or such other Investment Document. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references contained in this Agreement or any other Investment Document are to this Agreement or such other Investment Document unless otherwise stated. Unless the context of this Agreement or any other Investment Document clearly requires otherwise, the use of the word "including" is not limiting and the use of the word "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement or any other Investment Document to any agreement, other document or law "as amended" or "as amended from time to time," or amendments of any document or law, shall include any amendments, supplements, restatements, replacements, renewals, refinancings, waivers or other modifications. This Agreement and each other Investment Document has been negotiated by, and entered into between or among, persons that are sophisticated and knowledgeable in business matters. Accordingly, any rule of law or legal decision that would require interpretation of this Agreement or any other Investment Document against the party that drafted it shall not be applicable and is irrevocably and unconditionally waived. All provisions of this Agreement and each other Investment Document shall be construed in accordance with their fair meaning, and not strictly for or against any party. Any references in this Agreement or any other Investment Document to any Section of former Annex A of the Original Securities Purchase Agreement refers to the Section in Articles 8 or 9, as the case may be, that corresponds with such Section in former Annex A.

        1.5 Determinations. Any determination or calculation contemplated by this Agreement or any other Investment Document that is made by the Purchaser shall be final and conclusive and binding upon the Company Parties in the absence of manifest error.

        1.6 Knowledge of the Company. Whenever the term "knowledge of the Company" or "best knowledge of the Company Parties" or words of similar import are used in this Agreement or any other Investment Document with respect to the existence or absence of any fact, it shall mean that any one or more of the following Persons knows or should have known, based upon the reasonable inquiry of such Person, of the existence or absence of such fact: James Rudis, Richard
A. Horvath or William E. Shatley.

2. AMENDMENT AND RESTATEMENT OF EXISTING SECURITIES; SPIN-OFF-RELATED TRANSACTIONS.

        2.1 Authorization. The Company has authorized (a) the amendment and restatement of the Original Securities Purchase Agreement on the terms and subject to the conditions set forth herein, (b) the amendment and restatement of the Original Note, on the terms and subject to the conditions set forth in an Amended and Restated Secured Senior Subordinated Note Due 2004, in substantially the form of Exhibit B (as amended from time to time, the "Note") and (c) the amendment and restatement of the Original Warrant, on the terms and subject to the conditions set forth in an Amended and Restated Warrant to Purchase 1,994,141 Shares of Common Stock, in substantially the form of Exhibit C (as amended from time to time, the "November 1999 Warrant"). The Note and the Warrants are sometimes referred to herein as the "Securities."

        2.2 Effectiveness of Transactions; Consent to Spin-Off Related Matters; Effective Date. The effectiveness of the amendment and restatement of the Original Securities Purchase Agreement, the Original Note, the Original Warrant and the other Original Investment Documents, as applicable, shall be subject to the satisfaction (or waiver) of each of the conditions precedent set forth in Section 5 and Section 6 (the first date upon which all such conditions precedent have been satisfied (or waived) is referred to as the "Effective Date"). Effective on and as of the Effective Date and subject to the terms and conditions set forth herein, the Purchaser shall be deemed to have consented to the Spin-Off Related Matters. The Purchaser's consent provided for above in this
Section 2.2 shall be limited solely to the Spin-Off Related Matters and shall not be construed as applying to any other transactions or matters involving the Company, TreeCon, any other Company Party or any of its or their Subsidiaries prior to, simultaneously with or at any time after the Spin-Off, except as expressly provided herein or in any other Investment Document.

        2.3 Limited Release of TreeCon. Effective on and as of the Effective Date, TreeCon shall be released from certain Obligations (including Guarantied Obligations), but only to the extent provided for in, and as limited by, the Parent Termination Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES. The Company Parties jointly and severally represent and warrant to the Purchaser that, except as expressly set forth in the Disclosure Schedules (the "Disclosure Schedules"):

        3.1 Organization and Qualification. Each of the Company and TreeCon is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified or licensed to do business as a foreign corporation in the States of California, Texas and each other jurisdiction in which the character of the properties or assets owned, leased or operated or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed in such other jurisdictions could not have, individually or in the aggregate, a Material Adverse Effect.

        3.2 Corporate or Other Power. Each Company Party has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and all other Investment Documents to which it is or will be a party, including, with respect to the

Company, the power and authority to amend and restate the Original Securities Purchase Agreement, the Original Note and the Original Warrant and to issue the Note and the November 1999 Warrant.

        3.3 Authorization; Binding Effect. Each Company Party has by all necessary action duly authorized (a) the execution and delivery of this Agreement and each other Investment Document to which it is or will be a party and (b) the performance of its obligations hereunder and thereunder. (Without limiting the generality of the foregoing, the Spin-Off has been duly authorized by all necessary action on the part of TreeCon and the Company.) This Agreement constitutes, and on the Effective Date each other Investment Document to which any Company Party will be a party will constitute, the legal, valid and binding obligation of such Company Party, respectively, enforceable against such Company Party, respectively, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or applicable state securities or "blue sky" laws or the public policy underlying such laws. The consummation of the Spin-Off will comply with all Applicable Laws, including the Nevada Revised Statutes and applicable federal and state securities or "blue sky" laws.

        3.4 Subsidiaries. Schedule 3.4 sets forth a true, complete and correct list of all direct and indirect Subsidiaries of the Company. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified or licensed to do business in each jurisdiction in which the character of the properties or assets owned, leased or operated or the nature of the activities conducted makes such qualification or licensing necessary. No Company Party owns or holds any Capital Stock of any other Person. There is no direct or indirect Subsidiary of the Company that is not a Guarantor.

        3.5       Conflict with Other Instruments; Existing Defaults; Ranking.

                  (a) The execution, delivery and performance by each Company Party of this Agreement and each other Investment Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate the charter or bylaws of such Company Party, in each case as in effect on the date hereof, (ii) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, any term of any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which such Company Party is a party or by which any of its properties or assets are bound (including any Material Contracts) or (iii) violate any provision of Applicable Law.

                  (b) No Company Party or any of its Subsidiaries is in default, breach or violation of (i) its charter or bylaws, as in effect on the date hereof, (ii) any term of any lease, credit agreement, indenture, note, mortgage, instrument or other material agreement to which it is a party or by which any of its properties or assets are bound (including any Material Contracts) or (iii) any provision of Applicable Law. Without limiting the generality of the foregoing, there does not exist any "Event of Default"

        (as defined in the Senior Credit Agreement) or any default or event of default under any other credit or financing agreement to which any Company Party or any of its Subsidiaries is a party or by which any of its properties or assets are bound.

                  (c) There are no restrictions which prohibit the amendment, restatement or issuance of the Securities, prohibit or restrict any merger, sale of assets or other event which could result in a Change in Control, or otherwise prohibit any other financings by any Company Party including any public or private debt or equity financings.

                  (d) No Indebtedness of the Company ranks pari passu with any Indebtedness evidenced by the Note or with any other Obligations, and payment of principal of, premium, if any, and interest on the Indebtedness evidenced by the Note is subordinate only to the Senior Indebtedness.

        3.6 Governmental and Other Third Party Consents. Except for the Consent of the Senior Lender and the Consents listed in Schedule 3.6 and those that have already been obtained or made, no Consent of any Governmental Authority or other Person is or will be required in connection with the execution, delivery and performance of this Agreement, the Note, the Collateral Documents or any other Investment Document or to ensure the legality, validity or enforceability hereof or thereof or for the purpose of maintaining in full force and effect any Licenses and Permits. Each Consent which has been obtained or made in connection with the execution, delivery and performance of this Agreement or any other Investment Document is in full force and effect. The time within which any administrative or judicial appeal, reconsideration, rehearing or other review of any such Consent may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted.

        3.7       Capitalization.

                  (a) The authorized capital stock of the Company consists solely of 100,000,000 shares of Common Stock, of which 9,400,828 shares are issued and outstanding and are owned of record by the Persons listed in Schedule 3.7(a), and 50,000,000 shares of "blank check" preferred stock, par value $.01 per share, of the Company, 28 shares of which have been designated as "Series A Convertible Preferred Stock" and 23.57 shares of which are issued and outstanding and are owned of record by the Purchaser. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock, other than those contained in the Investor Rights Agreement. Schedule 3.7(a) sets forth true, correct and complete information regarding the capital structure of the Company immediately prior to the Effective Date on a Fully Diluted Basis. There are: (i) no outstanding Option Rights of the Company other than the Warrants and the Series A Preferred Shares;
        (ii) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of the Company; (iii) except as provided for in the Equity Repurchase Option Agreement, no obligations or rights (whether fixed or contingent) on the part of the Company or any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock of the Company or Option Rights of the Company; and (iv) no agreements granting any Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock or Option Rights of the Company or any of its Subsidiaries. All shares of Capital Stock and Option Rights of the Company that have been issued by the Company have been issued and offered in compliance with all federal and applicable state securities laws. No Capital Stock or Option Rights of the Company will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding securities of the Company on account of the issuance of the Securities, the exercise of any Warrant or the application of the "anti-dilution" provisions contained in any Warrant.

                  (b) The authorized capital stock of Overhill Ventures consists solely of 10,000 shares of capital stock, of which 1,000 shares are issued and outstanding as of the date hereof. The Company beneficially owns, directly or indirectly, all of the issued and outstanding shares of Capital Stock of Overhill Ventures. All of the outstanding shares of Capital Stock of Overhill Ventures have been duly authorized and are validly issued, fully paid and nonassessable, and are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. There are: (i) no outstanding Option Rights of Overhill Ventures; (ii) no voting trusts or other agreements or undertakings with respect to the voting of the capital stock of Overhill Ventures; (iii) no obligations or rights (whether fixed or contingent) on the part of Overhill Ventures to purchase, repurchase, redeem or put any outstanding shares of its Capital Stock or Option Rights of Overhill Ventures; and (iv) no agreements granting any Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock of Overhill Ventures or Option Rights issued by Overhill Ventures. All of the shares of Capital Stock of Overhill Ventures and Option Rights of Overhill Ventures have been issued and offered in compliance with all federal and applicable state securities laws.

                  (c) Immediately following the Spin-Off, TreeCon will not own or hold, directly or indirectly, any shares of, or Option Rights with respect to, the Capital Stock of the Company or any of its Subsidiaries.

                  (d) Schedule 3.7(d) sets forth a true and correct description of the capitalization of the Company showing, in reasonable detail, the total number and type of shares of Capital Stock of the Company immediately following the consummation of the Spin-Off on a Fully Diluted Basis.

                  (e) Other than the Spin-Off, no transaction, event or other occurrence has occurred which has caused or would cause an adjustment to the Conversion Price (as defined in Section 6(a) of the Certificate of Designation of the Series A Preferred Stock) of the Series A Preferred Shares pursuant to the terms of the Series A Preferred Shares.

                  (f) The Company has duly approved and effected the Stock Split in accordance with all Applicable Laws. As a result of the Stock
        Split: (a) The

        November 1999 Warrant is exercisable into not less than 1,994,141 shares of Common Stock, (b) the Fifth Amendment Warrant is exercisable into not less than 691,416 shares of Common Stock, (c) the Series A Preferred Shares are convertible into not less than 283,076 shares of Common Stock and (d) the number of shares of Common Stock to be issuable to the Purchaser pursuant to Section 6.1 of the Investor Rights Agreement is not less than 252,632, in each of clauses (a) through (d) above subject to adjustment in accordance with their respective or applicable terms.

        3.8 Validity and Issuance of Warrant Shares. All Warrant Shares have been duly authorized and, when issued under and in accordance with the applicable Warrant, will be duly and validly issued, fully paid and non-assessable.

        3.9 Validity of Liens of Purchaser. The Liens granted to the Purchaser under the Collateral Documents continue to constitute, and constitute, legal, valid, enforceable and perfected security interests and Liens in and to the Collateral, prior in right to all Liens (other than the Liens in favor of the Senior Lender) securing the due and punctual payment, performance and observance of all Obligations, including the payment and performance of all Obligations under the Note.

        3.10 SEC Documents. The Company has filed with the Commission all SEC Documents (including the Form 10 Registration Statement) that have been required to be filed by it with the Commission and the AMEX, and TreeCon has timely filed (after giving effect to extensions) with the Commission since the Initial Closing Date all SEC Documents that have been required to be filed by it with the Commission and the AMEX. Schedule 3.10 sets forth a true, complete and correct list of all SEC Documents filed by the Company and the respective dates of filing. Each SEC Document filed by the Company complies with all applicable requirements of the Securities Act, the Exchange Act or the applicable AMEX rules, as the case may be, and, when filed with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its Subsidiaries included in each SEC Document complied as to form, as of the dates of its filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Commission) and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied).

        3.11      Financial Information.

                  (a) The Company has delivered to the Purchaser true, correct and complete copies of (i) audited financial statements of the Company consisting of consolidated balance sheets of the Company and its Subsidiaries as of September 27, 1999, September 30, 2000 and September 30, 2001, and audited consolidated statements of operations, stockholders' equity and changes in financial position or cash flows for each of the three (3) years then ended, together with a report and an opinion of Ernst & Young LLP, the Company's independent accountants, and
        (ii) unaudited consolidated financial statements of the Company and its Subsidiaries consisting of a balance sheet as of August 25, 2002, and a statement of operations and cash flows for the ten (10)-month period then ended (the financial statements referred to in clauses (i) and (ii) are collectively referred to as the "Financial Statements"). The Financial Statements (including, in each case, the related schedules and notes) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such balance sheets and the results of operations of the Company and its Subsidiaries for the respective periods covered by such statements of operations, stockholders' equity and changes in financial position or cash flows, as the case may be, and have been prepared in accordance with GAAP.

                  (b) Except as previously disclosed in the SEC Documents filed by the Company or previously disclosed by the Company in a press release, since September 30, 2001, no Material Adverse Change has occurred.

                  (c) None of the Company Parties, TreeCon or any of their respective Subsidiaries, Affiliates, officers or directors (i) is contemplating the filing of a petition under the Bankruptcy Law or the liquidation of all or any major portion of its assets or properties or
        (ii) is aware of any Person contemplating the filing of any petition against it under the Bankruptcy Law. None of the Company Parties or any of their respective Subsidiaries is contemplating changing its business, as such business is being conducted on the date hereof.

                  (d) The Company has previously furnished to the Purchaser true, correct and complete copies of all "management" letters issued by the Company's and TreeCon's independent auditors since January 1, 2000.

        3.12      Existing Indebtedness; Existing Liens; Investments; Etc.

                  (a) Schedules 3.12(a)(i) through (v), respectively, set forth a true, correct and complete list or schedule, and describe, as of the date or dates indicated therein, as applicable:

                        (i) all Indebtedness of the Company Parties and their respective Subsidiaries on a consolidated and consolidating basis (collectively, "Existing Indebtedness") as of the date hereof;

                        (ii) all Liens as of a recent practicable date in respect of any assets of the Company Parties or their respective Subsidiaries (collectively, "Existing Liens"), showing, as to each such Lien, the name of the grantor and secured party, the Indebtedness secured thereby, the name of the debtor (if different from the grantor) and the assets or other property covered by such Lien;

                        (iii) all Investments of the Company Parties and their Subsidiaries as of the date hereof;

                        (iv) all UCC financing statements existing as of the date hereof naming any Company Party or any of its Subsidiaries as a debtor; and

                        (v) a payables aging schedule for the Company and its Subsidiaries as of a recent practicable date.

                  (b) Except as set forth on Schedule 3.12, no Company Party or any of its Subsidiaries has any Indebtedness, liabilities or other obligations as of the date hereof, whether accrued, absolute, contingent or otherwise, that are required to be reflected on a balance sheet prepared in accordance with GAAP and that are not reflected on the consolidated balance sheet of the Company and its Subsidiaries included in the Financial Statements.

                  (c) Immediately following the Effective Date, no Company Party or any of its Subsidiaries will have any Indebtedness, whether accrued, absolute, contingent or otherwise (whether individually or in the aggregate), except for (i) "Revolving Loans" and the "Term Loan," in each case as defined in the UBOC Senior Credit Agreement, and (ii) Indebtedness under the Note.

                  (d) All principal, interest and other amounts owing under the Serrano Note has been paid in full.

        3.13 Absence of Certain Changes. Except for the Consolidation, and as otherwise previously disclosed in the SEC Documents filed by the Company or previously disclosed by the Company in a press release or to the Purchaser in writing, except as provided in Schedule 3.13, since September 30, 2001, there has not been:

                  (a) Any transaction outside of the ordinary course of business involving any Company Party or its Subsidiaries;

                  (b) Any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the Capital Stock of the Company or any of its Subsidiaries, or any redemption, purchase or other acquisition of securities of the Company or any of its Subsidiaries, or any payment to any stockholder of the Company or any of its Subsidiaries not in its capacity as a stockholder;

                  (c) Any damage, destruction or loss, whether or not covered by insurance, to any material assets or properties of the Company or any of its Subsidiaries;

                  (d) Any material adverse change in the assets, liabilities, condition (financial or otherwise), operations or prospects of any Company Party or any of its Subsidiaries;

                  (e) Except for the transfer of the Officer Notes from TreeCon to the Company in connection with the Spin-Off, any loan or advance made by any Company Party or any of its Subsidiaries to any Person, except travel advances or other reasonable business expense advances made in the ordinary course of business to any of its employees;

                  (f) Any Indebtedness for borrowed money incurred by any Company Party or any of its Subsidiaries or any commitment to incur Indebtedness for borrowed money entered into by any Company Party or any of its Subsidiaries (except as contemplated by this Agreement);

                  (g) Any capital expenditures or commitments to make capital expenditures materially in excess of the amounts reflected in the financial projections attached to the Officers' Certificate being delivered to the Purchaser pursuant to Section 5.16;

                  (h) Any indemnity or other claims made by or against any Company Party or any of its Subsidiaries with respect to or in connection with any acquisition or sale or other disposition, whether direct or indirect, of the Capital Stock or assets of any other Person;

                  (i) Any amendment or other modification to the charter or bylaws of any Company Party or any of its Subsidiaries, except in connection with the issuance of shares of Series A Preferred Stock to the Purchaser and the Spin-Off;

                  (j) The formation of any Subsidiary of any Company Party or any of its Subsidiaries;

                  (k) Except for the forgiveness of the TreeCon Accounts Receivable, any waiver by any Company Party or any of its Subsidiaries of a valuable right or of material Indebtedness owed to it;

                  (l) Any payment, satisfaction, discharge or cancellation of any debts or claims of any Company Party or any of its Subsidiaries other than in the ordinary course of business consistent with past practices;

                  (m) Any amendment, modification or termination of any Material Contract;

                  (n) Any increase in the Contingent Obligations of any Company Party or any of its Subsidiaries, by way of guarantees or otherwise;

                  (o) Any mortgage, pledge or subjecting to Lien of any of the assets or properties of any Company Party or any of its Subsidiaries, or any assumption of, or taking any assets or properties subject to, any liability;

                  (p) Any resignation or termination of employment of any director, officer or key employee of any Company Party or any of its Subsidiaries;

                  (q) Any Investment by any Company Party or any of its Subsidiaries in the Capital Stock of any Person;

                  (r) Any payment of management or other fees by the Company or any of its Subsidiaries to TreeCon or any other Affiliate of the Company (other than as described in recital D, clause (iv));

                  (s) Any offer, issuance or sale of any shares of Capital Stock or Option Rights of any Company Party or any of its Subsidiaries, other than to the Purchaser or to employees under the 2002 Employee Stock Option Plan;

                  (t) Any alteration or change in the Company's credit guidelines and policies, charge-off policies or accounting methods, quality control procedures or policies or manner of preparing its financial statements or maintaining its books of account;

                  (u) any increase in, or commitment to increase, the salaries, wages, bonuses or other compensation payable or to become payable to any officer or other employee of the Company or any of its Subsidiaries, other than increases in salaries and wages in the ordinary course of business consistent with past practices and not in excess of fifteen percent (15.0%) for any one officer or other employee;

                  (v) The adoption by any Company Party or any of its Subsidiaries of any new Benefit Plan or material amendment to any Benefit Plan, other than the 2002 Employee Stock Option Plan, involving any officer, director, employee or former employee of any Company Party or any of its Subsidiaries (or any of their dependents or beneficiaries);

                  (w) Any settlement of any litigation, entry of a consent decree or entry of any judgment against any Company Party or any of its Subsidiaries with a value of $25,000 or more;

                  (x) Any revaluation or write-off of any asset of any Company Party or any of its Subsidiaries, including increases in reserves, except in the ordinary course of business consistent with past practice (other than the write-off of the TreeCon Accounts Receivable); or

                  (y) The occurrence of any other event or the development of any other condition which could have a Material Adverse Effect.

        3.14      Material Contracts.

                  (a) Schedule 3.14 sets forth a true, correct and complete list of all existing or pending contracts, commitments, licenses, agreements, obligations or arrangements, whether oral or written, formal or informal, to which any Company Party or any of its Subsidiaries is a party (or intend to become a party) or to which any of its assets or properties is bound (or may become bound):

                        (i) under which any Company Party or any of its Subsidiaries is indemnified for or against any liability in excess of $250,000 or under which any Company Party or any of its Subsidiaries is or could be obligated to indemnify any Person in excess of $100,000;

                        (ii) under which any Company Party or any of its Subsidiaries leases personal property from or to third parties;

                        (iii) for the purchase or sale of products or other personal property or for the furnishing or receipt of services by any Company Party or any of its Subsidiaries (A) which calls for performance over a period of more than one (1) year,
                  (B) which involves payments of more than $100,000 in the aggregate or (C) in which any Company Party or any of its Subsidiaries has agreed to purchase a minimum quantity of goods or services in excess of $200,000 in value or has agreed to purchase goods or services exclusively from any Person (provided, however, that it is agreed that the Company shall not be required to list on
                  Schedule 3.14 any poultry purchase contracts entered into in the ordinary course of business, provided that such contracts will be deemed to be Material Contracts);

                        (iv) (A) granting representation, marketing or distribution rights, other than food brokers' agreements entered into in the ordinary course of business, or (B) relating to Intellectual Property;

                        (v) regarding the financing of its business or any part of its business or operations;

                        (vi) establishing any partnership, any joint venture or any strategic alliance;

                        (vii) under which any Company Party or any of its Subsidiaries has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness (including Capital Lease Obligations);

                        (viii) concerning any confidentiality obligations entered into outside of the ordinary course of business or any covenants or agreements restricting it from carrying on any business or from competing in any line of business or with any Person;

                        (ix) with officers, directors, employees, consultants or independent contractors of any Company Party or any of its Subsidiaries;

                        (x) resulting in the creation or incurrence of any Lien (including any precautionary lease filings);

                        (xi) involving any Affiliates of any Company Party or any of its Subsidiaries;

                        (xii) under which the consequences of a default or termination could have a Material Adverse Effect on any Company Party or any of its Subsidiaries, whether individually or in the aggregate;

                        (xiii) under which any Company Party or any of its Subsidiaries will (A) receive aggregate payments from customers, (B) make aggregate payments to vendors or other suppliers or (C) make or receive aggregate payments to or from any other Persons, in each case in excess of $500,000 per annum;

                        (xiv) any collective bargaining agreement entered into by, or binding upon, the Company or any of its Affiliates; and

                        (xv) not entered into in the ordinary course of business and described in response to any of the foregoing clauses.

                        All of the types of contracts, commitments, licenses, agreements, obligations or arrangements described in clauses (i) through
        (xv) above, together with the real property leases and other interests described in Section 3.25, whether entered into prior to, on or after the Effective Date, are collectively referred to herein as the "Material Contracts." At the request of the Purchaser, the Company shall deliver to the Purchaser a true, correct and complete copy of each of the written Material Contracts, and a written summary of each of the oral Material Contracts, including all amendments, supplements or other modifications thereto.

                  (b)   Each Material Contract existing as of the date hereof is
        (i) a legal, valid and binding obligation of the Company Party or any Subsidiary that is a party thereto, enforceable against it in accordance with its terms (assuming the enforceability of such Material Contract against the other parties thereto), (ii) to the best knowledge of the Company Parties, a legal, valid and binding obligation of the other parties thereto, enforceable against such other parties in accordance with its terms (assuming the enforceability of such Material Contract against any Company Party or any of its Subsidiaries party thereto) and
        (iii) in full force and effect on the date hereof. Any Company Party or any of its Subsidiaries, on the one hand, and, to the best knowledge of the Company Parties, all other parties to the existing Material Contracts, on the other hand, are in substantial compliance with the terms thereof, and no default or event of default by any Company Party or any of its Subsidiaries, as the case may be, or, to the best knowledge of the Company Parties, any other party thereto exists thereunder.

                  (c) No Company Party or any of its Subsidiaries is a party to any contract, commitment, license, agreement, obligation or arrangement that restricts it from carrying on its business or any part thereof, or from competing in any line of business or with any Person.

        3.15      [Intentionally Omitted].

        3.16 Accounts Receivable. All accounts receivable of the Company and its Subsidiaries (a) to the best knowledge of the Company Parties, are legal, valid and binding obligations of the Persons shown on the books of the Company or such Subsidiary as the respective account debtors with respect thereto, (b) arose out of bona fide sales actually made or services actually performed on or prior to such date in the ordinary course of business, (c) are not subject to any discount, rebate, offset, return privilege or claim outside of the ordinary course of business (and are reflected in the reserves established on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP) and (d) to the best knowledge of the Company Parties, are valid and collectible in the ordinary course of business. To the best knowledge of the Company Parties, no customer has indicated an unwillingness or an inability to pay any amount included in the accounts receivables of the Company or any of its Subsidiaries.

        3.17 Labor Relations. Each of the Company Parties and their Subsidiaries is in full compliance with the Fair Labor Standards Act (29 U.S.C.Section 201 et seq.), all state wage and hour laws and all worker's compensation laws and is not engaged in any unfair labor practice which has had or could have a Material Adverse Effect. Except as disclosed on Schedule 3.17:

                  (a) There is no labor strike, slowdown, work stoppage or charge of unfair labor practice, and there are no material labor disputes, grievances, complaints or arbitration proceedings, pending or affecting any Company Party or any of its Subsidiaries nor, to the best knowledge of the Company Parties, is there any basis therefor or threat thereof;

                  (b) No Company Party or any of its Subsidiaries is bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union or other employee organization, and no labor union or other employee organization has requested or sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries;

                  (c) No Company Party or any of its Subsidiaries is aware of any labor union or other employee organization activity involving the employees of the Company or any of its Subsidiaries, or of any officer or key employee, or any group of officers or key employees, that intends to terminate his or her employment with the Company or any of its Subsidiaries;

                  (d) To the best knowledge of the Company Parties, there are no petitions pending before the National Labor Relations Board in connection with any pending claim for union representation; and

                  (e) To the best knowledge of the Company Parties, there is no fact or circumstance which could, with the passage of time or otherwise, cause this representation and warranty to be no longer true and correct.

        3.18      Employee Benefit Plans; ERISA. For purposes of Sections 3.18
(a) through 3.18(j), the term "Company" shall include any ERISA Affiliate. However, this Section 3.18 will not apply to a "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate contributes or is obligated to contribute, except as expressly referred to herein.

                  (a) Schedule 3.18 sets forth a true, correct and complete list of:

                        (i) Each individual employment, termination, or severance agreement since October 1, 2000, between any Company Party, on the one hand, and each employee whose annual compensation is or was at a base rate equal to or exceeding $100,000, on the other hand;

                        (ii)    All employee benefit plans (as defined in ERISA
                  Section 3(3)), including all Multiemployer Plans; and

                        (iii) All other profit-sharing, bonus, stock option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, supplemental retirement, employee loan or loan guarantee program, split dollar, cafeteria plan and other compensation arrangements;

        in each case maintained or contributed to by the Company or any of its Subsidiaries for the benefit of its or their employees (or former employees) and/or their beneficiaries. All of these types of arrangements shall be collectively referred to as "Benefit Plans." An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because the Company's or any Subsidiary's obligations under the plan arise by reason of its being a "successor employer" under Applicable Law. Furthermore, a Voluntary Employees' Beneficiary Association under Section 501(c)(9) of the Code will be considered a Benefit Plan for this purpose.

                  (b) The Company has delivered to the Purchaser a true and complete copy of each of the following documents, to the extent that they are applicable:

                        (i) Each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and Schedule 3.18 includes a description of any such amendment that is not in writing);

                        (ii) The current draft of the Summary Plan Description and all subsequent Summaries of Material Modifications of each Benefit Plan;

                        (iii) The most recent Internal Revenue Service determination letter for each Benefit Plan that is intended to qualify for favorable income Tax treatment under Section 401(a) or 501(c)(9) of the Code, which determination letter reflects all amendments that have been made to the plan (except as set forth in Schedule 3.18); and

                        (iv) The two (2) most recent Form 5500s (including all applicable Schedules and the opinions of the independent accountants) that were filed on behalf of the Benefit Plan, and the most recent Form 5500 (including all applicable schedules and the opinions of the independent accountants) that were filed on behalf of each Multiemployer Plan.

                  (c) All costs of administering and contributions required to be made to each Benefit Plan (including any Multiemployer Plan) under the terms of that Benefit Plan, ERISA, the Code, or any other applicable law have been timely made, and are fully deductible in the year for which they were paid. All other amounts that should be accrued to date as liabilities of the Company under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the books of the Company. There will be no liability of the Company (i) with respect to any Benefit Plan that has previously been terminated or (ii) under any insurance policy or similar arrangement procured in connection with any Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Effective Date.

                  (d) Each Benefit Plan at all times has been operated in accordance with its terms, and complies currently, and has complied in the past, both in form and in operation, with all Applicable Law, including ERISA and the Code. The Internal Revenue Service has issued a favorable determination letter with respect to each

        Benefit Plan that is intended to qualify under Section 401(a) or 501(c)(9) of the Code, and no event has occurred (either before or after the date of the letter) that would disqualify the plan.

                  (e) Neither the Company nor any of its Subsidiaries maintains any plan that provides (or will provide) medical or death benefits to one or more former employees or independent contractors (including retirees), other than benefits that are required to be provided under COBRA and any state law continuation coverage or conversion rights. The Company and its Subsidiaries have complied in all material respects with the continuation coverage requirements of COBRA.

                  (f) Neither the Company nor any of its Subsidiaries maintains any plan (including any Multiemployer Plan) that is subject to
        Section 412 of the Code.

                  (g) There are no investigations, proceedings, lawsuits or claims pending or, to the best knowledge of the Company Parties, threatened relating to any Benefit Plan.

                  (h) No Company Party or any of its Subsidiaries has any intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify any existing Benefit Plan so as to increase benefits to participants or the cost of maintaining the plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be, increased subsequent to the date documents are provided to the Purchaser. No statement, either oral or written, has been made by the Company (or any agent of the Company) to any Person regarding any Benefit Plan that is not in accordance with the Plan that could have adverse economic consequences to the Purchaser.

                  (i) None of the persons performing services for the Company or its Subsidiaries have been improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

                  (j) None of the Benefit Plans provide any benefits that (i) become payable or become vested solely as a result of the consummation of this transaction or (ii) would result in excess parachute payments (within the meaning of Section 280G of the Code), either (A) solely as a result of the consummation of this transaction or (B) as a result of the consummation of this transaction and any actions taken by the Purchaser after the Initial Closing Date. Furthermore, the consummation of this transaction will not require the funding (whether formal or informal) of the benefits under any Benefit Plan (e.g., contributions to a "rabbi trust").

                  (k) The present value of all accrued benefits under any Benefit Plans subject to Title IV of ERISA (including any Multiemployer Plans) shall not, as of the Effective Date, exceed the value of the assets of such Benefit Plans allocated to such accrued benefits, based upon the applicable provisions of the Code and ERISA, and each such Benefit Plan shall be capable of being terminated as of the Effective Date in a "standard termination" under Section 4041(b) of ERISA. With respect to each Benefit Plan that is subject to Title IV of ERISA (including any Multiemployer Plan), (i) no amount is due or owing from any Company Party to the PBGC or to any such Benefit Plan on account of any withdrawal therefrom, and (ii) no such Benefit Plan has been terminated other than in accordance with ERISA or at a time when the plan was not sufficiently funded. The transactions contemplated under this Agreement shall not result in any such withdrawal or other liability under ERISA. None of the Company Parties has any knowledge of any actual or planned reorganization of any Multiemployer Plan. None of the Benefit Plans subject to Title IV of ERISA (including any Multiemployer Plan) has, since September 2, 1974, been completely or partially terminated nor has there been any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to any of such Benefit Plans since the effective date of ERISA nor has any notice of intent to terminate been filed or given with respect to any such Benefit Plan.

        3.19      Taxes.

                  (a) The affiliated group (within the meaning of Section 1504(a) of the Code) of TreeCon has timely filed all federal, state and other Tax Returns required to have been filed by it or them for each taxable period during which the Company and its Subsidiaries were members of the affiliated group. All such Tax Returns were correct and complete in all respects. All income or other Taxes owed by such affiliated group (whether or not shown on the Tax Returns) have been paid for each taxable period during which the Company and its Subsidiaries were members of the affiliated group.

                  (b) The Company, TreeCon and each of their respective Subsidiaries have withheld and paid all Taxes required to be withheld and paid by it or them in connection with amounts paid or owing to any employees, creditors, stockholders or other third parties.

                  (c) Except as set forth in Schedule 3.19, (i) none of the Company, TreeCon or any of their respective Subsidiaries has been advised that any Tax Returns have been or are being audited by any Governmental Authority, (ii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against the Company, TreeCon or any of their respective Subsidiaries, (iii) there are no actions, suits, proceedings or claims now pending by or against the Company, TreeCon or any of their respective Subsidiaries in respect of any Taxes or assessments, and (iv) there is no pending or, to the best knowledge of the Company Parties, threatened audit or investigation of the Company, TreeCon or any of their respective Subsidiaries by any Governmental Authority relating to any Taxes or assessments, or any claims for additional Taxes or assessments asserted by any Governmental Authority.

                  (d) Except as may be required or permitted under the Code with respect to the filing of consolidated Tax returns and as may be provided in Section 8.10, none of the Company, TreeCon or any of their respective Subsidiaries is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement.

                  (e) Pursuant to Section 355(c) of the Code, TreeCon will recognize no gain in connection with the distribution of the shares of Common Stock by TreeCon in the Spin-Off.

                  (f) TreeCon will distribute no property in the Spin-Off other than qualified property within the meaning of Section 355(c)(2)(B) of the Code.

                  (g) None of the Common Stock distributed by TreeCon in the Spin-Off will be treated as other property pursuant to Section 355(a)(3)(B) of the Code, and the Common Stock does not constitute non-qualified preferred stock as defined in Section 351(g)(2) of the Code.

                  (h) None of the Common Stock distributed by TreeCon in the Spin-Off will be distributed in a disqualified distribution within the meaning of Section 355(d)(2) of the Code (provided, however, that the Company shall not be deemed to have breached this clause (h) if TreeCon is deemed after the Spin-Off to have distributed shares of Common Stock in a disqualified distribution and, as a result thereof, the Company does not incur losses, claims, damages, obligations, liabilities, judgments, costs or expenses in excess of $250,000 in the aggregate).

                  (i)   There is no plan or arrangement within the meaning of
        Section 355(e) of the Code pursuant to which one or more persons will acquire stock representing a fifty percent (50%) or greater interest in either TreeCon or the Company.

                  (j) There is no excess loss account with respect to the Capital Stock of the Company or any Subsidiary.

                  (k) For two years preceding the effective date of the Spin-Off, no person or persons have acquired an interest in TreeCon that will result in one or more persons acquiring stock representing a 50-percent or greater interest in the Company or TreeCon as a result of the Spin-Off.

                  (l) Neither the Spin-Off, nor any revisions to compensation arrangements effected in connection with the Spin-Off, will result in any liability of the Company (including any liability for an indemnity pursuant to any employment arrangement) as a result of the application of Section 280G or any disallowance of the deduction of any compensation expense as a result of the application of Section 162(m) of the Code.

        3.20 Legal Action. Schedule 3.20 sets forth a true, complete and correct list of all actions, suits, arbitrations, investigations, inquiries or other proceedings, whether governmental or non-governmental, pending or threatened as of the date hereof or at any time since January 1, 2000, (a) against, relating to or affecting any Company Party, TreeCon or any of their respective Subsidiaries, or any officer, director or employee thereof in his or her capacity as such, or any of its or their respective assets, properties or businesses (provided that such Schedule may omit any individual action, suit or other proceeding that involves a monetary claim of less than $10,000 (provided that the aggregate of all such actions, suits or other proceedings does not exceed $20,000)) or (b) that seeks to enjoin the Spin-Off or any transaction related thereto or contemplated thereby. Such Schedule sets forth, as to each matter identified therein, the names of the parties thereto, the forum for such matter, a summary of the details of the matter, the settlement or other disposition of the matter (including the monetary value of such settlement or other disposition) or, if such matter is still pending, a statement to that effect and a summary of the current status. There is no outstanding order, judgment, writ, decree, injunction or ruling of any Governmental

Authority against, relating to or affecting any Company Party, TreeCon or any of their respective Subsidiaries or assets, or any officer, director or employee thereof in his or her capacity as such. There is no action, suit, arbitration, investigation, inquiry or other proceeding pending or threatened before any Governmental Authority which questions the validity or enforceability of this Agreement or any Investment Document or any actions taken or to be taken pursuant hereto or thereto, or which could, individually or in the aggregate, have a Material Adverse Effect. The Company has furnished true, correct and complete copies of all Compliance Reports issued by any Governmental Authority since January 1, 1997. On September 26, 2002, the plaintiff's motion for a preliminary injunction to enjoin TreeCon from consummating the Spin-Off, filed in the action entitled Stanley Peltz and Richard Ryan v. Polyphase Corporation et al. (Case No. CV-S-97-791-RLH (RJJ)) pending before the United States District Court for the District of Nevada, was denied by the court, and as of the Effective Date, neither the Company nor TreeCon nor their counsel have been notified that the court's ruling has been stayed, appealed, vacated or otherwise rendered ineffective.

        3.21      Transactions with Affiliates.

                  (a) As of the Effective Date, there will be no contract, commitment, license, agreement, debt, obligation or arrangement between any Company Party or any of its Subsidiaries, on the one hand, and TreeCon or any of TreeCon's Affiliates, on the other, other than the agreement of the Company to make Tax Sharing Cash Payments to TreeCon for the taxable year ended on or about September 30, 2002, and as provided in this Agreement.

                  (b) Except as set forth on Schedule 3.21, immediately following the Effective Date:

                        (i) none of the Company Parties or any of their respective Subsidiaries will be indebted, directly or indirectly, to any of its own officers, directors or employees or those of its Affiliates, or any members of the Immediate Families of such officers, directors or employees, except for compensation payable to its own officers, directors or employees and reasonable travel expenses accrued in the ordinary course of business; and

                        (ii) none of the officers or directors of the Company Parties or any of their respective Subsidiaries, or any members of the Immediate Families of such officers or directors, will (A) be indebted to any Company Party or its Subsidiaries in any amount whatsoever, other than under the Officer Notes, or (B) to the best knowledge of the Company Parties, have any direct or indirect ownership interests in any Person which, directly or indirectly, competes with the Company Parties.

                  (c) Except as set forth on Schedule 3.21, no Executive Officer, director or stockholder of the Company or any of its Subsidiaries, or any member of his or her Immediate Families, has any direct or indirect interest in any contract, commitment, license, agreement, obligation or arrangement to which any Company Party or any of its Subsidiaries is a party. No Executive Officer, director or, to the best knowledge of the Company Parties, stockholder of TreeCon, or any member of his or her Immediate Families, has any direct or indirect interest in any contract, commitment, license, agreement, obligation or arrangement to which the Company Parties or any of their respective Subsidiaries is a party.

                  (d) None of the Company Parties or any of their respective Subsidiaries is a party to any agreement relating to the voting or disposition of the Capital Stock of any Company Party or any of its Subsidiaries.

                  (e) Except as set forth on Schedule 3.21, since January 1, 2000, no stockholder, employee, officer, director or Affiliate of any Company Party, and no member of the Immediate Family of any such Person, has engaged in any transaction or commercial relationship with the Company or TreeCon, other than the payment of compensation to its own officers and employees and reasonable travel expenses accrued in the ordinary course of business.

                  (f) Since January 1, 2000, no Company Party or any of its Subsidiaries has loaned or advanced funds to any of its Affiliates, officers, directors, employees or stockholders or to any member of the Immediate Families of any of the foregoing, except for travel advances to its own employees made in the ordinary course of business.

        3.22 Investment Company Act; Margin Stock. No Company Party or any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and no Company Party or any of its Subsidiaries is controlled by such a company. No Company Party or any of its Subsidiaries is engaged in extending credit for the purposes of purchasing or carrying Margin Stock. No Company Party or any of its Subsidiaries has any Margin Stock, as determined in accordance with the Margin Regulations.

        3.23 Compliance with Laws; Licenses and Permits. The Company and each of its Subsidiaries are in compliance with all Applicable Law (including the rules and regulations of the FDA and the USDA), including the Sarbanes-Oxley Act of 2002. Schedule 3.23 sets forth a true, correct and complete list of all Licenses and Permits held by the Company and its Subsidiaries in connection with the ownership of their assets or the conduct of their businesses (which Schedules shall set forth, with respect to each License or Permit, its name, the issuing Person, the date it was issued and the date of expiration), and such Licenses and Permits constitute all of the Licenses and Permits required under Applicable Law to own their respective assets or conduct their respective businesses as now conducted and as proposed to be conducted. All of such Licenses and Permits are validly issued and in full force and effect, and the Company and its Subsidiaries have fulfilled and performed all of their obligations with respect thereto and have full power and authority to operate thereunder.

        3.24 Title to Property; Liens. The Company and each of its Subsidiaries has good and marketable title to its real properties, or valid leasehold interests in real property, and good and merchantable title to its other respective properties, and none of such properties is subject to any Liens, except for Liens in favor of the Senior Lender and the Purchaser and Permitted Liens. The Company and each of its Subsidiaries enjoy quiet possession under all leases to which they are parties as lessees, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision adversely affecting the current and proposed operations of the Company or its Subsidiaries.

        3.25      Real Property.

                  (a) Neither the Company nor any other Company Party owns any fee interest in any real property.

                  (b) Schedule 3.25 sets forth a true, correct and complete list of all real property leases, subleases or licenses pursuant to which the Company or any of its Subsidiaries is a lessor, lessee, sublessor, sublessee, licensor or licensee of real property, in each case as amended through the date hereof, which list includes the street address, the identity of the lessors, lessees, sublessors, sublessees, licensors or licensees, the term thereof (referencing applicable extension or renewal periods), the rent payment terms and the current use. At the Purchaser's request, the Company shall deliver to the Purchaser true, correct and complete copies of each such lease, sublease or license. The real property interests described or listed on Schedule
        3.25 constitute all of the leasehold interests in real property leased or otherwise held for use by the Company and its Subsidiaries. With respect to each such lease, sublease and license, except as set forth on
        Schedule 3.25:

                        (i) such lease, sublease and license is legal, valid, binding and enforceable against the parties thereto and is in full force and effect;

                        (ii) no party thereto is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (iii) there are no disputes, oral agreements or forbearance programs in effect as to any such lease, sublease or license; and

                        (iv) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest therein.

                  (c) No Consent of any party to any lease, sublease or license is required in connection with the execution, delivery or performance of this Agreement, the Note or the other Investment Document, including the amendment, restatement and issuance of the Securities, and the exercise of any remedies under any of the Collateral Documents, and no such event shall be prohibited by, or shall constitute a default under, any such lease, sublease or license.

                  (d) All parking lots located on any real property leased by the Company or any of its Subsidiaries are in compliance with Applicable Law, including zoning requirements, and are adequate for its employees and business operations.

        3.26      Environmental Matters. Except as set forth in Schedule 3.26:

                  (a) Each Environmental Person and each Site is in compliance with all, and no Environmental Person has any liability under, any Environmental Laws.

                  (b) No Release has occurred at any Site, and there are no present or past Environmental Conditions in any way relating to any Environmental Person, any Site or the business or operations of any Environmental Person.

                  (c) The Company has delivered to the Purchaser true, correct and complete copies of all environmental site assessments, audits, studies or reports relating to any Environmental Condition or relating to the business, condition or operations of all Environmental Persons.

                  (d) No Environmental Person is a "potentially responsible party" within the meaning of CERCLA with respect to any federal, state, local or foreign environmental clean-up site or with respect to investigations or corrective actions under any Environmental Laws.

                  (e) No Environmental Person has received notice of any alleged, actual or potential responsibility, inquiry, investigation or administrative or judicial proceeding regarding (i) any Release by any Environmental Person at any Site or other location or (ii) any violation of or non-compliance by any Environmental Person with the conditions of any License or Permit required under any Environmental Laws or the provisions of any Environmental Laws. No Environmental Person has received notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resources or the environment arising from or relating to any Release, transportation or disposal of any Hazardous Materials.

                  (f) Each Environmental Person has furnished all notices and warnings, made all reports and has kept and maintained all records required by, and in compliance with, all Environmental Laws, including any notices and Consents required under any Environmental Laws in connection with the consummation of the transactions contemplated by the Investment Documents.

        3.27      Intellectual Property.

                  (a) The Company and each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in the conduct of its business as currently conducted and as proposed to be conducted. Schedule 3.27 lists (i) all patents, patent applications, trademarks,servicemarks, trademark and servicemark applications, copyrights and trade names owned or held by the Company or any of its Subsidiaries and used in the conduct of its or their businesses, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed;
        (ii) all material written licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which any Person (other than employees of the Company in the course of their employment) is authorized to use any such Intellectual Property rights; and (iii) all material written licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including computer software ("Third Party Intellectual Property Rights") which are used in the businesses of the Company or the Subsidiaries or which form a part of any product or service of the Company or its Subsidiaries, all of which are in full force and effect. The Company has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses and agreements and related documentation, all as amended to date. Neither the Company nor any of its Subsidiaries has agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property that the Company owns or uses. Neither the Company nor any of its Subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Schedule 3.27 under the terms of this
        Section 3.27.

                  (b) Neither the Company nor any of its Subsidiaries will be, as a result of the execution and delivery of this Agreement or the performance of the Company Parties' obligations under this Agreement, in breach of any license, sublicense or other agreement relating to its Intellectual Property or Third Party Intellectual Property Rights.

                  (c) Neither the Company nor any of its Subsidiaries has been named in any suit, action or other proceeding which involves a claim of infringement of any Intellectual Property rights of any third party. The performance of the services offered by the Company and its Subsidiaries do not infringe on any Intellectual Property rights of any other Person, and to the best knowledge of the Company Parties, the Intellectual Property rights of the Company and its Subsidiaries (including the Third Party Intellectual Property Rights) are not being infringed by activities, products or services of any third party.

        3.28 Nature of Business. The Company is not engaged in any business other than the manufacture, distribution and sale of frozen food products and any activities ancillary or related thereto.

        3.29 Powers of Attorney. Except as executed in connection with the Collateral Documents, there are no outstanding powers of attorney executed by or on behalf of the Company or any of its Subsidiaries.

        3.30 Listing of Common Stock. The shares of Common Stock will be listed for trading solely on the AMEX, effective on and as of the Effective Date. As of the Effective Date, the Company will be in compliance with all applicable AMEX listing standards and requirements. No Capital Stock of the Company or any of its Subsidiaries is listed or traded on any securities exchange other than the shares of Common Stock listed for trading on the AMEX. The Company has previously furnished to the Purchaser true, correct and complete copies of all material written communications with the AMEX.

        3.31 Insurance. Schedule 3.31 sets forth a true and complete list of all liability and other insurance policies insuring the Company and its Subsidiaries against losses arising out of or related to the businesses of the Company and its Subsidiaries (which list accurately describes the coverage carried and the expiration dates of such policies). The Company and each of its Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged and will be so covered after consummation of the transactions contemplated hereby. The insurance policies listed on Schedule 3.31 constitute insurance protection against all liability, claims and risks occurring in the ordinary course of business customarily included within comprehensive liability coverage and at amounts and levels customarily maintained for a business of this type. Schedule 3.31 also sets forth the list of keyman life insurance policies current in effect on the life of James Rudis as required under Section 8.9.
Schedule 3.31 also sets forth all claims made by the Company or any of its Subsidiaries under such policies during the past three (3) years. All such policies are in full force and effect.

        3.32 Customers. Schedule 3.32 lists the names and addresses of the six (6) most significant customers (by revenue) of the Company during each of the Fiscal Years ended September 30, 2000 and September 30, 2001, and the amount and percentage of total revenues accounted for by each such customer during each such period. No customer of the Company accounts for more than fourteen percent (14.0%) of total revenues of the Company in the Fiscal Year ended September 30, 2001. The Company has not received any notice, nor has the Company any reason to believe, that any significant customer of the Company has ceased, or will cease, to use the products or services of the Company, or has reduced, or will reduce, the use of such products or services at any time.

        3.33 Suppliers. Schedule 3.33 lists the six (6) largest suppliers of any products or services to the Company during the Fiscal Year ended September 30, 2001, and the amount of purchases made by the Company from each during such period. No material purchase order or commitment of the Company is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

        3.34 Business Relationships. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Company or its Subsidiaries, on the one hand, and any customer or group of customers whose purchases, individually or in the aggregate, are material to the business of the Company, as the case may be, or with any material suppliers, on the other, and there exists no present condition or state of facts or circumstances which could materially and adversely affect the Company or its Subsidiaries or prevent the Company or its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has been heretofore been conducted.

        3.35 Personal Property Leases. Schedule 3.35 sets forth a true and complete list and description of all agreements (or group of related agreements) for the lease of personal property by the Company or any of its Subsidiaries, including the name of the lessor, the type of lease (whether operating, capital or otherwise), a description of the property and the monthly rental payments due. Neither the Company nor any of its Subsidiaries has breached any agreement pertaining to, is in default with respect to, or is overdue in payment of, any amounts owing under any lease agreement disclosed on Schedule 3.35. No such lease agreement contains any provisions which restrict or prohibit (a) the issuance of the Securities as contemplated herein, (b) any other financings by the Company or any Subsidiaries, including any public or private debt or equity financings or (c) other than ordinary restrictions on assignment, any merger, sale of assets or other event which could result in a Change in Control.

        3.36 Employment Agreements. Schedule 3.36 sets forth a true, correct and complete list of all employment, agency, independent contractor and sales representative agreements, golden parachute agreements and employee-related non-competition and non-solicitation agreements to which any Company Party or any of its Subsidiaries is a party. The Company has previously delivered to the Purchaser true, correct and complete copies of all such agreements, including all amendments thereto. Each such agreement is in writing, is a valid and binding agreement enforceable against the respective parties thereto in accordance with its terms, and no party to any such agreement is in breach of, or in default with respect to, any of its obligations thereunder, nor is the Company or any of its Subsidiaries aware of any facts or circumstances which might give rise to any breach or default thereunder.

        3.37 Solvency. Each of the Company, TreeCon and its Subsidiaries is Solvent. Immediately following the Spin-Off, each of the Company, TreeCon and its Subsidiaries will be Solvent. Neither any Company Party, TreeCon nor any of their respective Subsidiaries intends to incur, or believes it will incur, by virtue of the consummation of the transactions contemplated hereby and by the other Investment Documents, debts or liabilities that are beyond its ability to pay as they mature. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the other Investment Documents (including the Spin-Off) with the intent to hinder, delay or defraud either present or future creditors of the Company Parties, TreeCon or their respective Subsidiaries.

        3.38      Corporate Separateness.

                  (a) Customary formalities regarding the separate corporate existence of the Company have at all times since its formation been, and such customary formalities will continue to be, observed. When used in this Section 3.38, the term "Company" includes the Company and its Subsidiaries.

                  (b) The Company has at all times since its formation accurately maintained in all material respects, and will continue to accurately maintain, its financial statements, accounting records and other corporate documents separate from those of TreeCon and the other Subsidiaries of TreeCon and any other Person. The Company has not at any time since its formation commingled, and will not commingle, its assets with those of TreeCon or any other Subsidiary of TreeCon, any of its other Affiliates or any other Person. The Company has at all times since its formation accurately maintained in all material respects, and will continue to accurately maintain, its own bank accounts and separate books of account. TreeCon has not at any time, and will not, commingle any of its assets with those of the Company or any other entity.

                  (c) The Company has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets. TreeCon has at all times since the Company's formation paid, and will continue to pay, its own liabilities from its own separate assets (it being understood that to the extent any funds in any material amount were previously loaned or advanced by the Company to TreeCon, such funds were properly recorded on the books of TreeCon as an asset of TreeCon and on the books of the Company as an intercompany receivable owing from TreeCon).

                  (d) The Company has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public under its own corporate or trade names and as a separate and distinct entity. The Company has not at any time since its formation identified itself, and will not identify itself, as being a division or a part of TreeCon (other than as a Subsidiary of TreeCon) or of any other Person. TreeCon has not at any time identified the Company, and will not identify the Company, as being a division or part of TreeCon (other than as a Subsidiary of TreeCon) or any of other Person but only as a separate and distinct entity.

                  (e) To the best knowledge of the Company Parties, the Company has at all times since its formation been adequately capitalized in light of the nature of its business. The Company will continue to be adequately capitalized in light of the nature of its business.

                  (f) The Company has not at any time since its formation assumed or guaranteed any material liabilities of TreeCon (or any predecessor entity) or any other Person (other than Overhill Ventures). The Company has not at any time since its formation acquired any securities or other obligations of TreeCon (or any predecessor entity).

        3.39 Public Utility Holding Company Act. None of the Company Parties, TreeCon or any of their respective Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        3.40 Deposit and Other Accounts. Schedule 3 to the Security Agreement sets forth a true, correct and complete list of all banks and other financial institutions and depositories at which the Company or any of its Subsidiaries maintains (or has caused to be maintained) or will maintain deposit accounts, spread accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which funds of the Company (including funds in which the Company maintains a contingent or residual interest) or any such Subsidiary are or will be deposited from time to time. Such Schedule correctly identifies the name and address of each depository, the name in which each account is held, the purpose of the account, the account number, the contact person at such depository and his or her telephone number. The Company will notify the Purchaser and supplement Schedule 3 to the Security Agreement as new accounts are established within two (2) Business Days thereof.

        3.41 Books and Records. The minute books and similar records of the Company and its Subsidiaries contain true and complete records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committees thereof, as the case may be, and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and its Subsidiaries accurately reflect in all respects the assets, liabilities, business, financial condition and results of operations of the Company and such Subsidiaries, respectively, and have been maintained in accordance with good business, accounting and bookkeeping practices.

        3.42 Burdensome Obligations; Future Expenditures. No Company Party or any of its Subsidiaries is a party to or bound by any agreement, instrument, deed, lease or other document, or is subject to any charter, bylaw or other restriction, commitment or requirement, which, in the opinion of its management, is so unusual or burdensome that in the foreseeable future it could have a Material Adverse Effect. No Company Party or any of its Subsidiaries anticipates that future expenditures, if any, by the Company Parties or any of their respective Subsidiaries needed to meet the provisions of any Applicable Law will be so burdensome as to have or cause, or create a material risk of having or causing, a Material Adverse Effect.

        3.43 Brokers; Certain Expenses. None of the Company Parties, TreeCon or any of their respective Subsidiaries or Affiliates has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any other Investment Document or any of the transactions contemplated hereby or thereby (including the Spin-Off). None of the Company Parties, TreeCon or any of their respective Subsidiaries or Affiliates is bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any recapitalization, issuance of debt or equity securities or other capital or financing transactions involving any Company Parties.

        3.44 Due Diligence Response. The Company has delivered to the Purchaser true, correct and complete copies of each of the documents and other materials requested in the Due Diligence Checklist which was furnished to the Company on or about August 5, 1999, to the extent such documents or other materials exist with respect to any Company Party or TreeCon or any of their respective Subsidiaries.

        3.45 Disclosure. After due inquiry of the directors, officers and employees of the Company having knowledge of the matters represented, warranted or stated in this Agreement, neither this Agreement, the Disclosure Schedules nor any other Investment Document, nor any certificate, report, questionnaire, statement or document furnished by or on behalf of the Company Parties or any of their respective Subsidiaries, whether included in any materials provided to the Purchaser prior to the date hereof or included in this Agreement or any other Investment Document or in any Exhibit or Disclosure Schedule or in any other document or instrument delivered at any time, is, or will be, untrue with respect to any material fact or omits, or will omit, to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading. To the best knowledge of the Company Parties, there are no facts or circumstances existing that could have a Material Adverse Effect, either individually or in the aggregate. The information contained in each of the management questionnaires completed by certain officers, directors and employees of the Company and TreeCon and the corporate questionnaire dated August 23, 1999, prepared by the Company and delivered to the Purchaser prior to the date of this Agreement is true and correct.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

        4.1 Organization. The Purchaser is a limited partnership formed and validly existing under the laws of the State of California, and has all requisite power and authority to enter into this Agreement and each other Investment Document to which it is a party and to consummate the transactions contemplated hereby.

        4.2 Authorization. The execution, delivery and performance of this Agreement and of each of the other Investment Documents to which the Purchaser is or will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Purchaser.

        4.3 Due Execution and Delivery; Binding Obligations. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, and on the Effective Date each of the other Investment Documents to which the Purchaser will be a party will constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

        4.4 No Violation. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Investment Documents to which the Purchaser is a party, and the consummation of the transactions contemplated hereby, do not violate (a) the limited partnership agreement of the Purchaser as in effect on the date hereof, (b) any law, statute, rule or regulation applicable to the Purchaser, (c) any order, ruling, judgment or decree of any Governmental Authority binding on the Purchaser or (d) any term of any material indenture, mortgage, lease, agreement or instrument to which the Purchaser is a party.

        4.5 Investment Intent. On the Effective Date, the Purchaser will be acquiring the Securities for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that the Securities will not be registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

        4.6 Accredited Investor Status. The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, has the capacity to protect its own interests and is able to bear the economic risk of such investment. The Purchaser has had an opportunity to review the books and records of the Company and to ask questions of representatives of the Company concerning the terms and conditions of the transactions contemplated by this Agreement.

        4.7 Governmental Consents. The execution and delivery by the Purchaser of this Agreement and each of the other Investment Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not require any Consent of any Governmental Authority.

5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The effectiveness of this Agreement, including the effectiveness of the Purchaser's consent to the Spin-Off Related Matters, is subject to the satisfaction of the conditions precedent set forth in this Section 5; provided, however, that any or all of such conditions may be waived, in whole or in part, by the Purchaser in its sole and absolute discretion:

        5.1 Effective Date. The Effective Date shall occur on or before the close of business on October 31, 2002.

        5.2 Representations and Warranties; No Default. Each of the representations and warranties made by the Company Parties in this Agreement shall be true and correct in all respects on and as of the date made, and shall be true and correct in all respects on and as of the Effective Date, with the same effect as if made on and as of the Effective Date; each of the covenants, agreements and obligations of the Company under this Agreement to be performed or satisfied by it on or prior to the Effective Date has been performed or satisfied by it on or before the Effective Date; and no Default or Event of Default shall exist and be continuing under the Original Securities Purchase Agreement or any other Original Investment Document or result from the amendment and restatement of the Original Securities Purchase Agreement, the Original Note, the Original Warrant or the other Original Investment Documents or the consummation of the other transactions contemplated thereby. The Company shall have delivered to the Purchaser an Officers' Certificate, signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Effective Date, to such effect and to the effect that each of the other conditions set forth in this Section 5 has been satisfied and fulfilled.

        5.3       [Intentionally Omitted].

        5.4 Purchase Permitted By Applicable Law. The consummation of the transactions contemplated by this Agreement, including the Spin-Off, shall not be prohibited by or violate any Applicable Law and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Law, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling.

        5.5 No Injunction or Order. No injunction, order, decree or ruling by any Governmental Authority shall have been issued or in effect that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents, including the Spin-Off, and there shall not be any action, suit, proceeding or investigation pending or, to the best knowledge of the Company Parties, threatened against any Company Party or any of its Subsidiaries that (a) draws into question the validity, legality or enforceability of this Agreement or the other Investment Documents or the consummation of the transactions contemplated hereby or thereby or (b) might result, in the judgment of the Purchaser, in the imposition of a penalty if the Securities were delivered as contemplated hereunder or in any Material Adverse Change.

        5.6 Opinions of Counsel. The Purchaser shall have received (a) an opinion letter of Kummer Kaempfer Bonner & Renshaw, Nevada counsel to TreeCon and the Company, dated as of the Effective Date and addressed to the Purchaser, in substantially the form previously agreed upon by the parties, and (b) opinion letters of Jenkens & Gilchrist, special counsel to TreeCon, the Company and Overhill Ventures, dated as of the Effective Date and addressed to the Purchaser, in substantially the form previously agreed upon by the parties.

        5.7 Delivery of Certain Documents. The Company shall have delivered to the Purchaser the following documents, each dated as of the Effective Date:

                  (a)   [Intentionally Omitted];

                  (b)   The Note, duly executed by the Company;

                  (c)   The November 1999 Warrant, duly executed by the Company;

                  (d) Acknowledgement and Confirmation of Certain Investment Documents, duly executed by the Company;

                  (e) The Registration Rights Agreement, duly executed by the Company;

                  (f) The Investor Rights Agreement, duly executed by the Company, James Rudis and William E. Shatley, together with duly executed spousal consents;

                  (g) The Suretyship Agreement, duly executed by the Company Parties; and

                  (h) A side letter, in form and substance satisfactory to the Purchaser, addressing certain post-closing matters.

        5.8 Collateral Documents. The Company shall have delivered to the Purchaser the following Collateral Documents, each dated as of the Effective
Date:

                  (a) The Intercreditor Agreement, in form and substance satisfactory to the Purchaser, duly executed by the Senior Lender and acknowledged by the Company Parties;

                  (b) The Security Agreement, duly executed by the Company and Overhill Ventures, together with all schedules;

                  (c) The Company Pledge Agreement, duly executed by the Company, together with all schedules;

                  (d) The PTC Security Agreement, duly executed by the Company and Overhill Ventures, together with all schedules;

                  (e) UCC Financing Statements, in form and substance satisfactory of the Purchaser, naming the Company or Overhill Ventures, as the case may be, as debtor, as requested by the Purchaser;

                  (f) Deposit Account Control Agreements among the Company, the relevant depository and the Purchaser, in form and substance reasonably satisfactory to the Purchaser, duly executed by the Company and such depository as the Purchaser may request;

                  (g) Landlord Waivers, duly executed by the Company and the respective landlords/lessors designated by the Purchaser, as the Purchaser may request;

                  (h) Warehouse Bailment Agreements, duly executed by the Company, the Senior Lender and the respective bailees designated by the Purchaser, as the Purchaser may request;

                  (i) File-stamped copies of UCC termination statements filed with respect to existing UCC financing statements that are to be terminated, if any, as reasonably requested by the Purchaser; and

                  (j) Such other Collateral Documents as the Purchaser may reasonably request.

        5.9 Parent Termination and Release. The Purchaser shall have received the Parent Termination Agreement, duly executed by TreeCon and acknowledged by the Company and Overhill Ventures, terminating the Parent Pledge Agreement and releasing the Liens in favor of the Purchaser in the Parent Pledged Collateral, all as provided therein.

        5.10      Spin-Off-Related Matters.

                  (a) The Purchaser shall have received written evidence, in form and substance satisfactory to the Purchaser, that the Spin-Off has been consummated or that the Company and TreeCon have satisfied each of the conditions precedent set forth in this Article 5 (other than this Section 5.10(a)) and are in a position to consummate the Spin-Off on the Effective Date.

                  (b) The Purchaser shall have received a copy of a tax opinion of Ernst & Young LLP, independent auditors of TreeCon and the Company, addressed to the Board of Directors of TreeCon and dated as of the Effective Date, in form and substance substantially identical to the tax opinion delivered by Ernst & Young LLP on September 20, 2002.

                  (c) The Board of Directors of TreeCon shall have formally approved the Spin-Off (including the distribution of the shares of Common Stock owned by TreeCon to the holders of its common stock on the Spin-Off Record Date), and the Purchaser shall have received written evidence of the same.

                  (d) The Purchaser shall have received true, correct and complete copies of all third party consents, authorizations and approvals, in form and substance satisfactory to the Purchaser, necessary or required to be obtained in connection with this Agreement, the consummation of the transactions contemplated hereby and the consummation of the Spin-Off.

                  (e) (i) The Purchaser shall have received written evidence from the AMEX that the shares of Common Stock issued in connection with the Spin-Off have been approved for trading on the AMEX, (ii) the shares of Common Stock shall have been listed for trading, and are available to be traded, on AMEX and (iii) the Company shall have complied fully with all applicable AMEX listing standards and requirements.

                  (f) TreeCon shall have taken all actions necessary to be taken to withdraw from listing and registration on AMEX the shares of common stock of TreeCon, and the Purchaser shall have received written evidence that such shares of common stock have been withdrawn from listing and registration on AMEX and are quoted on the OTC Bulletin Board.

                  (g) The Purchaser shall have received such other documents relating to the Spin-Off as the Purchaser may request.

        5.11 Senior Credit Documents. The Company shall have delivered to the Purchaser true, correct and complete copies of all Senior Credit Documents entered into on or about the Effective Date, certified by the Secretary of the Company as of the Effective Date.

        5.12 Delivery of Corporate Documents. The Company shall have delivered to the Purchaser the following for each of the Company, Overhill Ventures and TreeCon:

                  (a) Copies of its charter as in effect as of the Effective Date, certified by the Secretary of State of its jurisdiction of incorporation, and its bylaws as in effect as of the Effective Date, certified by its Secretary as being in full force and effect as of the Effective Date (it is understood and agreed that the charter and bylaws for the Company shall be in the respective forms of the Company Organizational Documents);

                  (b) A corporate good standing certificate and a good standing tax certificate, if available, from the Secretary of State of its state of incorporation or organization and the Franchise Tax Board of the State of California or similar state taxing authority, and good standing certificates from each jurisdiction in which it is required to be qualified to transact business as a foreign corporation or other entity (including, with respect to the Company, California and Texas), in each case dated as of a recent practicable date prior to the Effective Date;

                  (c) Resolutions of the Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of this Agreement, the Note and the other Investment Documents to which it is a party, and the consummation of the transactions contemplated thereby (including, in the case of the Company, the amendment and restatement of this Agreement, the Original Note, the Original Warrant and the other Original Investment Documents and, in the case of TreeCon, the consummation of the Spin-Off and the declaration and payment of the related stock dividend), certified by its Secretary as being in full force and effect through the Effective Date;

                  (d) Signature and incumbency certificates of its officers executing the documents referred to in clause (c) above and any other agreements, instruments, certificate or other documents required to be executed by it in connection herewith; and

                  (e) Such other documents as the Purchaser may reasonably request.

        5.13 Employment Agreements. The Company shall have delivered to the Purchaser amendments, releases or other modifications to (a) that certain Employment Agreement dated as of November 1, 1999, among James Rudis, the Company and TreeCon, in form and substance reasonably satisfactory to the Purchaser, and (b) that certain Employment Agreement dated as of November 1, 1999, among William E. Shatley, the Company and TreeCon, in form and substance reasonably satisfactory to the Purchaser.

        5.14 Insurance Matters. The Company shall have delivered to the Purchaser certificates of insurance evidencing the policies of insurance required to be maintained by the Company and its Subsidiaries under this Agreement and the other Investment Documents, together with additional insured and lender's loss payable endorsements in favor of the Purchaser, all in form and substance satisfactory to the Purchaser.

        5.15 Delivery of Effective Date Balance Sheet. The Company shall have delivered to the Purchaser a consolidated balance sheet of the Company and its Subsidiaries as of the Effective Date (the "Effective Date Balance Sheet") after giving effect to the Spin-off and the other transactions contemplated hereby and by the other Investment Documents and the Senior Credit Documents. The Effective Date Balance Sheet shall be accompanied by an Officers' Certificate, in substantially the form attached as Exhibit K, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying as to the assumptions (which shall be attached to such Certificate) on which it is based.

        5.16 Delivery of Financial Projections. The Company shall have delivered to the Purchaser, and the Purchaser shall have approved, revised consolidated and consolidating financial projections of the Company and its Subsidiaries for the two (2) Fiscal Years ending on or about September 30, 2002 and September 30, 2003. Such financial projections shall specify the assumptions on which they are based and shall be made in good faith. The financial projections shall be accompanied by an Officers' Certificate, in substantially the form attached as Exhibit K, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying as to the assumptions on which such financial projections are based.

        5.17 Material Adverse Change. No Material Adverse Change shall have occurred since September 30, 2001 (except as previously disclosed in SEC Documents filed by the Company or previously disclosed by the Company in a press release).

        5.18 Solvency Certificates. The Purchaser shall have received (a) a Solvency Certificate, in substantially the form of Exhibit L-1, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, and (b) a Solvency Certificate, in substantially the form of Exhibit L-2, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of TreeCon, in each case certifying as to the matters described therein.

        5.19 Consents. The Company Parties shall have obtained all Consents required to be obtained from all Governmental Authorities and other Persons (including the Senior Lender) in connection with the transactions contemplated by this Agreement (including the Consents listed on Schedule 3.6), and the Purchaser shall have approved the terms and conditions thereof.

        5.20      [Intentionally Omitted].

        5.21 Proceedings Satisfactory. All proceedings taken prior to or on the Effective Date in connection with the execution and delivery of this Agreement and the other Investment Documents, and the consummation of the other transactions contemplated hereby and thereby (including the Spin-Off), and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its counsel, and the

Purchaser shall have received copies of all such documents and papers, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons.

6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY PARTIES. The obligation of the Company Parties to consummate the transactions contemplated hereby is subject to the satisfaction of the conditions set forth in this Section 6; provided, however, that any or all of such conditions may be waived, in whole or in part, by the Company in its sole and absolute discretion:

        6.1 Representations and Warranties. The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects at and as of the Effective Date after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Effective Date, and the Purchaser shall have performed or satisfied all of its covenants and agreements hereunder to be performed or satisfied on or prior to the Effective Date.

        6.2 Purchase Permitted By Applicable Law. The consummation of the transactions contemplated by this Agreement (including the Spin-Off) shall not be prohibited by or violate any Applicable Law and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Law, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal and state securities laws.

        6.3 No Injunction or Order. There shall not have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents.

7.      INDEMNIFICATION; FEES AND EXPENSES.

        7.1 Transfer Taxes. The Company shall pay all stamp, transfer and other similar Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance of the Securities, and shall hold harmless the Purchaser from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

        7.2       Losses.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated, the Company shall indemnify and hold harmless the Purchaser, its successors and assigns, and its Affiliates, employees, partners, officers, directors, representatives, agents, attorneys, successors and assigns (the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities, judgments, Indemnified Environmental Costs, expenses and costs, including attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "Losses"), incurred by such Indemnified Party in connection with or arising from:

                        (i) Any breach of any warranty or the inaccuracy of any representation made by any Company Party;

                        (ii) The failure by any Company Party to fulfill any of its covenants, agreements or undertakings under this Agreement or any other Investment Document (or any other document or instrument executed herewith or pursuant hereto); or

                        (iii) Any third party actions, suits, proceedings or claims brought against any Indemnified Party with respect to
                  (i) the Spin-Off, the Form 10 Registration Statement or any of the transactions related thereto or contemplated thereby, (ii) the issuance of the Note, the exercise of any Warrant or the other matters arising out of or in connection with the transactions contemplated by this Agreement or any other Investment Document or (iii) the business, operations or affairs of any Company Party or any of its Subsidiaries.

                  (b) The Company shall either pay directly all Losses which it is required to pay hereunder or reimburse any Indemnified Party within ten (10) days after any request for such payment. The obligations of the Company to the Indemnified Parties under this Section 7 shall be separate obligations to each Indemnified Party, and the liability of the Company to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder.

                  (c) The obligations of the Company to the Indemnified Parties under this Section 7 shall survive (i) the repayment of the Note (whether at maturity, by prepayment or acceleration or otherwise), (ii) any transfer of the Note (or any interest therein), (iii) the termination of this Agreement or any other Investment Document and (iv) the exercise and/or sale of any Warrant (or any interest therein) or the sale of any Warrant Shares.

        7.3 Indemnification Procedures. Any Person entitled to indemnification under this Section 7 shall (a) give prompt written notice to the Company of any claim with respect to which it seeks indemnification (and failure to give such notice shall not adversely affect the Company's indemnification obligations to the extent they are not substantially prejudiced thereby) and (b) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably acceptable to such Person; provided, however, that any Person entitled to indemnification hereunder shall first have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless
(i) the Company has agreed to pay such fees or expenses of such counsel; (ii) the Company has failed to notify such Person in writing within ten (10) days of its receipt of such written notice of claim that it will assume the defense of such claim and employ counsel reasonably satisfactory to such Person; or (iii) in the judgment of any such Person, based upon the advice of counsel, a conflict of interest may exist between such Person and the Company with respect to such claims (in which case, if the Person notifies the Company in writing that such Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Person). The Company will not be subject to any liability for any settlement made without its consent (but such consent may not be unreasonably withheld). No Indemnified Party may, without the consent of the Company (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company of a release from all liability in respect of such claim or litigation.

        7.4       Contribution. If the indemnification provided for in this
Section 7 is unavailable to the Purchaser or any other Indemnified Party in respect of any Losses, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party on the other hand, in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, either the Company or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        7.5 Deal-Related Costs and Expenses. The Company shall be responsible for, and shall pay (or cause to be paid), all out-of-pocket costs and expenses of every type and nature (including all fees and expenses of counsel, accounting fees and expenses and other deal-related costs and expenses) incurred by or on behalf of the Purchaser, in connection with the preparation, negotiation, execution and delivery of this Agreement, the Note, the November 1999 Warrant, the Collateral Documents and the other Investment Documents and the consummation of the transactions contemplated hereby and thereby, and the administration, exercise and enforcement of the Purchaser's rights, powers and remedies through the Effective Date, and, at the Purchaser's request and direction, the Company shall reimburse third party providers directly for all of such costs and expenses. The Company hereby confirms its payment and reimbursement obligations hereunder.

        7.6 Costs of Collection. The Company agrees to pay all costs and expenses, including the fees and expenses of all attorneys, accountants and other experts retained by the Purchaser, which are expended or incurred by or on behalf of the Purchaser in connection with (a) the collection and enforcement of the Obligations, whether or not any action, suit or other proceeding is commenced; (b) any actions for declaratory relief in any way related to the Obligations; (c) the protection or preservation of any rights, powers or remedies of the Purchaser under this Agreement or any other Investment Document;
(d) the negotiation, preparation, execution and delivery of any amendment, waiver, consent or release relating to or under this Agreement, the Note or any other Investment Document; (e) any actions taken in reviewing the financial affairs of the Company Parties, TreeCon or their respective Subsidiaries if any Event of Default has occurred or the Purchaser has determined in good faith that an Event of Default may likely occur, which actions include the following:

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

(i) inspect the facilities of the Company Parties, TreeCon or their respective Subsidiaries or conduct audits or appraisals of the financial condition of the Company Parties, TreeCon or their respective Subsidiaries; (ii) have an accounting or other firm selected by the Purchaser review the books and records of the Company Parties, TreeCon or their respective Subsidiaries and perform a thorough and complete examination thereof; (iii) interview the employees, attorneys, accountants and customers of, and any other Persons related to, the Company Parties or any of their respective Subsidiaries whom the Purchaser believes may have relevant information concerning the business, condition (financial or otherwise), results of operations or prospects of the Company, TreeCon and such Subsidiaries; and (iv) undertake any other action which the Purchaser believes is necessary to assess accurately the financial condition and prospects of the Company Parties, TreeCon or their respective Subsidiaries; (f) any refinancing, restructuring (whether in the nature of a "work out" or otherwise), bankruptcy or insolvency proceeding involving the Company Parties, TreeCon or any of their respective Subsidiaries or other Affiliates, including any refinancing or restructuring of this Agreement, the Note or any other Investment Documents; (g) any actions taken to verify, maintain, perfect and protect any Lien granted to the Purchaser by the Company Parties or other Person under the Investment Documents; or (h) any effort by the Purchaser to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any Collateral, including in connection with any case under Bankruptcy Law. The Company hereby consents to the taking of the foregoing actions by the Purchaser (provided, however, that, with respect to clause (e)(iii) above, none of the Company Parties will be required to produce any document or disclose material to the Purchaser which would otherwise be expressly protected from production or disclosure by any attorney-client or accountant-client privilege existing under Applicable Law, unless waived by the Company Parties).

8. AFFIRMATIVE COVENANTS. The Company covenants and agrees that, so long as any Obligations remain outstanding or the Purchaser owns or holds, or has the right to acquire, directly or indirectly, five percent (5.0%) or more of the Common Stock calculated on a Fully Diluted Basis, the Company shall, except as otherwise provided in Section 8.22, perform, comply with and observe each of the covenants set forth in this Section 8, as applicable.

        8.1 Payment of Note. The Company shall pay all principal, premium, if any, interest and other payment Obligations owing pursuant to the terms of this Agreement, the Note and the other Investment Documents, in each case on the dates and in the manner provided for therein.

        8.2 Performance of Investment Documents. The Company shall, and shall cause each of its Subsidiaries to, perform, comply with and observe all of its or their Obligations under this Agreement, the Note and each other Investment Document.

        8.3 Information Reporting Requirements. The Company shall furnish to the Purchaser:

                  (a)   As soon as available, and in no event later than ninety
        (90) days after the end of each Fiscal Year (as such number of days may be extended as provided in the last sentence of this clause (a)), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year, and related consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Company and acceptable to the Purchaser (which opinion shall provide that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP, and which opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the records of the Company or any of its Subsidiaries or otherwise qualified in any respect (other than, with respect to any Fiscal Year ending on or prior to September 30, 2002 only, as to the re-characterization of the TreeCon Accounts Receivable as a dividend as opposed to an intercompany accounts receivable). The parties agree that the ninety (90) day period set forth above for any Fiscal Year shall be extended for an additional fifteen (15) days for such Fiscal Year if the Company delivers to the Purchaser in draft form, not later than ninety (90) days after the end of such Fiscal Year, copies of the draft audited financial statements, including the notes thereto, required to be furnished to the Purchaser under this clause (a);

                  (b) Within two (2) days after it is prepared, and in no event later than thirty (30) days after the last day of each calendar month (or, if the Company delivers drafts thereof and of the Compliance Certificate to be delivered pursuant to clause (e) of this Section 8.3 not later than thirty (30) days after the end of any calendar month which is also the end of any Fiscal Quarter, then in no event later than forty-five (45) days after the last day of any such calendar month), a monthly financial package for such month (the "Monthly Reporting Package"), all in reasonable detail and prepared in accordance with GAAP, consisting of at least the following:

                        (i) an income statement for such month, with comparative information for the current monthly budget and the same month during the immediately preceding Fiscal Year;

                        (ii) a year-to-date income statement for such month, with comparative information for the current year-to-date budget and the same year-to-date month during the immediately preceding Fiscal Year;

                        (iii) a cash flow statement for such month (including specific line items for any Tax Sharing Cash Payments), with comparative information for the current monthly budget and the same month during the immediately preceding Fiscal Year;

                        (iv) a year-to-date cash flow statement for such month (including specific line items for any Tax Sharing Cash Payments), with comparative information for the current year-to-date budget and the same year-to-date period during the immediately preceding Fiscal Year;

                        (v) a balance sheet as at the end of such month, with comparative information as at the end of the same month during the immediately preceding Fiscal Year; and

                        (vi) such other information, as may be requested by the Purchaser, to monitor mutually agreeable critical success factors of the Company that need to be achieved in order for the Company to meet its financial projections;

                  (c) On Wednesday of each week (to be furnished via telecopier), a package of information (the "Weekly Reporting Package"), including: (i) the weekly internal sales report of the Company and its Subsidiaries with respect to the prior week; (ii) the consolidated accounts receivables of the Company and its Subsidiaries as of the end of such prior week; (iii) the 90-Day Receivables as of the end of such prior week; (iv) the consolidated accounts payables of the Company and its Subsidiaries as of the end of such prior week; (v) the 60-Day Payables as of the end of such prior week; (vi) a copy of the borrowing base certificate, if any, required to be delivered to the Senior Lender during the prior week; and (vii) any additional information mutually agreed upon by the Company and the Purchaser;

                  (d) At least thirty (30) days prior to the beginning of each Fiscal Year, a copy of the Company's internal financial projections for such Fiscal Year (the "Annual Financial Projections"), prepared on a monthly basis and in reasonable detail, which shall include the following: (i) a balance sheet, income statement and cash flow statement for each month of such Fiscal Year; (ii) a capital expenditures budget, including internal rate of return analysis and "payback" analysis; (iii) an explanation in reasonable detail of all material changes proposed for the business and its personnel and facilities; (iv) an explanation in reasonable detail of all material assumptions underlying such financial projections, which assumptions shall be believed by the Company to be reasonable; (v) a description of the opportunities to be pursued during such Fiscal Year; and (vi) a description of any incentive compensation expected to be paid to senior management;

                  (e) Simultaneously with the delivery of (i) the financial statements required to be delivered to the Purchaser under clause (a) of this Section 8.3 and (ii) the financial statements required to be delivered to the Purchaser under clause (b) of this Section 8.3 with respect to each calendar month which ends on the last day of any Fiscal Quarter, a Compliance Certificate, in substantially the form previously furnished to the Company under the Original Securities Purchase Agreement (a "Compliance Certificate"), signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying that each of them has reviewed this Agreement and the other Investment Documents and such financial statements (including the financial condition and results of operations) of the Company and its Subsidiaries for purposes of delivering such Compliance Certificate and further certifying as to the matters required to be addressed in such Compliance Certificate;

                  (f) Promptly after submission to any Governmental Authority (and in any event not later than five (5) days thereafter), all documents and information furnished to such Governmental Authority in connection with any investigation of the Company or any of its Subsidiaries other than routine inquiries by such Governmental Authority;

                  (g) Promptly (and in any event not later than five (5) days) after the issuance of any Compliance Report, or series of Compliance Reports, which could have a Material Adverse Effect, a copy (or copies) of such Compliance Report(s) (or written summaries of any oral determination(s));

                  (h) Promptly (and in any event not later than one (1) Business Day) after an officer of the Company obtains knowledge thereof or any Executive Officer of the Company should have obtained knowledge thereof, notice of (i) the occurrence of any event, act or condition which constitutes a Default or Event of Default or a "Default" or "Event of Default" as defined in the Senior Credit Documents; (ii) the commencement of any litigation against the Company or any of its Subsidiaries involving an amount in excess of $100,000 or any investigation or other proceeding of any Governmental Authority against the Company or any of its Subsidiaries; or (iii) any event, occurrence or development which could have a Material Adverse Effect. Each such notice shall specify in reasonable detail the nature of such item or matter and what action the Company or any other Person is taking or proposes to take to cure the same; and

                  (i) Promptly upon request (and in any event not later than five (5) days thereafter), such other information concerning the business, operations, condition (financial or otherwise) or affairs of the Company or any of its Subsidiaries or other Affiliates as the Purchaser may from time to time request (provided that if such information is in the possession of a third party, the Company shall take such actions as may be necessary to obtain such information from such third party and shall furnish it immediately upon receipt to the Purchaser).

        8.4 Company SEC Documents. The Company shall timely file with the Commission, and provide to the Purchaser within five (5) days after the filing thereof, all SEC Documents that are required to be filed by U.S. corporations that are subject to the reporting requirements of the Exchange Act; provided, however, that if at any time the Company is not required to file with the Commission any SEC Documents, it shall prepare an "equivalent" SEC Document which shall contain substantially the same information as would be included in such SEC Document and shall furnish it to the Purchaser within the time period specified under applicable federal securities laws. In addition, the Company shall timely file with the AMEX (or any other national securities exchange or the Nasdaq, as the case may be, on which the shares of Common Stock are then traded), and provide to the Purchaser within five (5) days after the filing thereof, all SEC Documents required to be filed therewith. Each SEC Document to be filed by the Company, when filed with the Commission or the AMEX (or any other national securities exchange or the Nasdaq, as the case may be, on which the shares of Common Stock are then traded) will comply with all applicable requirements of the Securities Act, the Exchange Act or the AMEX (or any other national securities exchange or the Nasdaq, as the case may be, on which the shares of Common Stock are then traded) rules, as the case may be, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries to be included in each SEC Document will comply as to form, as of the date of its filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Commission) and will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied).

        8.5 Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, at all times comply with all Applicable Law (including Environmental Laws and the Sarbanes-Oxley Act of 2002) in respect of the conduct of its business and the ownership of its properties in the states in which it conducts its business.

        8.6 Legal Existence. The Company shall, and shall cause each of its Subsidiaries to, at all times do or cause to be done all things necessary to
(a) maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, and (b) preserve, renew and keep in full force and effect all of its Licenses and Permits.

        8.7 Books and Records; Inspections. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true and complete entries in conformity with GAAP and all requirements of Applicable Law shall be made of all dealings and transactions in relation to its business and activities. The Company shall, and shall cause each of its Subsidiaries to, permit the designated representatives and/or agents of the Purchaser to visit and inspect any of the properties of the Company or such Subsidiaries, and to examine the books of record and account of the Company or such Subsidiaries and to discuss the affairs, finances and accounts of the Company or such Subsidiaries with, and be advised as to the same by, its officers, attorneys and independent accountants, all at such reasonable times and to such extent as the Purchaser may request (and in any event as soon as practicable (and not later than three (3) Business Days) thereafter). The parties acknowledge that, by virtue of the matters set forth in this Section 8.7, neither the Company nor any of its Subsidiaries shall be deemed to have waived any attorney-client or accountant-client privilege existing under Applicable Law with respect to information requested by the Purchaser and expressly covered by such privilege.

        8.8 Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its properties which are necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder. The Company shall, and shall cause each of its Subsidiaries to, make all payments and otherwise perform all of its obligations under all leases of real property to which the Company or any such Subsidiary is a party, keep such leases in full force and effect and not permit such leases to expire, lapse or be terminated (or any rights to renew such leases to be forfeited or canceled), notify the Purchaser of any default by any party thereto and cooperate with the Purchaser in all respects to cure any such default.

        8.9 Maintenance of Insurance. The Company shall, and shall cause each of its Subsidiaries to, continue to maintain with financially sound and reputable insurers policies of insurance, coverage amounts and related terms and conditions that are at least as favorable to the Company and its Subsidiaries as those maintained by the Company and its Subsidiaries on the Effective Date and such other insurance policies, coverage amounts and

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related terms and conditions as the Purchaser may reasonably request. Such insurance shall include comprehensive general liability, fire and extended coverage, product liability, property damage, workers' compensation, flood insurance (if the Purchaser determines that such insurance is required by Applicable Law), earthquake loss insurance, environmental liability insurance, business interruption insurance (either for loss of revenues or for additional expenses), key man life insurance on the life of James Rudis in the insured amount of not less than $10,000,000 and directors and officers liability insurance. All insurance covering liability shall name the Purchaser as an additional insured, all insurance covering property subject to a Lien in favor of the Purchaser shall name the Purchaser as a loss payee and, with respect to any casualty or loss, provide that the full amount of insurance proceeds shall be payable to the Purchaser (if not payable to the Senior Lender for the benefit of the Senior Lender under the Senior Credit Documents), and all such key man life insurance policies shall name the Purchaser as the irrevocable collateral assignee. In addition, each insurance policy shall further provide for at least thirty (30) days' prior written notice to the Purchaser of the cancellation or substantial modification thereof.

        8.10      Taxes.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, pay and discharge promptly when due all Taxes, except Taxes that are being diligently contested in good faith and by appropriate proceedings if adequate reserves (determined in the good faith judgment of the Board of Directors of the Company) have been established with respect thereto.

                  (b) For two years following the effective date of the Spin-Off, the Company will not engage in any transaction that would result in one or more Persons acquiring stock representing a fifty percent (50%) or greater interest in the Company (including any interest in the Company acquired by such person or persons in the Spin-Off as a result of any interest in TreeCon acquired by such person or persons during the two-year period preceding the effective date of the Spin-Off).

                  (c) For two years following the effective date of the Spin-Off, TreeCon will not engage in any transaction that results in one or more Persons acquiring the Capital Stock of TreeCon representing a fifty percent (50%) or greater equity interest in TreeCon (including any interest in TreeCon acquired by such Person or Persons during the two-year period preceding the effective date of the Spin-Off). It is agreed that the Company shall be deemed to have breached this clause
        (c), and an Event of Default shall have occurred, if TreeCon engages in any such transaction and, as a result thereof, the Company incurs losses, claims, damages, liabilities, judgments, costs or expenses in excess of $250,000 in the aggregate (provided that the foregoing shall not limit in any way the Purchaser's rights, powers or remedies as against TreeCon).

                  (d) Any Tax sharing agreement between the Company and any of TreeCon and any other subsidiary of TreeCon has been terminated as of the Effective Date and will have no further effect for any taxable year (whether the current year, a future year or a past year).

                  (e) TreeCon and each subsidiary of TreeCon agree to indemnify the Company from and against the entirety of any Taxes, including penalties or interest, for which the Company may be liable that result from, arise out of, relate to, are in the nature of, or are caused by any liability of the Company for Taxes of any Person other than the Company (i) under Reg.
        Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                  (f) TreeCon will include the income of the Company (including any deferred income triggered into income by Treasury Regulation Section 1.1502-13 and Section 1.1502-14 and any excess loss accounts taken into income under Treasury Regulation Section 1.1502-19) on the consolidated federal income Tax returns of TreeCon for all periods through the effective date of the Spin-Off and pay any federal income Taxes attributable to such income. The Company will furnish Tax information to TreeCon for inclusion in TreeCon's federal consolidated income Tax return for the period which includes the effective date of the Spin-Off in accordance with the Company's past custom and practice. TreeCon shall allow the Company to review and comment upon such Tax returns to the extent that they relate to the Company. TreeCon will take no position on such returns that relate to the Company that would adversely affect the Company after the Effective Date, and will in no event change any Tax election, accounting method or accounting practice used in earlier Tax returns that would affect the Company after the Effective Date. The income of the Company will be apportioned to the period up to and including the effective date of the Spin-Off and the period after the effective date of the Spin-Off by closing the books of the Company as of the end of the effective date of the Spin-Off.

                  (g) TreeCon will allow the Company and its counsel to participate in any audits of the consolidated federal income Tax returns of TreeCon to the extent that such returns relate to the Company. TreeCon will not settle any such audit in a manner that would adversely affect the Company in periods after the effective date of the Spin-Off without the prior written consent of the Company, which consent shall not unreasonably be withheld.

                  (h) TreeCon will allow the Company to review and comment upon any amendment of any consolidated federal income Tax return of TreeCon to the extent that they relate to the Company. TreeCon will take no position on such amended returns that relate to the Company that would adversely affect the Company after the effective date of the Spin-Off, and will in no event change any Tax election, accounting method or accounting practice used in earlier Tax returns that would affect the Company after the effective date of the Spin-Off.

                  (i) TreeCon will immediately pay to the Company any refund of Taxes (or reduction in Tax liability) resulting from a carryback of a Tax attribute of the Company from a period after the effective date of the Spin-Off into TreeCon consolidated Tax return, when such refund or reduction is realized by the TreeCon consolidated group. TreeCon will cooperate with the Company in obtaining such refunds (or reduction in Tax liability), including through the filing of the amended Tax returns or refund claims. The Company agrees to indemnify TreeCon for any Taxes resulting from the subsequent disallowance of such Tax attribute on audit or otherwise, but only to the extent that such refund or reduction was paid to Company by TreeCon.

                  (j) To the extent applicable, the Company and TreeCon shall use the same procedures, and TreeCon shall provide the Company with the same rights and indemnities, in connection with any combined or consolidated state income or franchise Tax return of TreeCon that includes the Company.

        8.11      ERISA Matters.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, cause each Benefit Plan to be operated in compliance with the terms of such Benefit Plan and Applicable Law and pay and discharge promptly any liability imposed upon it or them pursuant to the provisions of such Benefit Plan and Applicable Law; provided, however, that neither the Company nor any such Subsidiaries shall be required to pay any such liability if (i) the amount, applicability, or validity thereof shall be diligently contested in good faith by appropriate proceedings and (ii) such Person shall have set aside on its books reserves which, in the opinion of such Person's independent accountants, are adequate with respect thereto.

                  (b) The Company shall, and shall cause each of its Subsidiaries to, deliver to the Purchaser promptly, but in no event more than two (2) Business Days after any Executive Officer of any Company Party or any of its Subsidiaries obtains knowledge of (i) the intention of the Internal Revenue Service to (A) revoke the tax-qualified status of any Benefit Plan that is a tax-qualified retirement plan, (B) impose an excise Tax upon the occurrence of a "prohibited transaction" as such term is defined in Section 4975 of the Code, or (C) disallow a deduction (in whole or in part) for a contribution to a Benefit Plan, (ii) the institution of a lawsuit against a Benefit Plan (or a Fiduciary of such plan), (iii) any event which might reasonably result in a withdrawal from any Benefit Plan subject to the provisions of Title IV of ERISA (including a Multiemployer Plan), (iv) the termination of, or any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to, any of such Benefit Plans, (v) the reorganization of any Multiemployer Plan, (vi) any strike, slowdown, work stoppage, or material charge of unfair labor practice, labor dispute, grievance, complaint, or arbitration proceeding, (vii) any attempt by a labor union or employee organization to represent any employees of any member of the Company Parties not represented as of the Effective Date, (viii) any notice by any labor union or employee organization that it desires to renegotiate any collective bargaining agreement, or (ix) the intention of the United States Department of Labor to impose a penalty under
        Section 502 of ERISA relating to a Benefit Plan, a written notice specifying the nature of such action, what action has been taken, is being taken, or is proposed to be taken with respect thereto, and a copy of any correspondence or other documentation relating to the matter.

        8.12 Communication with Accountants. The Company hereby authorizes the Purchaser to communicate directly with the independent certified public accountants of the Company Parties, and authorizes such accountants to disclose to the Purchaser any and all financial statements and other supporting financial documents, workpapers and schedules as the Purchaser may request. The parties acknowledge that neither the Company nor any of its Subsidiaries will be required to produce any document or disclose material to the Purchaser which would otherwise be expressly protected from production or disclosure by any attorney-client or accountant-client privilege existing under Applicable Law, unless waived by the Company.

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        8.13      Compliance with Material Contracts. The Company shall, and shall cause the other Company Parties and its or their Subsidiaries to: (a) perform, comply with and observe all terms and provisions of each Material Contract to be performed, complied with or observed by it, (b) subject to
Section 9.10, maintain each Material Contract in full force and effect, (c) enforce each Material Contract in accordance with its terms and (d) take all actions to such end as the Purchaser may request from time to time. Upon the request of the Purchaser, the Company shall make such demands or requests for information and reports or action of each other party to each Material Contract as the Company shall be entitled to make thereunder. Without limiting the generality of the foregoing, the Company Parties shall take and cause to be taken all actions necessary to enforce its rights under any employment agreements, non-competition, non-solicitation and/or confidentiality agreements to which it is a party and file any action or lawsuit to enforce the same within thirty (30) days of its becoming aware that any violation of any of the same has occurred.

        8.14 Fiscal Year End. The Company will cause the Fiscal Year of the Company and its Subsidiaries to end on (i) the last Sunday of September, if September 30 does not fall on a Saturday, or (ii) October 1, if September 30 falls on a Saturday, or (iii) such other date as the Company may designate and the Purchaser shall approve in writing.

        8.15      Environmental Matters.

                  (a) The Company shall, and shall cause each other Company Party to, comply, and cause all tenants and any other Persons who may come upon any property now or hereafter owned, leased or operated by any Company Party or any of its Subsidiaries (the "Real Property") to comply, with all Environmental Laws, including those requiring disclosures to prospective and actual buyers or tenants of all or any portion of the Real Property. None of the Company Parties or any of their respective Subsidiaries will install or allow to be installed any underground storage tanks on any Real Property. The Company Parties shall, and shall cause each of their respective Subsidiaries to, comply with the recommendations of any qualified environmental engineer or other expert engaged by the Company, any Guarantor or any of their respective Subsidiaries with respect to any Real Property.

                  (b) The Company shall promptly notify the Purchaser in writing (i) if it knows, suspects or believes there may be any Hazardous Materials in or around any part of the Real Property, any improvements constructed on the Real Property, or the soil, groundwater or soil vapor on or under the Real Property, or that any Company Party or any of its Subsidiaries or the Real Property may be subject to any threatened or pending investigation by any Governmental Authority under any Applicable Law pertaining to any Hazardous Materials, and (ii) of any claim made or threatened by any Person arising out of or resulting from any Hazardous Materials being present or released in, on or around any part of the Real Property, any improvements constructed on the Real Property or the soil, groundwater or soil vapor on or under the Real Property (any of the matters described in clauses (i) and (ii) above being referred to as a "Hazardous Materials Claim").

                  (c) Each Indemnified Party shall have the right, during normal business hours, to enter and visit any Real Property for the purposes of observing the Real Property, taking and removing soil or groundwater samples and conducting tests on any part of the Real Property, if any Indemnified Party has reason to believe that

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

        Hazardous Materials may be present on the Real Property; provided, however, that no Indemnified Party shall have any duty to visit or observe the Real Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party imposes any liability on any Indemnified Party. The Company shall obtain all Consents necessary, if any, for such Indemnified Party to do any of the same. In no event will any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Materials are or are not present in, on or under the Real Property, or that there has been or will be compliance with any Environmental Law. None of the Company Parties or their respective Subsidiaries nor any other Person shall be entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect the Company Parties, any of their respective Subsidiaries or any other Person against or to inform any Company Party, any of its Subsidiaries or any other Person of the presence of any Hazardous Materials or any other adverse condition affecting the Real Property. The Indemnified Party will make reasonable efforts to avoid interfering with the existing use of the Real Property by the Company Parties or any of their respective Subsidiaries in exercising any rights provided in this Section 8.15.

                  (d) The Company shall, and shall cause each of its Subsidiaries to, promptly undertake any and all remedial work in response to Hazardous Materials Claims ("Remedial Work") to the extent required by any Governmental Authority involved or as recommended by prudent business practices, if such standard requires a higher degree of remediation, and in all events to minimize any impairment to the real property. All Remedial Work must be conducted (i) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer; (ii) pursuant to a detailed written plan for the Remedial Work approved by all public or private agencies or persons with a legal or contractual right to such approval; (iii) with insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and (iv) only following receipt of any required Consents. The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) at the Purchaser's option, is subject to the Purchaser's prior written approval.

        8.16 Additional Guarantors. The Company shall take all such action, and shall cause each of its Subsidiaries to take all such action, from time to time as shall be necessary or advisable to ensure that all Subsidiaries are Guarantors under the Guaranty. If the Company or any of its Subsidiaries is permitted to form or acquire any new Subsidiary pursuant to Section 9.9, the Company shall, or shall cause such new Subsidiary to, within five (5) days after receipt of the Purchaser's consent to such formation or acquisition, execute and deliver (or cause the execution and delivery of): (a) a joinder agreement to the Guaranty, in form and substance satisfactory to the Purchaser, pursuant to which such Subsidiary (and its Subsidiaries, if any) would become a Guarantor, (b) such collateral security agreements, instrument and other documents, in form and substance reasonably satisfactory to the Purchaser, under which such Subsidiary would grant a valid first priority security interest and lien (subject only to the Liens of the Senior Lender) on all assets, properties and rights of such Subsidiary to secure the payment and performance in full of all Guarantied Obligations, (c) if such Subsidiary has any Subsidiaries, pledge agreements, together with (i) certificates representing all of the Capital Stock of any Person owned by such Subsidiary and (ii) undated stock powers executed in blank,
(d) such other agreements, instruments, approvals or other documents as may be requested by the Purchaser in order to create, perfect, establish, and maintain a valid, first priority, perfected security interest and Lien in favor of the Purchaser (subject only to the Liens of the Senior Lender) or to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the other Investment Documents to which Guarantors are parties, and (e) opinions of counsel to the Company or such Subsidiary as to such matters as the Purchaser may request. In addition, the Company shall grant to the Purchaser a valid first priority, perfected security interest and Lien (subject only to the Liens of the Senior Lender) in and to the Capital Stock of any Subsidiary to secure the Guarantied Obligations.

        8.17      Corporate Separateness.

                  (a) All customary formalities regarding the separate corporate existence of the Company will be observed at all times. When used in this Section 8.17, the term "Company" includes the Company and its Subsidiaries.

                  (b) The Company will accurately maintain its financial statements, accounting records and other corporate documents separate from those of any Subsidiary and any other Person. The Company will not commingle its assets with those of any Subsidiary or any other Person. The Company will accurately maintain its own bank accounts and separate books of account.

                  (c) The Company will pay its own liabilities from its own separate assets.

                  (d) The Company will identify itself in all dealings with the public under its own corporate or trade names and as a separate and distinct entity, and each Subsidiary will identify itself in all dealings with the public under its own corporate or trade names and as a separate and distinct entity. The Company will not identify itself as being a division of any Subsidiary or any other Person, and no Subsidiary will identify itself as being a division of the Company or any other Person.

                  (e) The Company will use its best efforts to assure that it, and each Subsidiary, is at all times adequately capitalized in light of the nature of its business.

        8.18      Intercompany Debt Subordination.

                  (a) The Company Parties (each a "Subordinated Creditor") hereby absolutely subordinates, both in right of payment and in time of payment, (i) in the case of any Guarantor, any and all present or future obligations and liabilities of the Company or any other Guarantor to such Guarantor and (ii) in the case of the Company, any and all present and future obligations and liabilities of any Guarantor to the Company (such obligations and liabilities referred to in clause (i) or (ii) being "Intercompany Subordinated Debt"), to the prior indefeasible payment in full in cash of all Obligations or the obligations of such Person under the Guaranty, as applicable. Each Subordinated Creditor agrees to make no claim for, or receive payment with respect to, such Intercompany Subordinated Debt until all Obligations and such obligations have been fully discharged in cash.

                  (b) All amounts and other assets that may from time to time be paid or distributed to or otherwise received by any Subordinated Creditor in respect of any Intercompany Subordinated Debt in violation of this Section 8.18 shall be segregated and held in trust by the Subordinated Creditor for the benefit of the Purchaser and promptly paid over to the Purchaser.

                  (c) Each Subordinated Creditor shall file, in any bankruptcy, reorganization or similar proceeding in which the filing of claims is required by Applicable Law, all claims that such Subordinated Creditor may have against the Company or any other Obligor relating to any Intercompany Subordinated Debt owed to such Subordinated Creditor and shall assign to the Purchaser all rights relating to such Intercompany Subordinated Debt. If any Subordinated Creditor does not file any such claim as provided herein, such Subordinated Creditor hereby authorizes and appoints the Purchaser, as its attorney-in-fact, to do so in the name of the Subordinated Creditor or, in the Purchaser's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of the Purchaser or the Purchaser's nominee. The foregoing power of attorney is coupled with an interest and is irrevocable. Each Subordinated Creditor agrees that, in connection with any such proceeding, it shall not contest or oppose the treatment of claims of the Purchaser in any plan of reorganization or otherwise and it shall vote any claims that exist by virtue of the Intercompany Subordinated Debt in connection with any plans of reorganization or otherwise, as may be requested by the Purchaser. The Purchaser or its nominee shall have the right, in its discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Purchaser the amount payable on such claim and, to the full extent necessary for that purpose, each Subordinated Creditor hereby assigns to the Purchaser all of such Subordinated Creditor's rights to any such payments or distributions; provided, however, the Subordinated Creditor's obligations hereunder shall not be satisfied except to the extent that the Purchaser receives cash by reason of any such payment or distribution.

        8.19 AMEX Listing. The Company shall use its best efforts to maintain at all times the listing of its Common Stock on the AMEX or, if the Company elects, to maintain the listing of its Common Stock for trading on any other national securities exchange or the Nasdaq. The Company shall comply with all applicable listing standards and requirements of AMEX or, if the shares of Common Stock are listing for trading on any other national securities exchange or the Nasdaq, of such other national securities exchange or the Nasdaq.

        8.20 Future Information. All data, certificates, reports, statements, documents and other information furnished to the Purchaser by or on behalf of the Company or any of its Subsidiaries or any of their respective representatives or agents in connection with this Agreement, the other Investment Documents or the transactions contemplated hereby and thereby, at the time the information is so furnished, shall not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Purchaser sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

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

        8.21 Further Assurances. From time to time after the date hereof, the Company Parties will execute and deliver, and will cause their respective Subsidiaries and any other Persons who are required to give their Consent to execute and deliver, such instruments, certificates and documents, and will take all such actions, as the Purchaser may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement, the Note and the other Investment Documents. Upon exercise by the Purchaser of any power, right, privilege or remedy pursuant to this Agreement, this Agreement, or any other Investment Document which requires any Consent, the Company will execute and deliver, and will cause each of its Subsidiaries and any other Persons to execute and deliver, all applications, certifications, instruments and other documents and papers that may be required to be obtained for such Consent.

        8.22 Survival of Certain Affirmative Covenants. From and after the date that the Obligations under the Note have been paid and performed in full, the Company shall no longer be obligated to perform, comply with and observe the covenants set forth in Sections 8.1 (Payment of Note), 8.3(c) (Informational Reporting Requirements; Weekly Reporting Package), 8.4 (Company SEC Documents),
8.12 (Communications with Accountants), 8.13 (Compliance with Material Contracts), 8.14 (Fiscal Year End), 8.16 (Additional Subsidiary Guarantors),
8.20 (Future Information) and 8.21 (Further Assurances). All other covenants and obligations set forth in this Section 8 shall survive the repayment of the Obligations to Purchaser under the Note.

        8.23 Fifth Amendment Restructuring Fee. As provided in Section 3 of the Fifth Amendment, the Company agrees to pay to the Purchaser a restructuring fee (the "Fifth Amendment Restructuring Fee") in the aggregate amount of $423,000. The Fifth Amendment Restructuring Fee shall be deemed fully earned on and as of the Fifth Amendment Effective Date (as defined in the Fifth Amendment) and shall be due and payable in three (3) installments as follows:

                  (a) $100,000 was due and payable, and was paid, on the Fifth Amendment Effective Date;

                  (b) $100,000 shall be due and payable on December 1, 2002, provided that the Senior Availability under the UBOC Senior Credit Agreement on the immediately preceding Business Day is at least $131,000 (the "December Minimum Senior Availability Amount"), and, provided further, that if the Senior Availability is not at least equal to the December Minimum Senior Availability Amount on such immediately preceding Business Day, then such installment payment shall be due and payable on the Business Day immediately following the first Business Day thereafter upon which the Senior Availability under the UBOC Senior Credit Agreement is at least equal to December Minimum Senior Availability Amount; and

                  (c) $223,000 shall be due and payable on March 31, 2003, provided that the Senior Availability under the UBOC Senior Credit Agreement on the immediately preceding Business Day is at least $1,727,000 (the "March Minimum Senior Availability Amount"), and, provided further, that if the Senior Availability is not at least equal to the March Minimum Senior Availability Amount on such immediately preceding Business Day, then such installment payment shall be due and payable on the Business Day immediately following the first Business Day thereafter on which the Senior Availability under the UBOC Senior Credit Agreement is at least equal to the March Minimum Senior Availability Amount;

        Provided further, however, that (i) if the Maximum Amount under and as defined in the UBOC Senior Credit Agreement has been increased from $16,000,000 at any time after the Fifth Amendment Effective Date, then the December Minimum Senior Availability Amount and the March Minimum Senior Availability Amount shall each be increased by the amount of such increase to such Maximum Amount and (ii) notwithstanding the installment payment due dates described above, any portion of the Fifth Amendment Restructuring Fee that remains unpaid as of the date upon which all principal, interest and fees owing to UBOC under the UBOC Senior Credit Agreement have been paid in full in cash shall be immediately paid in full in cash to the Purchaser. In addition, the Purchaser agrees that (A) if the Company treats any installment payment of the Fifth Amendment Restructuring Fee as an expense in the accounting period in which the payment is made, such payment shall be treated as an "add-back" in calculating EBITDA for purposes of
Section 9.14(a) for such period, or (B) if the Company treats any such installment payment as a capital item in the accounting period in which the payment is made, the amortization of such payment shall be excluded as an interest expense in calculating the Fixed Charge Coverage Ratio for purposes of
Section 9.14(b).

        8.24 Landlord Waivers; Warehouse Bailment Agreements. On or before December 31, 2002, the Company shall obtain Landlord Waivers and Warehouse Bailment Agreements, as applicable, from the lessor of each leased real property, mortgagee of owned real property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located as of such date (other than with respect to those locations for which the Company has previously delivered Landlord Waivers or Warehouse Bailment Agreements, as the case may be).

9. NEGATIVE AND FINANCIAL COVENANTS. The Company covenants and agrees that, so long as any Obligations remain outstanding or the Purchaser owns or holds, or has the right to acquire, directly or indirectly, five percent (5.0%) or more of the Common Stock calculated on a Fully Diluted Basis, the Company shall, except as otherwise provided in Section 9.15, perform, comply with and observe each of the covenants set forth in this Section 9, as applicable:

        9.1 Limitations on Indebtedness. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to, create, incur, assume, guarantee, suffer to exist or become or remain liable with respect to any Indebtedness, except for:

                  (a)   The Obligations; or

                  (b) Indebtedness payable to the Senior Lender under the Senior Credit Documents (excluding any refinancings, restructurings (whether in the nature of a "work out" or otherwise), restatements or refundings thereof), all subject to the limitations and other provisions set forth in the Intercreditor Agreement; provided, however, that (i) after the Obligations owing under the Note shall have been paid in full in cash, the Company may refinance all such Senior Indebtedness then owing to the Senior Lender up to an amount equal to the maximum amount of the then existing revolving line of credit, or (ii) the Company may refinance the Indebtedness owing to UBOC under the Senior Credit Documents as permitted under
        Section 9.10(b); or

                  (c) Guaranties constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; or

                  (d) Trade accounts payable arising in the ordinary course of business that are more than sixty (60) days past their due dates and do not exceed $200,000 in the aggregate at any one time, provided, however, that if the aggregate amount of trade accounts payable arising in the ordinary course of business that are more than sixty (60) days past their due dates exceeds $200,000 at any one time, then the Company shall not be deemed to be in violation of this clause (d) if the amount in excess of $200,000 is being disputed or contested in good faith by appropriate proceedings in a commercially reasonable manner; or

                  (e) Subordinated Indebtedness payable under that certain Unsecured Promissory Note dated August 25, 2000, made payable by the Company to SSE Manufacturing in the principal amount of $900,000.

        9.2 Limitations on Liens. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, any Lien with respect to any of its properties (whether tangible or intangible, now existing or hereafter acquired), except:

                  (a)   Liens in favor of the Purchaser;

                  (b) Liens in favor of the Senior Lender securing the Indebtedness described in Section 9.1(b);

                  (c) Liens on assets subject to operating leases which are contemplated by the Capital Expenditures budget applicable to the Fiscal Year in which such operating lease is entered into, provided that any such Lien does not encumber any property other than the assets so leased; and

                  (d)   Permitted Liens.

        9.3 Limitations on Investments. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to, directly or indirectly, purchase, make or own any Investment, except:

                  (a)   Permitted Investments; and

                  (b)   Investments listed in Schedule 3.12.

        9.4 Limitations on Restricted Payments. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to, directly or indirectly, make any Restricted Payments. Notwithstanding the foregoing sentence, so long as the Company and its Subsidiaries, individually and in the aggregate, are not Insolvent and no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the Company may make the following Restricted Payments:

                  (a) Any dividend or other distribution on account of any Capital Stock of the Company or any Subsidiary now or hereafter outstanding which is payable solely in shares of the same class of Capital Stock;

                  (b) The issuance of Common Stock upon the exercise of Option Rights of the Company; or

                  (c) The cancellation or acquisition of any Capital Stock of the Company as payment to the Company of the exercise price of any Option Rights of the Company.

        9.5 Change in Business. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to, engage in any business other than the manufacture, distribution and sale of food products and activities ancillary thereto.

        9.6 Sales of Receivables. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to, sell, assign, discount, transfer, or otherwise dispose of any material accounts receivable, chattel paper, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.

        9.7       [Intentionally Omitted].

        9.8 Transactions With Affiliates. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to, enter into any transaction, contract or other arrangement with any officer, director, employee or Affiliate of the Company or such Subsidiary, as the case may be, at any time except on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that might be obtained in an arm's length transaction, contract or other arrangement, as the case may be, at such time from a Person who is not an officer, director, employee or Affiliate of the Company. Any transaction between the Company, on the one hand, and any Affiliate of the Company, on the other hand, shall be unanimously approved in advance by all members of the Board of Directors of the Company who are not interested in the transaction.

        9.9 Fundamental Changes. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to:

                  (a) make any change in its organizational structure or operations as the same exists on the date hereof;

                  (b) amend, modify or alter its charter, bylaws or other organizational documents in a manner which either (i) is material and adverse to the Purchaser or the holder of any Warrant or any Warrant Shares, (ii) adversely affects the ability of any Company Party to pay any Obligations or any Guarantied Obligations, as the case may be, owed by it or (iii) adversely affects the Liens granted in favor of the Purchaser in any Collateral, the priority of any such Liens or any equity ownership interests of the Purchaser in any Company Party or any Subsidiary;

                  (c) merge, consolidate, amalgamate, reorganize or recapitalize;

                  (d)   form or create any additional Subsidiaries;

                  (e) sell, lease, transfer or otherwise dispose of, in any transaction or series of transactions, all or a significant portion of its assets (whether now owned or hereafter acquired), other than (i) sales of inventory in the ordinary course of business and (ii) dispositions of other assets not to exceed $100,000 in the aggregate in any Fiscal Year;

                  (f) wind up, liquidate or dissolve itself (or permit or suffer any thereof);

                  (g) become a general partner in any partnership (whether general or limited) or enter into any joint venture or strategic alliance; or

                  (h) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Effective Date.

        9.10 Agreements Affecting Capital Stock and Indebtedness; Amendments to Material Contracts. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to:

                  (a) enter into any voting agreement, voting trust, irrevocable proxy or other agreement limiting or otherwise affecting the voting rights of the Capital Stock of any Company Party (other than the Investor Rights Agreement);

                  (b) extend, refinance, renew, replace, restructure, exchange or refund any Indebtedness; provided, however, that the Company may refinance, renew, replace, restructure, exchange or refund all Indebtedness owing under the Senior Credit Documents if the terms of subordination which would apply to the Indebtedness evidenced by the Note, after giving effect to such refinancing, renewal, replacement, restructuring, exchange or refunding, would be no less favorable to the Purchaser than those set forth in the Intercreditor Agreement;

                  (c) (i) amend, supplement, restate or otherwise modify any agreement, instrument or other document evidencing any Indebtedness (other than the Senior Credit Documents in connection with a refinancing of Senior Indebtedness owing thereunder or as permitted by the Intercreditor Agreement), or request a waiver of any term or provision contained therein; or (ii) subject to the terms of the Intercreditor Agreement and the proviso set forth in Section 9.10(b), amend, supplement or otherwise modify any Senior Credit Document in connection with any refinancing, renewal, replacement, restructuring, exchange or refunding of any Senior Indebtedness owing thereunder;

                  (d) cancel or terminate (or consent to or accept any cancellation or termination of) any Material Contract, including any agreement, instrument or other document evidencing any Indebtedness (but expressly excluding the Senior Credit Documents), amend or otherwise modify any Material Contract (other than the Senior Credit Documents) or give any consent, waiver or approval thereunder, waive any breach of or default under any such Material Contract, or take any action in connection with any such Material Contract that would impair the value of the interests or rights of any Company Party or Subsidiary thereunder or that would impair the interest or rights of the Purchaser hereunder or under this Agreement or any other Investment Document; or

                  (e) adopt or approve any stockholder rights plan or similar plan or arrangement.

        9.11 Conditional Sales. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to, make any sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or any other repurchase or return basis, other than in the ordinary course of business consistent with prior periods.

        9.12 Payment Restrictions Affecting Certain Subsidiaries. The Company shall not, and shall not permit any other Company Party or any of its or their Subsidiaries to, enter into or permit to exist any agreement, instrument or other document which, directly or indirectly, prohibits or restricts in any manner, or would have the effect of prohibiting or restricting in any manner, the ability of any such Subsidiary to (a) pay dividends or make other distributions in respect of its Capital Stock owned by the Company or any other Subsidiary, (b) pay or repay any Indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or (d) transfer any of its properties or assets to the Company or any other Subsidiary.

        9.13      [Intentionally Omitted].

        9.14 Financial Covenants. So long as any Obligations to Purchaser remain outstanding, the Company shall perform, comply with and observe each of the covenants set forth in this Section 9.14.

                  (a) Minimum EBITDA. For each of the four (4) consecutive Fiscal Quarter periods listed in the table below, EBITDA shall not be less than the total amount set forth opposite each such period in the table:

                             Four (4) Consecutive Fiscal           Minimum
                               Quarter Period Ending in            EBITDA
                  ------------------------------------------   --------------
                  June 2002.................................   $    8,040,000
                  September 2002............................        7,596,000
                  December 2002.............................        8,000,000
                  March 2003................................        9,000,000
                  June 2003.................................       10,500,000
                  September 2003............................       11,500,000
                  December 2003.............................       12,783,000
                  March 2004................................       12,843,000
                  June 2004.................................       12,998,000
                  September 2004............................       13,194,000

                  (b) Minimum Fixed Charge Coverage Ratio. For each of the four (4) consecutive Fiscal Quarter periods listed in the table below, the Fixed Charge Coverage Ratio shall not be less than the ratio set forth opposite each such period in the table:

                                                               Minimum Fixed
                            Four (4) Consecutive Fiscal       Charge Coverage
                              Quarter Period Ending in             Ratio
                  ------------------------------------------  ----------------
                  June 2002.................................        1.14
                  September 2002............................        1.00
                  December 2002.............................        1.05
                  March 2003................................        1.10
                  June 2003.................................        1.15
                  September 2003............................        1.20
                  December 2003.............................        1.61
                  March 2004................................        1.63
                  June 2004.................................        1.66
                  September 2004............................        1.69

                  (c) Maximum Leverage Ratio. As of the last day of each of the Fiscal Quarters listed in the table below, the Leverage Ratio shall not exceed the ratio set forth opposite each such period in the table:

                                                              Maximum Leverage
                              Fiscal Quarter Ending in             Ratio
                  -----------------------------------------   ----------------
                  June 2002................................         4.94
                  September 2002...........................         5.45
                  December 2002............................         5.15
                  March 2003...............................         4.50
                  June 2003................................         3.80
                  September 2003...........................         3.40
                  December 2003............................         2.35
                  March 2004...............................         2.28
                  June 2004................................         2.21
                  September 2004...........................         2.01

                  (d) Maximum Capital Expenditures. Capital Expenditures shall not exceed $400,000 with respect to any Fiscal Quarter, and shall in no event exceed $1,200,000 with respect to any Fiscal Year; provided, however, that if (a) the Company prepares and furnishes to the Purchaser a "payback" analysis of Capital Expenditures it proposes to make or incur in excess of such amounts, (b) the Purchaser has at least five (5) Business Days to review such analysis and (c) if satisfied with such analysis in its sole discretion, the Purchaser consents in writing to such excess amount(s) prior to the incurrence thereof, then the Company may make or incur such excess Capital Expenditures.

                  (e) Minimum Tangible Net Worth. Tangible Net Worth at any time shall not be less than $(10,993,000).

        9.15 Survival of Certain Negative Covenants. From and after the date that the Obligations under the Note have been paid and performed in full, the Company Parties shall not be obligated to perform, comply with and observe the covenants set forth in Sections 9.2 (Limitations on Liens), 9.3 (Limitations on Investments), 9.6 (Sales of Receivables), 9.9 (Fundamental Changes), 9.10 (Agreements Affecting Capital Stock and Indebtedness; Amendments to Material Contracts), 9.11 (Conditional Sales) and 9.12 (Payment Restrictions Affecting Certain Subsidiaries). All other covenants and obligations set forth in this
Section 9 shall survive repayment of the Obligations under the Note.

10.     GUARANTY.

        10.1      Unconditional Guaranty.

                  (a) The Guarantors unconditionally, jointly and severally and irrevocably guaranty and promise to pay to the order of the Purchaser and its successors and assigns (collectively, the "Beneficiary"), on demand, in lawful money of the United States of America, and as and when due (whether at maturity or earlier, by acceleration or otherwise), any and all Obligations from time to time owing by the Company to the Beneficiary (collectively, the "Guarantied Obligations"). All Guarantied Obligations shall be conclusively presumed to have been created in reliance of this Guaranty.

                  (b) In addition, the Guarantors jointly and severally agree to pay to the Beneficiary obligations of any kind, including any and all costs and expenses (including attorneys' fees and expenses) incurred by the Beneficiary in connection with (a) the collection of all sums guaranteed hereunder or (b) the exercise or enforcement of any rights, powers or remedies of the Beneficiary under this Guaranty or Applicable Law.

                  (c) All payments under this Guaranty shall be made free and clear of any and all deductions, withholdings and setoffs, including withholding on account of Taxes. If any deduction or withholding shall be required by Applicable Law, each Guarantor shall be required to pay such additional amounts as may be required so that the net amount received by the Beneficiary, after such deduction or withholding (including with respect to such additional amounts), shall be equal to the amount otherwise required to be paid under this Guaranty.

        10.2 Continuing and Irrevocable Guaranty. This Guaranty is a continuing guaranty of the Guarantied Obligations and may not be revoked and shall not otherwise terminate unless and until all Guarantied Obligations have been indefeasibly paid and performed in full. If, notwithstanding the foregoing, any Guarantor shall have any right under Applicable Law to terminate this Guaranty prior to indefeasible payment in full of the Guarantied Obligations, no such termination shall be effective until noon the next Business Day after the Beneficiary shall receive written notice thereof, signed by such Guarantor.

Any such termination shall not affect this Guaranty in relation to (a) any Guarantied Obligation that was incurred or arose prior to the effective time of such notice, (b) any Guarantied Obligation incurred or arising after such effective time where such Guarantied Obligation is incurred or arises either pursuant to commitments existing at such effective time or incurred for the purpose of protecting or enforcing rights against the Company, any Guarantor or other guarantor of or other Person directly or indirectly liable on the Guarantied Obligations or any portion thereof (each of the Company, the Guarantors and any such other guarantor or Person is referred to herein as an "Obligor") or any Collateral given for the Guarantied Obligations or any other guaranties of the Guarantied Obligations or any portion thereof (an "Other Guaranty"), (c) any renewals, extensions, readvances, modifications or rearrangements of any of the foregoing or (d) the liability of any other Guarantor hereunder.

        10.3 Nature of Guaranty. The liability of each Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of the Company or any other Obligor, and a separate action or actions may be brought or prosecuted against any Guarantor, whether or not any action is brought or prosecuted against the Company or any other Obligor or whether the Company or any other Obligor is joined in any such action or actions. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection), and the liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, without regard to (and each Guarantor irrevocably waives):

                  (a) the legality, validity or enforceability of this Agreement (including this Guaranty), the Note or any other Investment Document, any of the Guarantied Obligations, any Lien or any Collateral or any Other Guaranty;

                  (b) any defense (other than payment), set-off or counterclaim that may at any time be available to the Company or any other Obligor against, and any right of setoff at any time held by, the Beneficiary;

                  (c) any acts of commission or omission of any kind (other than gross negligence) at any time on the part of the Beneficiary with respect to any matter whatsoever;

                  (d) the liquidation or dissolution of the Company or any other Obligor, any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or similar event or proceeding with respect to the Company or any other Obligor, or any action taken by any trustee or receiver of the Company or any other Obligor or by any court or any proceeding with respect to the Company or any other Obligor;

                  (e) any change of ownership of the Capital Stock of the Company or any other Obligor, or any change in the relationship between any Guarantor and the Company (including the termination of such relationship); or

                  (f) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any other Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other Obligor, in bankruptcy or in any other instance.

Any payment by any Obligor or other circumstance that operates to toll any statute of limitations applicable to such Obligor shall also operate to toll the statute of limitations applicable to each Guarantor. When making any demand hereunder (including by commencement or continuance of any legal proceeding), the Beneficiary may, but shall be under no obligation to, make a similar demand on all or any of the other Obligors, and any failure by the Beneficiary to make any such demand shall not relieve any Guarantor of its obligations hereunder.

        10.4 Authorization. Each Guarantor authorizes the Beneficiary, without notice to or further assent by such Guarantor, and without affecting such Guarantor's liability hereunder (regardless of whether any subrogation or similar right that such Guarantor may have or any other right or remedy of such Guarantor is extinguished or impaired), from time to time to:

                  (a) permit the Company to increase or create Guarantied Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Guarantied Obligations or any part thereof, or otherwise amend the terms and conditions of this Agreement, the Note or any other Investment Document or any provision thereof;

                  (b) take and hold Collateral from the Company or any other Person for the Guarantied Obligations, perfect or refrain from perfecting a Lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or Lien or any part thereof;

                  (c) exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the Beneficiary against the Company or any other Obligor in respect of any Guarantied Obligations or any Collateral;

                  (d) release, add or settle with any other Obligor in respect of this Guaranty, any Other Guaranty or the Guarantied Obligations;

                  (e) accept partial payments on the Guarantied Obligations and apply any and all payments or recoveries from any Obligor or Collateral to such of the Guarantied Obligations as the Beneficiary may elect in its sole discretion, whether or not such Guarantied Obligations are secured or guaranteed;

                  (f) refund at any time, at the Beneficiary's sole discretion, any payments or recoveries received by the Beneficiary in respect of any Guarantied Obligations or any Collateral; and

                  (g) otherwise deal with the Company, any other Obligor and any Collateral as the Beneficiary may elect in its sole discretion.

        10.5      Certain Waivers. Each Guarantor waives:

                  (a) the right to require the Beneficiary to proceed against the Company or any other Obligor, to proceed against or exhaust any Collateral or to pursue any other remedy in the Beneficiary's power whatsoever, and the right to have the property of the Company or any other Obligor first applied to the discharge of the Guarantied Obligations;

                  (b) all rights and benefits under Section 2809 of the California Civil Code and any other Applicable Law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

                  (c) the benefit of any statute of limitations affecting the Guarantied Obligations or such Guarantor's liability hereunder and of
        Section 359.5 of the California Code of Civil Procedure;

                  (d) any requirement of marshaling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by the Beneficiary, even though that election of remedies, such as non-judicial foreclosure with respect to the security for a guarantied obligation, has destroyed such Guarantor's rights of subrogation, and reimbursement against the Company by the operation of
        Section 580d of the California Code of Civil Procedure or otherwise;

                  (e) any right to assert against the Beneficiary any defense (whether legal or equitable) (other than payment), set-off, counterclaim and other right that any Guarantor may now or any time hereafter have against the Company or any other Obligor;

                  (f) presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guaranty, and all other notices of any kind;

                  (g) any rights, defenses and other benefits that such Guarantor may have by reason of any failure of the Beneficiary to comply with Applicable Law in connection with a disposition of Collateral;

                  (h) all defenses that at any time may be available to such Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect;

                  (i) any failure, omission, delay or lack of diligence on the part of the Beneficiary to enforce, assert or exercise any right, power or remedy conferred on the Beneficiary in respect of the Guarantied Obligations; or

                  (j) ALL RIGHTS AND DEFENSES THAT ARE OR MAY BECOME AVAILABLE TO SUCH GUARANTOR BY REASON OF SECTIONS 2787 TO 2855, INCLUSIVE, AND
        SECTION 3433 OF THE CALIFORNIA CIVIL CODE OR SIMILAR APPLICABLE LAW.

        10.6      Subrogation; Certain Agreements.

                  (a) Each Guarantor waives any and all rights of subrogation, indemnity, contribution or reimbursement, and any and all benefits of and rights to enforce any power, right or remedy that the Beneficiary may now or hereafter have in respect of the Guarantied Obligations against the Company or any other Obligor, any and all benefits of and rights to participate in any collateral, whether real or personal property, now or hereafter held by the Beneficiary, and any and all other rights and claims (as defined in the Bankruptcy Code) the Guarantor may have against the Company or any other Obligor, under Applicable Law, or otherwise, at law or in equity, by reason of any payment hereunder, unless and until the Obligations shall have been paid in full. Without limitation, each Guarantor shall exercise no voting rights, shall file no claim, and shall not participate or appear in any bankruptcy or insolvency case involving the Company with respect to the Guarantied Obligations unless and until all the Guarantied Obligations shall have been paid in full. If, notwithstanding the foregoing, any amount shall be paid to any Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Beneficiary and shall forthwith be paid to the Beneficiary to be credited and applied in accordance with the terms of this Agreement and the other Investment Documents upon the Guarantied Obligations, whether matured, unmatured, absolute or contingent, in the discretion of the Beneficiary.

                  (b) Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Company and each other Obligor and of all other circumstances bearing upon the risk of non-payment of the Guarantied Obligations that diligent inquiry would reveal, and agrees that the Beneficiary shall have no duty to advise any Guarantor of information regarding such condition or any such circumstances.

        10.7      Bankruptcy No Discharge.

                  (a) Without limiting Section 10.3, this Guaranty shall not be discharged or otherwise affected by any bankruptcy, reorganization, liquidation, dissolution or similar proceeding commenced by or against the Company, any Guarantor or any other Obligor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Guarantied Obligations in or as a result of any such proceeding, whether or not assented to by the Beneficiary, (ii) any disallowance of all or any portion of the Beneficiary's claim for repayment of the Guarantied Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by the Beneficiary to file or enforce a claim against the Company, any Guarantor or any other Obligor or its estate in any bankruptcy or reorganization case, (vi) any amendment, modification, stay or cure of the Beneficiary's rights that may occur in any such proceeding, (vii) any election by the Beneficiary under Section 1111(b)(2) of the Bankruptcy Code, or (viii) any borrowing or grant of a Lien under Section 364 of the Bankruptcy Code. Each Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of any such proceeding with respect to the Company and each other Obligor.

                  (b) Notwithstanding anything to the contrary herein, any Event of Default under Section 11.1(h) or Section 11.1(i) shall render all Guarantied Obligations automatically due and payable for purposes of this Guaranty, without demand on the part of the Beneficiary.

                  (c) Notwithstanding anything to the contrary contained herein, this Guaranty (and any Lien on the Collateral securing this Guaranty or the Guarantied Obligations) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Guarantied Obligations is rescinded, invalidated, declared to be fraudulent or voidable as a preference or otherwise required to be restored or returned by the Beneficiary in connection with any bankruptcy, reorganization, liquidation, dissolution or similar proceeding involving the Company, any other Obligor or otherwise, or if the Beneficiary elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received.

        10.8 Maximum Liability of Guarantors. If the obligations of any Guarantor hereunder otherwise would be subject to avoidance under Section 548 of the Bankruptcy Law or any applicable state law relating to fraudulent conveyances or fraudulent transfers, taking into consideration such Guarantor's
(a) rights of reimbursement and indemnity from the Company with respect to amounts paid by such Guarantor, (b) rights of subrogation to the rights of the Beneficiary and (c) rights of contribution from each other Obligor, then such obligations hereby are reduced to the largest amount that would make them not subject to such avoidance. Any Person asserting that such Guarantor's obligations are so avoidable shall have the burden (including the burden of production and of persuasion) of proving (i) that, without giving effect to this
Section 10.8, such Guarantor's obligations hereunder would be avoidable and (ii) the extent to which such obligations are reduced by operation of this Section 10.8.

        10.9 Financial Benefit. Each Guarantor hereby acknowledges and warrants it has derived or expects to derive a financial advantage from the financial accommodations made by the Beneficiary to the Company. After giving effect to this Guaranty and the other transactions contemplated hereby, such Guarantor is Solvent.

        10.10 Review of Documents; Understanding with Respect to Waivers. Each Guarantor hereby acknowledges that it has copies of and is fully familiar with this Agreement and each of the other Investment Documents executed and delivered (or to be executed and delivered) to the Company in connection herewith. Each Guarantor warrants and agrees that each waiver set forth in this
Section 10 is made with such Guarantor's full knowledge of its significance and consequences and after opportunity to consult with counsel of its own choosing and that, under the circumstances, each such waiver is reasonable and should not be found contrary to public policy or law.

        10.11 Corporate Existence; Properties. Each Guarantor covenants that it will at all times preserve and maintain its corporate existence and any rights and franchises material to its business and maintain in good repair, working order and condition (ordinary wear and tear excepted), all of the material properties useful or necessary to its business, and from time to time such Guarantor will make or cause to be made all appropriate repairs, renewals and replacements thereto.

        10.12 Guarantor Acknowledgment. Each Guarantor hereby acknowledges that the Purchaser would not have entered into this Agreement or any other Investment Documents or agreed to consummate the transactions contemplated hereby and thereby but for the delivery by the Guarantors of this Guaranty and the other covenants and agreements set forth in this Section 10.

11.     DEFAULTS AND REMEDIES.

        11.1 Events of Default. Any one or more of the following events shall be an "Event of Default":

                  (a) Principal and Interest. The Company shall (i) fail to pay as and when due (whether at stated maturity, upon acceleration or required prepayment or otherwise) any principal of the Note, or (ii) fail to pay any interest, premium, if any, fees, costs, expenses or other amounts payable under this Agreement, the Note or any other Investment Document on the due date hereunder or thereunder; or

                  (b)   Covenants.

                        (i) Any Company Party shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under (A) Sections
                  8.3 (Information Reporting Requirements), Section 8.4 (Company SEC Documents), 8.9 (Maintenance of Insurance), 8.10 (Taxes),
                  8.11 (ERISA Matters) and 8.15 (Environmental Matters) or (B) Sections 9.1 (Limitations on Indebtedness), 9.3 (Limitations on Investments), 9.4 (Limitations on Restricted Payments), 9.5 (Change in Business), 9.8 (Transactions with Affiliates) and
                  9.9 (Fundamental Changes); or

                        (ii) The Company shall fail to perform, comply with or observe any of the covenants set forth in Section 9.14; or

                  (c) Investment Documents. Any Company Party shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under this Agreement or any other Investment Document (other than the agreements, covenants and other obligations covered by Section 11.1(a) and Section 11.1(b)) and, if such breach or failure may be cured, such breach or failure shall not have been remedied within ten (10) Business Days after any officer of the Company or any of its Subsidiaries becomes aware or should have become aware of such failure or breach; or

                  (d) Representations and Warranties. Any representation or warranty made by any Company Party under, relating to or in connection with this Agreement or any other Investment Document shall be false or misleading when made; or

                  (e) Senior Credit Defaults. Any "Event of Default" (as defined in the Senior Credit Agreement) shall have occurred and be continuing;

                  (f) Other Debt Documents. Any Company Party or any of its Subsidiaries (i) shall default in the payment (whether at stated maturity, upon acceleration or required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Indebtedness with a principal amount in excess of $100,000, or (ii) shall commit any breach of or default under any term of any agreement, indenture or instrument evidencing or governing any other Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of such other Indebtedness to cause (upon the giving of notice or the passage of time or both), such other Indebtedness to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance is made) prior to its stated maturity, unless such breach or default has been waived within ten (10) days following such breach or default by the Person or Persons entitled to give such waiver; or

                  (g) Repudiation of Investment Documents. Any Investment Document, or any material provision thereof, shall cease to be of full force and effect for any reason, or any Company Party shall contest or purport to repudiate or disavow any of its obligations under or the validity or enforceability of any Investment Document or any material provision thereof, including by operation of law; or

                  (h) Involuntary Bankruptcy. There shall be commenced against any Company Party or any of its Subsidiaries an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a custodian or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) any such Person consents to such involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of ninety (90) days; or (iv) an order for relief shall have been issued or entered therein; or

                  (i) Voluntary Bankruptcy. Any Company Party or any of its Subsidiaries shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a custodian or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors of any such Person (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

                  (j) Undischarged Judgments. Any Company Party or any of its Subsidiaries shall suffer any money judgment, writ, warrant of attachment or other order that involves an amount or value in excess of the sum of (i) $250,000, plus (ii) the amount of any applicable deductible under any insurance policies insuring such Company Party or any such Subsidiary against such money judgment, writ, warrant or other order, provided that (A) such excess amount or value shall not be fully covered by insurance (and, if requested by the Purchaser, the Company shall cause a letter to be furnished to the Purchaser from the relevant insurance company confirming that such excess amount or value is fully covered by insurance) and (B) such judgment, writ, warrant or other order shall continue unsatisfied and unstayed for a period of thirty
        (30) days; or

                  (k) Material Adverse Change. There shall occur any Material Adverse Change; or

                  (l) Change in Control. There shall occur any Change in Control; or

                  (m) LLCP Representative. The LLCP Representative (as such term is defined in the Investor Rights Agreement), if appointed to the Board of Directors of the Company pursuant to Section 1 of the Investor Rights Agreement, shall be removed from the Board of Directors of the Company, or the LLCP Representative shall not be elected or appointed to such Board at any future election of directors, and, in each such case, the Company shall not have caused any other individual designated by the Purchaser as the LLCP Representative to have been nominated and elected or appointed as a member of such Board within five (5) days after the Purchaser shall have designated such other LLCP Representative (provided, however, that the voluntary resignation of the LLCP Representative shall not be deemed to constitute an Event of Default under this clause (m)).

                  The foregoing Events of Default shall be deemed to have occurred, respectively, and any adjustments in the interest rate under the Note or the right to exercise any other rights, powers or remedies by the Purchaser hereunder or thereunder shall arise or accrue, at the following times:

                  (i)    in the case of clause (a) above, as of 12:00 p.m.
(noon) (Los Angeles time) on the day on which such payment is due but has not been paid;

                  (ii) in the case of clause (b) above, immediately upon the occurrence of such breach or failure;

                  (iii) in the case of clause (c) above, as of the close of business on such tenth (10th) Business Day, if such breach or failure shall not have been cured, or as of the close of business on the day on which such breach or violation occurs, if such breach or failure cannot be cured;

                  (iv) in the case of clause (d) above, as of the close of business on the day on which the Company first became aware, or should have become aware, that such representation or warranty was false or misleading when made;

                  (v) in the case of clause (e) above, as of the occurrence of such "Event of Default";

                  (vi) in the case of clause (f)(i) above, as of the close of business on the day on which such payment of principal or interest is due, or in the case of clause (f)(ii), as of the close of business on the tenth (10th) day following such breach or default if such breach or default has not been waived by the Person or Persons entitled to give such waiver;

                  (vii) in the case of clause (g) above, as of the close of business on the day such provision ceases to be enforceable or is repudiated, revoked, renounced or terminated;

                  (viii) in the case of clause (j) above, as of the close of business on the last day of such thirty (30) day period if such judgment, writ, warrant or other order remains unsatisfied or unstayed;

                  (ix) in the case of clauses (h) and (i) above, immediately prior to the occurrence of any of the events enumerated therein;

                  (x) in the case of clause (k) above, immediately upon the occurrence of the Material Adverse Change;

                  (xi) in the case of clause (l) above, immediately upon the occurrence of the Change in Control; and

                  (xii) in the case of clause (m) above, as of the close of business on the last day of such five (5) day period if the Board of Directors of the Company shall not have duly elected or appointed such other LLCP Representative to the Board.

        11.2 Acceleration. If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 11.1) occurs and is continuing, the Purchaser may, by written notice to the Company, declare all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Note, and all other Obligations, to be due and payable. Upon any such declaration of acceleration, such principal, premium, if any, interest and other amounts shall become immediately due and payable. If an Event of Default specified in clause (h) or (i) of Section 11.1 occurs, all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Note, and all other Obligations, shall become immediately due and payable without any declaration or other act on the part of the Purchaser. The Company hereby waives all presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind to which it may be entitled under Applicable Law or otherwise.

        11.3 Other Remedies. If any Default or Event of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights and remedies under this Agreement and any other Investment Document by exercising all rights and remedies available under this Agreement, any other Investment Document or Applicable Law (including the Code), either by suit in equity or by action at law, or both, whether for the collection of principal of, premium, if any, or interest on the Note, to enforce the specific performance of any covenant or other term contained in this Agreement or any other Investment Document. No remedy conferred in this Agreement upon the Purchaser is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

        11.4 Appointment of Receiver. In addition to all other rights, powers and remedies that the Purchaser has under this Agreement, any other Investment Document or Applicable Law, the Purchaser shall, upon the occurrence of an Event of Default, be entitled to, and the Company and the Guarantors hereby consent in advance to, the appointment of a receiver by any court of competent jurisdiction to take possession of the Collateral and to take control of the Company for the purpose of operating and thereafter selling the Company to satisfy its obligations to its creditors, including the Purchaser.

        11.5 Waiver of Past Defaults. The Purchaser may, by written notice to the Company, waive any Default or Event of Default and its consequences with respect to this Agreement, the Note or any other Investment Document; provided, however, that no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of the Purchaser which may arise as a result of such Default or Event of Default.

12.     GENERAL PROVISIONS.

        12.1 Survival of Representations and Warranties. All representations and warranties of the Company contained herein and in the other Investment Documents, or made in writing by or on behalf of the Company Parties (or any of them) pursuant to or in connection herewith or therewith, shall survive the execution and delivery of this Agreement and the Note, the repayment of the Note and the sale of the Warrant Shares, and any due diligence or other investigation made by or on behalf of the Purchaser.

        12.2 Waiver. The Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the Company or any Guarantor, (b) waive any inaccuracies in the representations or warranties of the Company or any Guarantor or (c) waive compliance with any of the conditions, covenants or agreements of the Company or any Guarantor contained herein. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Purchaser. Any waiver of the breach of any term or condition shall not be construed as a waiver of any other breach or subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of by the Purchaser to assert any of its rights hereunder shall not constitute a waiver of any such rights.

        12.3 Amendments. No amendment, supplement or other modification to this Agreement or any other Investment Document shall be effective unless the same shall be in writing and signed by the Purchaser, and the Company and any Subsidiary may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if, and only if, the Company shall have obtained the prior written consent of the Purchaser to such action or omission. No course of dealing between any Company Party or its Subsidiaries, on the one hand, and the Purchaser, on the other hand, nor any delay in exercising any rights hereunder or under the Note or any other Investment Document shall operate as a waiver of any rights of the Purchaser.

        12.4 Entire Agreement. This Agreement, together with the Exhibits and Disclosure Schedules which are all incorporated herein by this reference and are an integral part of this Agreement, the Note and the other Investment Documents constitute the full and entire agreement and understanding between the Purchaser and the Company relating to the subject matter hereof and thereof, and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

        12.5 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Applicable Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

        12.6 Successors and Assigns; Assignments. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns. The Purchaser may, without the consent of any Company Party, sell, assign or delegate to one or more Persons (each an "Assignee") its rights and obligations under this Agreement or any other Investment Document and all, or any part, of the Obligations; provided, however, that the Company Parties may continue to deal solely and directly with the Purchaser in connection with the interest so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to the Company. If the Purchaser assigns to one or more Assignees a fifty percent (50.0%) or lesser interest in and to the then outstanding principal amount of the Note, any decisions that the Purchaser is entitled to make under this Agreement, the Note and the other Investment Documents shall be made by the Purchaser, and the Company may continue to deal solely and directly with respect to the Purchaser in connection with the interests so assigned to the Assignee(s). If the Purchaser assigns to any Assignee more than a fifty percent (50.0%) interest in and to the then outstanding principal amount of the Note, any decisions that the Purchaser is entitled to make under this Agreement, the Note and the other Investment Documents shall be made by the Holders of a majority of the principal amount of the Note outstanding at the time such decision is made.

        12.7 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of seventy-two (72) hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (i)      If to the Purchaser, to:

                           Levine Leichtman Capital Partners II, L.P.
                           c/o Levine Leichtman Capital Partners, Inc.
                           335 North Maple Drive, Suite 240
                           Beverly Hills, CA  90210
                           Attention:  Arthur E. Levine, President
                           Telephone:  (310) 275-5335
                           Telecopier: (310) 275-1441
                           with a copy to:

                           Irell & Manella LLP
                           1800 Avenue of the Stars, Suite 900
                           Los Angeles, CA  90067
                           Attention:  Mitchell S. Cohen, Esq.
                           Telephone:  (310) 203-7579
                           Telecopier: (310) 203-7199

                  (ii)     If to the Company Parties (or any one of them), at:

                           Overhill Farms, Inc.
                           2727 East Vernon Avenue
                           Vernon, CA  90058
                           Attention:  James Rudis
                           Telephone:  (323) 582-9977
                           Telecopier: (323) 582-6418

                           with a copy to:

                           Albert B. Greco, Jr., Esq.
                           16901 N. Dallas Parkway, Suite 230
                           Addison, TX  75001-5246
                           Telephone:  (972) 818-7343
                           Telecopier: (972) 878-7333

or at such other address or addresses as the Purchaser or the Company, as the case may be, may specify by written notice given in accordance with this Section 12.7.

        12.8 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        12.9 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

        12.10 Consent to Jurisdiction and Venue. EACH COMPANY PARTY AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND AGREES THAT ALL ACTIONS, SUITS OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES

ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 12.10 SHALL PRECLUDE THE PURCHASER FROM BRINGING ANY ACTION, SUIT OR OTHER PROCEEDING IN THE COURTS OF ANY OTHER LOCATION WHERE THE COMPANY PARTIES OR ANY ONE OF THEM OR ANY OF ITS OR THEIR ASSETS OR THE COLLATERAL MAY BE FOUND OR LOCATED OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER.

        EACH COMPANY PARTY AND THE PURCHASER HEREBY (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURT, (B) WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH COMPANY PARTY AND THE PURCHASER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION
12.7 (NOTICES) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON'S ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

        TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH COMPANY PARTY HEREBY WAIVES, IN RESPECT OF ANY SUCH ACTION, SUIT OR OTHER PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PERSON'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

        12.11     Release; Limitation on Purchaser Liability.

                  (a) Effective on and as of the Effective Date, each of the Company, TreeCon and Overhill Ventures, for itself and on behalf of its respective successors, assigns, and present and future stockholders, officers, directors, employees, agents and attorneys, hereby remises, releases and forever discharges the Purchaser and its present and former officers, directors, partners (general and limited), stockholders, employees, agents, attorneys, successors and assigns from and against any and all claims, rights, actions, causes of action, suits, liabilities, defenses, damages, losses, costs and expenses (including attorneys' fees), of whatever nature, type or description, that (a) exist or may exist as of the Effective Date, or are based upon, relate to or arise out of any facts or circumstances existing or occurring on or prior to the Effective Date, and (b) arise out of or are otherwise related to this Agreement or any other Investment Document, any of the transactions contemplated hereby or thereby, the administration or enforcement of the Obligations, or any related discussions or negotiations, in each case whether known or unknown, existing or potential or suspected or unsuspected. Each of the Company, TreeCon and Overhill Ventures waives any and all claims, rights and benefits it may have under any law of any jurisdiction that would render ineffective a release made by a creditor of claims that the creditor does not know or suspect to exist in its favor at the time of executing the release and that, if known by it, would have materially affected its settlement with the applicable debtor. Each of the Company, TreeCon and Overhill Ventures acknowledges that it is aware of the following provisions of section 1542 of the California Civil Code:

                      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Each of the Company, TreeCon and Overhill Ventures expressly and voluntarily waives each and all claims, rights, or benefits it has or may have under section 1542 of the California Civil Code, or any other similar law of any other jurisdiction, to the full extent that it may lawfully waive such claims, rights and benefits in connection with this release. Each of the Company, TreeCon and Overhill Ventures acknowledges that (a) it has been represented by independent legal counsel of its own choice throughout all of the negotiation that preceded the execution of this Agreement and that it has executed this Agreement after receiving the advice of such independent legal counsel, and (b) it and its respective counsel have had an adequate opportunity to make whatever investigation or inquiry they deem necessary or desirable in connection with the release contained in this Section 12.11.

                  (b) No claim shall be made by any Company Party or any of its Affiliates against the Purchaser, or any Affiliates, partners, directors, officers, employees, agents, representatives, attorneys, accountants or advisors of the Purchaser, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to this Agreement or any other Investment Document or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection herewith or therewith. Each Company Party hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        12.12 Publicity. The Company Parties, on the one hand, and the Purchaser, on the other hand, will consult with the other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make such other public announcement prior to such consultation, except as required under Applicable Law. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Notwithstanding anything to the contrary, the Company hereby consents to the preparation and publication by the Purchaser of an advertisement "tombstone" publicly disclosing the closing of the transactions contemplated by this Agreement.

        12.13 Due Diligence Investigation. The Company Parties hereby acknowledge and agree that neither the Purchaser's review of the books and records or condition (financial or otherwise) of the Company Parties and their respective Subsidiaries nor any other due diligence investigation by or on behalf of the Purchaser or its counsel shall be deemed to constitute knowledge by the Purchaser of any facts or other matters so as so reduce the Purchaser's right to rely on the truth or accuracy of the representations and warranties of the Company and the Guarantors under this Agreement or any other Investment Document.

        12.14 Confidentiality. The Purchaser agrees to maintain the confidentiality of any of the Company's confidential or proprietary information it receives from the Company and not to disclose such information to third parties without the prior consent of the Company, except that the Purchaser may disclose such confidential or proprietary information (a) to legal counsel, accountants and other professional advisors to the Purchaser, (b) to the partners, officers, directors, employees and other authorized representatives of the Purchaser, (c) to regulatory officials having jurisdiction over the Purchaser, (d) if required by Applicable Laws or in connection with any legal proceeding, (e) to any other Person in connection with any assignment of the Note (or any interest therein) or sale of the Warrant Shares and (f) that has been previously disclosed publicly without breach of this Agreement.

        12.15 Amendment and Restatement. Effective on and as of the Effective Date, this Agreement shall supersede the Original Securities Purchase Agreement insofar as the two are inconsistent. Notwithstanding anything to the contrary, it is acknowledged and agreed that the execution and delivery of this Agreement shall not excuse, or constitute a waiver of, any Defaults or Events of Default under the Original Securities Purchase Agreement or any other Original Investment Document, it being understood that this Agreement is not a termination of the Original Securities Purchase Agreement, but is a modification (and, as modified, a continuation) of the Original Securities Purchase Agreement from and after the Effective Date. Until the Effective Date shall occur, the terms and other provisions of the Original Securities Purchase Agreement and the other Original Investment Documents shall continue to govern the ongoing relationship between and among the parties and TreeCon. The Original Securities Purchase Agreement, the Original Note, the Original Warrant and all other Original Investment Document are hereby affirmed by the Company Parties and TreeCon in all respects.

        12.16 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO (a) THIS AGREEMENT, THE NOTE, THE COLLATERAL DOCUMENTS OR ANY OTHER INVESTMENT DOCUMENT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT THEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY OR RELATED TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT, OR (b) ANY CONDUCT, ACT OR OMISSION OF THE PARTIES OR THEIR AFFILIATES (OR ANY OF THEM) WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT THEREOF, WHETHER SOUNDING IN CONTRACT, TORT OR

OTHERWISE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION, SUIT OR OTHER PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                          COMPANY

                          OVERHILL FARMS, INC., a Nevada corporation


                          By: /s/ JAMES RUDIS
                             ---------------------------------------------------
                             James Rudis
                             President and Chief Executive Officer


                          By: /s/ RICHARD A. HORVATH
                             ---------------------------------------------------
                             Richard A. Horvath
                             Senior Vice President and Chief Financial
                             Officer

                          GUARANTOR

                          OVERHILL L. C. VENTURES, INC., a California corporation


                          By:  /s/ JAMES RUDIS
                              --------------------------------------------------
                              James Rudis
                              President


                          By:  /s/ RICHARD A. HORVATH
                              --------------------------------------------------
                              Richard A. Horvath
                              Chief Financial Officer


                          PURCHASER

                          LEVINE LEICHTMAN CAPITAL PARTNERS II,
                          L.P., a California limited partnership

                          By: LLCP California Equity Partners II, L.P., a California limited partnership, its General Partner

                               By: Levine Leichtman Capital Partners, Inc.,
                                   a California corporation, its General Partner


                                    By: /s/ STEVEN E. HARTMAN
                                       -----------------------------------------
                                       Steven E. Hartman
                                       Vice President

                     ACKNOWLEDGMENT AND AGREEMENT OF TREECON

        The undersigned acknowledges that it has read the foregoing Agreement and agrees that it will derive substantial benefits from the transactions contemplated thereby and the other Investment Documents. Accordingly, the undersigned hereby (a) represents and warrants to the Purchaser that the representations and warranties set forth in Section 3.19 (Taxes) are true and correct in all respects, (b) covenants and agrees to perform, comply with and observe from and after the Effective Date the terms of Section 2.3 (Limited Release of TreeCon), Section 8.10 (Taxes) and all of its other covenants and agreements hereunder and (c) covenants and agrees to comply with the terms and other provisions of Article 12 (General Provisions), in each case for the benefit of the Company and the Purchaser as if the undersigned were a party to the Agreement.

                                         OVERHILL CORPORATION (formerly known
                                         as Polyphase Corporation and to be
                                         known from and after the Spin-Off as
                                         TreeCon Resources, Inc.), a Nevada
                                         corporation


                                         By: /s/ WILLIAM E. SHATLEY
                                            ------------------------------------
                                         Name:   William E. Shatley
                                              ----------------------------------
                                         Title:  Senior Vice President
                                               ---------------------------------